     As filed with the Securities and Exchange Commission on ______________

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                      --------------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                       -------------------------------
                              NORWEST CORPORATION
             (Exact name of registrant as specified in its charter)

      Delaware                              6711                     41-0449260
(State or other jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)     Classification Code Number)      Identification No.)

                                 Norwest Center
                              Sixth and Marquette
                       Minneapolis, Minnesota  55479-1000
                                  612-667-1234
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                      ------------------------------------
                               Stanley S. Stroup
                  Executive Vice President and General Counsel
                              Norwest Corporation
                                 Norwest Center
                              Sixth and Marquette
                       Minneapolis, Minnesota  55479-1026
                                  612-667-8858
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   Copies to:

             Robert J. Kaukol                          Michael P. Finch
           Norwest Corporation                     Vinson & Elkins, L.L.P.
             Norwest Center                     First City Tower, Suite 2300
           Sixth and Marquette                           1001 Fannin
    Minneapolis, Minnesota  55479-1026              Houston, Texas 77002

                              ------------------
                 Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of the Registration Statement.
                 If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================
  Title of Securities                Amount           Proposed Maximum     Proposed Maximum       Amount of
        to Be                        to Be            Offering Price          Aggregate        Registration
    Registered                     Registered            Per Share          Offering Price           Fee
-------------------------------------------------------------------------------------------------------------
    Common Stock                     500,000                N/A              $1,631,546(3)           $563
(par value $1-2/3 per share) (1)    Shares (2)
=============================================================================================================

(1) Each share of the registrant's common stock includes one preferred stock purchase right.
(2) Based upon the maximum number of shares that may be issued in the transaction described herein.
(3) Estimated solely for purpose of computing the registration fee, in accordance with Rule 457(f), based upon one-third of the stated value of all shares of capital stock of Union Texas Bancorporation, Inc. that may be acquired by the registrant in the transaction described herein.

                              ------------------

                 THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------

                              NORWEST CORPORATION

                             Cross Reference Sheet
                    Pursuant to Regulation S-K, Item 501(b)


              Form S-4 Item                                                     Prospectus Heading
              -------------                                                     ------------------
1.            Forepart of Registration Statement                                Outside Front Cover Page
              and Outside Front Cover Page of
              Prospectus

2.            Inside Front and Outside Back Cover                               Available Information;
              Pages of Prospectus                                               Incorporation of Certain
                                                                                Documents by Reference;
                                                                                Table of Contents

3.            Risk Factors, Ratio of Earnings to Fixed                          Summary
              Charges and Other Information

4.            Terms of the Transaction                                          The Merger; Norwest Capital
                                                                                Stock and Rights; Comparison
                                                                                of Rights of Holders of Union
                                                                                Common Stock and Union
                                                                                Preferred Stock and Norwest
                                                                                Common Stock


5.            Pro Forma Financial Information                                   *

6.            Material Contracts with the Company                               The Merger
              Being Acquired

7.            Additional Information Required for                               *
              Reoffering by Persons and Parties
              Deemed to be Underwriters

8.            Interests of Named Experts and Counsel                            Legal Opinions

9.            Disclosure of Commission Position on                              *
              Indemnification for Securities Act
              Liabilities

10.           Information with Respect to S-3                                   Summary; The Merger; Norwest
              Registrants                                                       Capital Stock and Rights;
                                                                                Comparison of Rights of Holders
                                                                                of Union Common Stock and
                                                                                Union Preferred Stock and
                                                                                Norwest Common Stock; Certain
                                                                                Regulatory Considerations

                              NORWEST CORPORATION


                             Cross Reference Sheet
                    Pursuant to Regulation S-K, Item 501(b)

              Form S-4 Item                                                     Prospectus Heading
              -------------                                                     ------------------
11.           Incorporation of Certain Information                              Incorporation of Certain
              by Reference                                                      Documents by Reference;
                                                                                Management of Norwest and
                                                                                Additional Information

12.           Information with Respect to S-2 or                                *
              S-3 Registrants

13.           Incorporation of Certain Documents                                *
              by Reference

14.           Information with Respect to                                       *
              Registrants Other Than S-2 or S-3
              Registrants

15.           Information with Respect to S-3                                   *
              Companies

16.           Information with Respect to                                       *
              S-2 or S-3 Companies

17.           Information with Respect to Companies                             Summary--Selected Financial
              Other Than S-2 or S-3 Companies                                   Data; Summary--Comparative
                                                                                Per Common Share Data;
                                                                                Information Concerning Union

18.           Information If Proxies, Consents                                  Meeting Information; The
              or Authorizations Are to Be Solicited                             Merger--Dissenters' Rights;
                                                                                Management of Norwest and
                                                                                Additional Information

19.           Information If Proxies, Consents, or                              *
              Authorizations Are Not to Be Solicited
              in an Exchange Offer


---------------------------

*Item is omitted because answer is negative or item is inapplicable.

                        UNION TEXAS BANCORPORATION, INC.
                                 1100 MATAMOROS
                              LAREDO, TEXAS  78040

                                                              ____________, 1996

Dear Shareholder:

              A special meeting of shareholders of Union Texas Bancorporation, Inc. ("Union") will be held on ____________, 1996 to consider and vote upon a proposal to approve the agreement and plan of reorganization dated December 4, 1995, as amended by letter agreement dated January 10, 1996 (as amended, the "Merger Agreement"), between Union and Norwest Corporation ("Norwest") pursuant to which a wholly-owned subsidiary of Norwest will be merged with and into Union (the "Merger").

              If the Merger Agreement is approved and the Merger becomes effective, Union will become a wholly-owned subsidiary of Norwest and, subject to the rights of dissenting shareholders, holders of Union common stock and Union preferred stock will receive shares of Norwest common stock, all upon the terms and subject to the conditions set forth in the Merger Agreement. If the Merger Agreement is not approved or the Merger otherwise does not become effective, Union will continue to operate as a separate entity and a going concern.

              Union's board of directors has unanimously approved the Merger Agreement as being advisable and in the best interests of Union's shareholders and recommends that you vote for approval of the Merger Agreement. Alex Sheshunoff & Co., Union's financial advisor in connection with the Merger, has rendered an opinion to Union's board of directors to the effect that as of the date hereof the consideration to be received by Union's shareholders in the Merger is fair from a financial point of view.

              Enclosed with this letter are a notice of special meeting, which sets forth the time and location of the special meeting, and a Proxy Statement-Prospectus, which describes in more detail the terms and conditions of the Merger and discusses the background and reasons for the Merger. Please carefully review and consider the information in the Proxy-Statement Prospectus. Additional information concerning Norwest, including its 1994 annual report on Form 10-K and its 1995 first, second and third quarter reports on Form 10-Q, may be obtained from Norwest as indicated in the Proxy Statement-Prospectus under the section entitled "Incorporation of Certain Documents by Reference."

              Your vote is very important. Please mark, date, sign and return the enclosed proxy in the enclosed postage prepaid envelope as soon as possible, regardless of whether you plan to attend the special meeting. A failure to vote, either by not returning the enclosed proxy or by checking the "Abstain" box thereon, will have the same effect as a vote against approval of the Merger Agreement. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy.



                                        John H. Keck
                                        President and Chief Executive Officer

                        UNION TEXAS BANCORPORATION, INC.
                                 1100 MATAMOROS
                              LAREDO, TEXAS 78040
                                 (210) 726-8200
                 ----------------------------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON                , 1996
                                    ---------------
                            ---------------------

              A special meeting (the "Special Meeting") of shareholders of Union Texas Bancorporation, Inc., a Texas corporation ("Union"), will be held at Union's offices, located at 1100 Matamoros, Laredo, Texas, on ________________, 1996, at __:__ _m., central standard time, for the following purposes:

                   1. To consider and vote upon a proposal to approve the agreement and plan of reorganization dated December 4, 1995, as amended by letter agreement dated January 10, 1996 (as amended, the "Merger Agreement"), between Union and Norwest Corporation ("Norwest"). The Merger Agreement provides for the merger of a wholly-owned subsidiary of Norwest with and into Union and for Union to become a wholly-owned subsidiary of Norwest. A copy of the Merger Agreement is attached as an appendix to the accompanying Proxy Statement-Prospectus.

                   2. To transact such other business as may properly come before the meeting or any adjournments thereof.

              Only shareholders of record on the books of Union at the close of business on ___________, 1996 will be entitled to vote at the Special Meeting or any adjournments thereof.

              Your attention is directed to the Proxy Statement-Prospectus accompanying this notice for a more complete statement regarding the matters to be acted upon at the Special Meeting.

                                        By Order of the Board of Directors




                                        Keith L. Rhoden
                                        Secretary
_______________, 1996

-------------------------------------------------------------------------------

 PLEASE COMPLETE, SIGN AND DATE YOUR PROXY AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE PROXY
           STATEMENT-PROSPECTUS AT ANY TIME BEFORE IT IS EXERCISED.

          PLEASE DO NOT SEND IN ANY SHARE CERTIFICATES AT THIS TIME.

-------------------------------------------------------------------------------

                               PROXY STATEMENT OF
                       UNION TEXAS BANCORPORATION,  INC.
                     FOR A SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON
                                       ---------------
                        ---------------------------------

                                   PROSPECTUS
                                       OF
                              NORWEST CORPORATION
                                  COMMON STOCK

                        ---------------------------------

              This Proxy Statement-Prospectus is being furnished to the holders of the common stock, par value $2.50 per share ("Union Common Stock"), and preferred stock, no par value ("Union Preferred Stock"), of Union Texas Bancorporation, Inc., a Texas corporation ("Union"), in connection with the solicitation of proxies by the board of directors of Union (the "Union Board") for a special meeting of Union's shareholders to be held on _____________, 1996 (the "Special Meeting").

              At the Special Meeting, Union's shareholders will consider and vote upon a proposal to approve the agreement and plan of reorganization dated December 4, 1995, as amended by letter agreement dated January 10, 1996 (as amended and including all exhibits thereto, the "Merger Agreement"), between Union and Norwest Corporation, a Delaware corporation ("Norwest"), pursuant to which a wholly-owned subsidiary of Norwest will be merged with and into Union (the "Merger"). If the Merger Agreement is approved and the Merger becomes effective, Union will become a wholly-owned subsidiary of Norwest and holders of Union Common Stock and Union Preferred Stock will receive shares of the common stock, par value $1-2/3 per share ("Norwest Common Stock"), of Norwest. A copy of the Merger Agreement is attached as Appendix A to this Proxy Statement-Prospectus and incorporated herein by reference.

              Norwest has filed a registration statement on Form S-4 (File No. 333-_______) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering under the Securities Act of 1933, as amended (the "Securities Act"), the shares of Norwest Common Stock to be issued in the Merger. In addition to serving as the proxy statement in connection with the Special Meeting, this document constitutes the prospectus of Norwest filed as part of the Registration Statement.

               Norwest Common Stock trades on the New York Stock Exchange ("NYSE") and the Chicago Stock Exchange ("CHX") under the symbol "NOB." The closing price of Norwest Common Stock as reported on the NYSE Composite Tape on _____________, 1996 was $________ per share.

              All information concerning Norwest contained in this Proxy Statement-Prospectus has been provided by Norwest, and all information concerning Union contained in this Proxy Statement-Prospectus has been provided by Union.

              This Proxy Statement-Prospectus and the accompanying form of proxy are first being mailed to shareholders of Union on or about
_______________, 1996.

                        ---------------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROXY STATEMENT-PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

 THE SHARES OF NORWEST COMMON STOCK OFFERED BY THIS PROXY STATEMENT-PROSPECTUS
                     ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR
               OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION
                   AND ARE NOT INSURED BY THE FEDERAL DEPOSIT
                          INSURANCE CORPORATION OR ANY
                            OTHER GOVERNMENT AGENCY.

                        ---------------------------------

      The date of this Proxy Statement-Prospectus is ______________, 1996.

                               TABLE OF CONTENTS


                                                                                                   Page
                                                                                                   ----
AVAILABLE INFORMATION    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE  . . . . . . . . . . . . . . . . . . . . . . . .

EXPLANATORY NOTE AND DEFINITIONS OF CERTAIN TERMS  . . . . . . . . . . . . . . . . . . . . . . .

SUMMARY          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              Parties to the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                      Norwest    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                      Union    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              Special Meeting and Vote Required    . . . . . . . . . . . . . . . . . . . . . . .
                      Special Meeting    . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                      Vote Required    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              The Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                      Effect of the Merger   . . . . . . . . . . . . . . . . . . . . . . . . . .
                      Recommendation of Union's Board of Directors     . . . . . . . . . . . . .
                      Opinion of Union's Financial Advisor   . . . . . . . . . . . . . . . . . .
                      Conditions to the Merger; Termination of the Merger Agreement    . . . . .
                      Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . .
                      Effective Time and Closing of the Merger . . . . . . . . . . . . . . . . .
                      No Solicitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                      Interests of Certain Persons in the Merger   . . . . . . . . . . . . . . .
                      Directors and Officers of Union after the Merger . . . . . . . . . . . . .
                      Dissenters' Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . .
                      Certain U.S. Federal Income Tax Consequences   . . . . . . . . . . . . . .
                      Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . .
              Market Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              Comparison of Rights of Holders of Union Capital Stock and
              Norwest Common Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              Comparative Per Common Share Data  . . . . . . . . . . . . . . . . . . . . . . . .
              Selected Financial Data  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                      Norwest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                      Union  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

MEETING INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              Record Date; Voting Rights; Vote Required  . . . . . . . . . . . . . . . . . . . .
              Voting and Revocation of Proxies . . . . . . . . . . . . . . . . . . . . . . . . .
              Solicitation of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

THE MERGER     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              Background and Reasons for the Merger  . . . . . . . . . . . . . . . . . . . . . .
              Opinion of Union's Financial Advisor . . . . . . . . . . . . . . . . . . . . . . .
              Merger Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                     Shares of Norwest Common Stock . . . . . . . . . . . . . . . . . . . . . . . .
                     Cash in lieu of Fractional Shares  . . . . . . . . . . . . . . . . . . . . . .
              Dissenters' Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              Surrender of Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              Conditions to the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                     Conditions to the Obligations of Both Parties  . . . . . . . . . . . . . . . .
                     Conditions to the Obligation of Norwest  . . . . . . . . . . . . . . . . . . .
                     Conditions to the Obligation of Union  . . . . . . . . . . . . . . . . . . . .
              Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              Conduct of Business Pending the Merger  . . . . . . . . . . . . . . . . . . . . . . .
                     By Union . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                     By Norwest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              No Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              Certain Additional Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                     Union  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                     Norwest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              Termination of the Merger Agreement . . . . . . . . . . . . . . . . . . . . . . . . .
              Amendment of the Merger Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .
              Waiver of Performance of Obligations  . . . . . . . . . . . . . . . . . . . . . . . .
              Effect on Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . .
              Interests of Certain Persons in the Merger  . . . . . . . . . . . . . . . . . . . . .
              Certain U.S. Federal Income Tax Consequences  . . . . . . . . . . . . . . . . . . . .
              Resale of Norwest Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . .
              Stock Exchange Listing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              Accounting Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

NORWEST CAPITAL STOCK AND RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              Norwest Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              Norwest Preferred Stock; Norwest Preference Stock . . . . . . . . . . . . . . . . . .
              Rights Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              Dividend Reinvestment and Optional Cash Payment Plan  . . . . . . . . . . . . . . . .
              Shares Registered under the Securities Act  . . . . . . . . . . . . . . . . . . . . .

COMPARISON OF RIGHTS OF HOLDERS OF UNION CAPITAL STOCK
AND NORWEST COMMON STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              Directors   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              Amendment of Articles or Certificate of Incorporation and Bylaws  . . . . . . . . . .
              Shareholder or Stockholder Approval of Merger and Asset  Sales  . . . . . . . . . . .
              Appraisal Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              Action Without a Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              Limitation of Director Liability  . . . . . . . . . . . . . . . . . . . . . . . . . .
              Indemnification of Officers and Directors . . . . . . . . . . . . . . . . . . . . . .
              Dividends   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              Proposal of Business; Nomination of Director  . . . . . . . . . . . . . . . . . . . .


INFORMATION CONCERNING UNION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              General
              Local Economy
              Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              Supervision and Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              Management's Discussion and Analysis of Operations
                    Net Interest Margin  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                    Non-Interest Income and Non-Interest Expense . . . . . . . . . . . . . . . .
                    Allowance for Credit Losses  . . . . . . . . . . . . . . . . . . . . . . . .
                    Capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                    Earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                    Distribution of Assets, Liabilities and Stockholders' Equity . . . . . . . .
                    Loan Portfolio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                    Interest Recognition, Non-Performing Assets and Past Due Loans . . . . . . .
                    Other Real Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                    Summary of Loan Loss Experience  . . . . . . . . . . . . . . . . . . . . . .
                    Allocation of the Allowance for Credit Losses  . . . . . . . . . . . . . . .
                    Interest Differentials . . . . . . . . . . . . . . . . . . . . . . . . . . .
                    Rate/Volume Analysis . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                    Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                    Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                    Asset and Liability Management . . . . . . . . . . . . . . . . . . . . . . .
                    Return on Equity and Assets  . . . . . . . . . . . . . . . . . . . . . . . .
              Dividend History  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              Markets for Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              Security Ownership of Management and Certain Beneficial Owners  . . . . . . . . . .

CERTAIN REGULATORY CONSIDERATIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              Dividend Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              Holding Company Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              Capital Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
              Federal Deposit Insurance Corporation Improvement Act of 1991   . . . . . . . . . .
              FDIC Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

EXPERTS         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

LEGAL OPINIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

MANAGEMENT OF NORWEST AND ADDITIONAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . .

TABLE OF CONTENTS TO CONSOLIDATED FINANCIAL STATEMENTS OF UNION                                        F-1

APPENDIX A    AGREEMENT AND PLAN OF REORGANIZATION

APPENDIX B    OPINION OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING

APPENDIX C    TEXAS BUSINESS CORPORATION ACT, ARTICLES 5.11, 5.12 AND 5.13

                             AVAILABLE INFORMATION

              Norwest is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, Norwest files reports, proxy statements and other information with the Commission.

              The reports, proxy statements and other information filed by Norwest with the Commission can be inspected and copied at the public reference facilities of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Reports, proxy statements and other information concerning Norwest also may be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005 and at the offices of the Chicago Stock Exchange at One Financial Place, 440 South LaSalle Street, Chicago, Illinois 60605.

              This Proxy Statement-Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. Certain portions of the Registration Statement have been omitted pursuant to the rules and regulations of the Commission. Reference is hereby made to such omitted portions for further information with respect to Norwest, Union and the shares of Norwest Common Stock offered hereby. Statements contained herein concerning the provisions of certain documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission or attached hereto as an appendix.

            --------------------------------------------------------


              NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN MADE OR AUTHORIZED BY NORWEST OR UNION. THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE NORWEST COMMON STOCK OFFERED BY THIS PROXY STATEMENT-PROSPECTUS, NOR DOES IT CONSTITUTE THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NORWEST OR UNION SINCE THE DATE OF THIS PROXY STATEMENT-PROSPECTUS OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

              THIS PROXY STATEMENT-PROSPECTUS INCORPORATES BY REFERENCE NORWEST DOCUMENTS THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF SUCH DOCUMENTS AS FILED WITH THE COMMISSION (OTHER THAN EXHIBITS THERETO NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN) ARE AVAILABLE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO LAUREL A. HOLSCHUH, SECRETARY, NORWEST CORPORATION, NORWEST CENTER, SIXTH AND MARQUETTE, MINNEAPOLIS, MINNESOTA 55479-1026, TELEPHONE (612) 667-8655. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY _________________, 1996 [FIVE BUSINESS DAYS PRIOR TO DATE OF MEETING].

              The following documents filed with the Commission by Norwest (File No. 1-2979) pursuant to the Exchange Act are incorporated by reference in this Proxy Statement-Prospectus:

              1. Norwest's Annual Report on Form 10-K for the year ended December 31, 1994;

              2. Norwest's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995, September 30, 1995; and

              3. Norwest's Current Reports on Form 8-K dated January 9, 1995, January 27, 1995, February 17, 1995, April 21, 1995, July 3, 1995,
September 13, 1995, October 4, 1995, November 1, 1995, January 24, 1996 and February __, 1996.

              All documents filed by Norwest with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

               EXPLANATORY NOTE AND DEFINITIONS OF CERTAIN TERMS

              Union is incorporated under the laws of the state of Texas and is governed by the Texas Business Corporation Act and Union's articles of incorporation and bylaws (as amended and in effect as of the date of this Proxy Statement-Prospectus, the "TBCA," "Union Articles" and "Union Bylaws," respectively). Norwest is incorporated under the laws of the state of Delaware and is governed by the Delaware General Corporation Law and Norwest's restated certificate of incorporation and bylaws (as amended and in effect as of the date of this Proxy Statement-Prospectus, the "DGCL," "Norwest Certificate" and "Norwest Bylaws," respectively). The TBCA uses the term "shareholder" to refer to a holder of capital stock of a Texas corporation. The DGCL uses the term "stockholder" to refer to a holder of capital stock of a Delaware corporation. Accordingly, this Proxy Statement-Prospectus uses the term "shareholder" to refer to a holder of Union Common Stock or Union Preferred Stock and the term "stockholder" to refer to a holder of Norwest Common Stock.

              As used in this Proxy Statement-Prospectus, unless the context otherwise requires, "Norwest" means Norwest and its consolidated subsidiaries, "Union" means Union and its consolidated subsidiaries and the "Bank" means Union National Bank of Texas, a wholly-owned subsidiary of Union.

                                    SUMMARY

              The following summary of certain information relating to the Merger is not intended to be complete and is qualified in all respects by the more detailed information contained or incorporated by reference in this Proxy Statement-Prospectus and the appendices hereto. Shareholders of Union are urged to read this Proxy Statement-Prospectus and the appendices hereto in their entirety.


PARTIES TO THE MERGER

              NORWEST. Norwest is a diversified financial services company which was organized under the laws of Delaware in 1929 and is registered under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"). Norwest owns subsidiaries engaged in banking and in a variety of related businesses. Norwest provides retail, commercial and corporate banking services to its customers through banks located in Arizona, Colorado, Illinois, Indiana, Iowa, Minnesota, Montana, Nebraska, Nevada, New Mexico, North Dakota, Ohio, South Dakota, Texas, Wisconsin and Wyoming. Norwest provides additional financial services to its customers through subsidiaries engaged in various businesses, principally mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency services, computer and data processing services, trust services, mortgage-backed securities servicing, and venture capital investment. At December 31, 1995, Norwest had consolidated total assets of $72.1 billion, total deposits of $42.0 billion, and total stockholders' equity of $5.3 billion. Based on total assets at December 31, 1995, Norwest was the 13th largest commercial banking organization in the United States. Norwest regularly explores opportunities for acquisitions of financial institutions and related businesses. Generally, management of Norwest does not make a public announcement about an acquisition until a definitive agreement has been signed. Norwest has entered into definitive agreements for the acquisition of various financial institutions, including Union, having aggregate total assets at December 31, 1995 of $6.6 billion. In January 1996, Norwest Mortgage, Inc., a subsidiary of Norwest, signed a definitive agreement to acquire substantially all of the assets of Prudential Home Mortgage Company, Inc., including $40 billion of its servicing portfolio. Certain of these acquisitions were completed subsequent to December 31, 1995, and the others remain subject to regulatory approval and are expected to be completed by the end of the second quarter of 1996. No assurance can be given regarding the timing, the likelihood or the business or financial effect of any possible acquisition; however, none of these acquisitions is individually significant or material to the consolidated financial statements of Norwest. Norwest's principal executive offices are located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-1000, and its telephone number is 612-667-1234. Additional information concerning Norwest is included in the Norwest documents incorporated by reference herein. See "--Selected Financial Data," "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "CERTAIN REGULATORY CONSIDERATIONS."

     UNION.   Union is registered under the Bank Holding Company Act and owns all the outstanding capital stock of the Bank. Union and the Bank are headquartered in Laredo, Texas, on the United States/Mexico border, and the Bank has four locations in Laredo and a full service branch in San Antonio, Texas. The Bank provides a wide range of banking services for its commercial, industrial and financial customers. Commercial lending activities include short-term and medium-term loans, revolving credit arrangements, inventory and accounts receivable financing, equipment financing, and interim and long-term real estate lending. Consumer banking services include savings and checking accounts, various savings programs, home improvement loans, real estate loans, and installment and other personal loans. The Bank also offers MasterCard and VISA credit cards to its customers and provides 24-hour access to routine banking services through automated teller machines. At December 31, 1995, Union had consolidated total assets of $237.5 million, total deposits of $225.4 million, and total shareholders' equity of $10.0 million.


              SPECIAL MEETING AND VOTE REQUIRED

              SPECIAL MEETING. The Special Meeting will be held on _________________________, at Union's offices, located at 1100 Matamoros, Laredo, Texas for the purpose of voting on a proposal to approve the Merger Agreement. Only holders of record of Union Common Stock or Union Preferred Stock at the close of business on _______________ (the "Record Date") will be entitled to receive notice of and to vote at the Special Meeting. At such date, there were 1,090,403 shares of Union Common Stock outstanding and 433,726 shares of Union Preferred Stock outstanding. Each share of Union Common Stock and Union Preferred Stock is entitled to one vote. For additional information relating to the Special Meeting, see "MEETING INFORMATION."

              VOTE REQUIRED. Approval of the Merger Agreement requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Union Common Stock and at least two-thirds of the outstanding shares of Union Preferred Stock voting as separate classes. Directors and executive officers of Union and their affiliates, including Union's Employee Stock Ownership Plan (the "Union ESOP"), beneficially owned an aggregate of 672,347, or approximately 61.7%, of the shares of Union Common Stock outstanding on the Record Date and 407,665, or approximately 94.0%, of the shares of Union Preferred Stock outstanding on the Record Date. For additional information concerning the number of shares of Union Common Stock and Union Preferred Stock held by Union's management, see "INFORMATION CONCERNING UNION--Security Ownership of Management and Certain Beneficial Owners." If at least two-thirds of the votes eligible to be cast for each class of Union capital stock do not vote in favor of approval of the Merger Agreement, Union will continue to act as a separate entity and a going concern. A failure to vote, either by not returning the enclosed proxy or by checking the "Abstain" box thereon, will have the same effect as a vote against approval of the Merger Agreement. MEMBERS OF UNION'S MANAGEMENT INTEND TO VOTE ALL SHARES OF UNION COMMON STOCK AND UNION PREFERRED STOCK HELD IN THEIR INDIVIDUAL CAPACITIES IN FAVOR OF APPROVAL OF THE MERGER AGREEMENT. BECAUSE MEMBERS OF UNION'S MANAGEMENT HOLD IN THEIR INDIVIDUAL CAPACITIES 94.0% OF THE SHARES OF UNION PREFERRED STOCK OUTSTANDING ON THE RECORD DATE, THEY EFFECTIVELY WILL HAVE THE POWER TO APPROVE THE MERGER AGREEMENT ON BEHALF OF THE OTHER HOLDERS OF UNION PREFERRED STOCK. See "MEETING INFORMATION--Record Date; Voting Rights; Vote Required."


THE MERGER

              EFFECT OF THE MERGER. If the Merger Agreement is approved and the Merger becomes effective, a wholly-owned subsidiary of Norwest will be merged with and into Union and Union, as the surviving corporation in the Merger, will become a wholly-owned subsidiary of Norwest. In the Merger, outstanding shares of Union Common Stock and Union Preferred Stock will be automatically converted into the right to receive such number of shares of Norwest Common Stock as is determined in accordance with formulas set forth in the Merger Agreement and described herein. In lieu of issuing fractional shares of Norwest Common Stock, Norwest will pay cash to the holders of Union Common

Stock and Union Preferred Stock who would otherwise be entitled to receive fractional shares. See "THE MERGER--Merger Consideration."

              RECOMMENDATION OF UNION'S BOARD OF DIRECTORS. At a meeting of the Union Board held on December 4, 1995, after considering the terms and conditions of the Merger Agreement, the Union Board unanimously approved the Merger Agreement. The Union Board believes that the Merger is advisable and in the best interests of Union and its shareholders and recommends that shareholders of Union vote "FOR" approval of the Merger Agreement. For a discussion of the circumstances surrounding the Merger and the factors considered by the Union Board in making its recommendation, see "THE MERGER--Background and Reasons for the Merger."

              OPINION OF UNION'S FINANCIAL ADVISOR. The Union Board retained Alex Sheshunoff & Co. Investment Banking ("Sheshunoff") to act as financial advisor in connection with the Merger. Sheshunoff has delivered its written opinion to the Union Board dated as of the date of this Proxy Statement-Prospectus that the consideration to be received by the shareholders of Union in the Merger is fair from a financial point of view. The opinion of Sheshunoff is attached as Appendix B to this Proxy Statement-Prospectus. Shareholders are urged to read such opinion in its entirety for a description of the procedures followed, matters considered and limitations on the reviews undertaken in connection therewith. For additional information, see "THE MERGER--Opinion of Union's Financial Advisor."

              CONDITIONS TO THE MERGER; TERMINATION OF THE MERGER AGREEMENT. The obligations of Norwest and Union to effect the Merger are subject to the satisfaction or, if permissible under the Merger Agreement, waiver of a number of conditions, in addition to approval of the Merger Agreement by Union's shareholders. The Merger Agreement allows one or more parties to the Merger to terminate the Merger Agreement if one or more of these conditions are not satisfied or waived. The Merger Agreement may also be terminated at any time prior to the Merger becoming effective by mutual consent of Norwest and Union, by either Norwest or Union if the Merger has not been effected on or before July 31, 1996 provided the failure of the Merger to become effective by such date is not due to the failure of the party seeking to terminate to perform or observe in all material respects its convenants and agreements under the Merger Agreement, or by Union if the average of the closing prices per share of Norwest Common Stock for the 20 consecutive trading days ending on the day before the Special Meeting is less than $25. See "THE MERGER--Conditions to the Merger" and "--Termination of the Merger Agreement."

              REGULATORY APPROVALS. The Merger is subject to the approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). Norwest will file an application with the Federal Reserve Board requesting approval of the Merger; however, there can be no assurances that the necessary regulatory approval will be obtained or as to the timing of or conditions placed on such approval. The Merger is also subject to certain filing and other requirements of the Texas Department of Banking. See "THE MERGER--Regulatory Approvals."

              EFFECTIVE TIME AND CLOSING OF THE MERGER. The parties will file articles of merger relating to the Merger (the "Articles of Merger") with the Texas Secretary of State within ten business days after approval of the Merger Agreement and satisfaction or waiver of all other conditions to the Merger or on such other date as the parties may agree. The Merger will become effective at 11:59 p.m., central time (the "Effective Time"), on the date the Texas Secretary of State issues a certificate of merger (the "Certificate of Merger") acknowledging that the Articles of Merger are in the form required by and have been executed in accordance with the relevant provisions of the TBCA (the "Closing Date"). The parties expect the Certificate of Merger to be issued on the day the Articles of Merger are filed with the Texas Secretary of State. The closing of the Merger (the "Closing") will be held on the Closing Date. See "THE MERGER--Conditions to the Merger."

              NO SOLICITATION. Union has agreed under the Merger Agreement that neither it nor any of its subsidiaries, or their respective directors, officers, representatives and agents, will directly or indirectly solicit, authorize the solicitation of or enter into any discussions with any third party concerning certain transactions involving the purchase of stock of Union or any of its subsidiaries, the acquisition of Union or any of its subsidiaries pursuant to a tender or exchange offer, a merger, consolidation or other business combination or the purchase, lease or other acquisition of the assets of Union or any of its subsidiaries except in the ordinary course of business. See "THE MERGER--No Solicitation."

              INTERESTS OF CERTAIN PERSONS IN THE MERGER. As of the Record Date, Union's directors and executive officers and the Union ESOP beneficially owned a total of 672,347 shares of Union Common Stock and 407,665 shares of Union Preferred Stock (representing 61.7% and 94.0%, respectively, of all outstanding shares of Union Common Stock and Union Preferred Stock on such date). In the Merger, the directors and executive officers will receive the same consideration for their shares as the other shareholders of Union. For information concerning the number of shares of Union Common Stock and Union Preferred Stock held by the directors and executive officers of Union, see "INFORMATION CONCERNING UNION--Security Ownership Of Management And Certain Beneficial Owners."

              Norwest, Union and the Bank expect to enter into an employment agreement (the "Employment Agreement") with John H. Keck pursuant to which Norwest or one of its subsidiaries will employ Mr. Keck as Chairman of the Bank for a term of 18 months from the Closing at an annual salary of $170,000.
Under the terms of the Employment Agreement, Mr. Keck is also entitled to receive a lump sum severance payment of $85,000 upon the later of the expiration of the Employment Agreement or termination of his employment with Norwest and its subsidiaries. The parties also anticipate that, promptly after the Closing of the Merger, Norwest will grant Mr. Keck an option to purchase an aggregate of 1,500 shares of Norwest Common Stock at an exercise price equal to the fair market value of Norwest Common Stock on the date of grant, 100% of which will become first exercisable on the first anniversary of the date such option is granted.

              Norwest has agreed to allow John H. Keck, Ray M. Keck, Jr., Keith
L. Rhoden and S. Bradford Sledge to purchase from the Bank at any time prior to the Closing the key-man or split dollar life insurance policies covering their respective lives for the cash value of such policies as of the time of purchase. See "THE MERGER--Interests of Certain Persons in the Merger."

              DIRECTORS AND OFFICERS OF UNION AFTER THE MERGER. The directors and officers named in Exhibit A to the Merger Agreement will be the directors and officers of Union after the Effective Time until their respective successors are duly elected or appointed and have qualified in the manner provided in the Union Articles and Union Bylaws. Following the Effective Time, Norwest will be the sole shareholder of Union and, for that reason, subject to the Employment Agreement, will be in a position to elect or appoint all of the directors and officers of Union.

              DISSENTERS' RIGHTS. The TBCA provides that a shareholder of a Texas corporation who dissents from a merger is generally entitled to receive payment of the appraised value of his or her stock. See "THE
MERGER--Dissenters' Rights."

              CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES. The Merger is intended to be a tax-free reorganization so that no gain or loss will be recognized by Union's shareholders, except with respect to cash received for any fractional shares. The Merger's effectiveness is conditioned upon the receipt by Union of a written opinion of Vinson & Elkins L.L.P., counsel to Union, substantially to the effect that, for U.S. federal income tax purposes:
(i) the Merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) no gain or loss will be recognized by the holders of Union Common Stock or Union Preferred Stock upon receipt of Norwest Common Stock except for cash received in lieu of fractional shares; and (iii) the basis of the Norwest Common Stock received by the shareholders of Union will be the same as the basis of the Union Common Stock or Union Preferred Stock, as the case may be, exchanged therefor; and (iv) the holding period of the shares of Norwest Common Stock received by the shareholders of Union will include the holding period of the Union Common Stock or Union Preferred Stock, as the case may be, provided such shares of Union Common Stock or Union Preferred Stock were held as a capital asset as of the Effective Time.

              THE U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE MERGER MAY BE DIFFERENT FOR PARTICULAR TYPES OF UNION SHAREHOLDERS OR IN LIGHT OF EACH UNION SHAREHOLDER'S PERSONAL INVESTMENT CIRCUMSTANCES. FOR THAT REASON, UNION SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U. S. FEDERAL INCOME TAX CONSIDERATIONS THAT MAY BE RELEVANT TO THEM IN CONNECTION WITH THE MERGER, AS WELL AS THE APPLICATION TO THEM OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS. SEE "THE MERGER--CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES."

              ACCOUNTING TREATMENT. Management of Norwest anticipates that the Merger will be accounted for as a purchase under generally accepted accounting principles. See "THE MERGER--Accounting Treatment."


MARKET INFORMATION

              On December 1, 1995, the last business day preceding public announcement of the Merger Agreement, and on __________, 1996, the last practicable date prior to the mailing of this Proxy Statement-Prospectus, the closing price per share of Norwest Common Stock (as reported on the NYSE Composite Tape) was $33.25 and $____, respectively. There is no public market for the Union Common Stock or the Union Preferred Stock.

              The market price for Norwest Common Stock will fluctuate between the date of this Proxy Statement-Prospectus and the Effective Time, which will be a period of several weeks. The market value per share of the Norwest Common Stock that Union shareholders ultimately receive in the Merger could be more or less than its market value on the date of this Proxy Statement-Prospectus. No assurance can be given concerning the market price of Norwest Common Stock before or after the Effective Time. Union shareholders are advised to obtain current market quotations for Norwest Common Stock.


COMPARISON OF RIGHTS OF HOLDERS OF UNION CAPITAL STOCK AND NORWEST COMMON STOCK

              As of the date of this Proxy Statement-Prospectus, the rights of Union's shareholders are governed by the TBCA and the Union Articles and Union Bylaws. At the Effective Time, Union's shareholders will become stockholders of Norwest. As such, their rights will thereafter be governed by the DGCL and the Norwest Certificate and Norwest Bylaws. See "COMPARISON OF RIGHTS OF HOLDERS OF UNION CAPITAL STOCK AND NORWEST COMMON STOCK.


COMPARATIVE PER COMMON SHARE DATA

              The following table presents selected comparative per common share data for Norwest Common Stock on a historical and pro forma combined basis and for Union Common Stock on a historical and a pro forma equivalent basis giving effect to the Merger using the purchase method of accounting. The data for Norwest are derived from the consolidated historical financial statements of Norwest, including the related notes thereto, incorporated by reference into this Proxy Statement-Prospectus and should be read in conjunction with such historical financial statements and related notes. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The data for Union are derived from the consolidated historical financial statements of Union, including the related notes thereto, included in this Proxy Statement-Prospectus and should be read in conjunction with such historical financial statements and related notes. The data are not necessarily indicative of the results of the future operations of the combined entity or the actual results that would have occurred had the Merger become effective prior to the periods indicated.

              AS DISCUSSED IN NOTE (1) TO THE TABLE, THE DATA ARE BASED ON ASSUMED CONVERSION RATIOS FOR THE UNION COMMON STOCK AND UNION PREFERRED STOCK. THE ACTUAL RATIOS AT WHICH SHARES OF UNION COMMON STOCK AND UNION PREFERRED STOCK WILL BE CONVERTED INTO SHARES OF NORWEST COMMON STOCK WILL NOT BE DETERMINABLE OR OTHERWISE AVAILABLE UNTIL IMMEDIATELY PRIOR TO THE EFFECTIVE TIME. THE ACTUAL CONVERSION RATIOS MAY BE MATERIALLY LOWER THAN THE CONVERSION RATIOS USED TO CALCULATE THE DATA IN THE TABLE. SEE "THE MERGER--MERGER CONSIDERATION."

                       COMPARATIVE PER COMMON SHARE DATA


                                                     Norwest Common Stock                  Union Common Stock
                                                  --------------------------        -----------------------------
                                                                   Pro Forma                           Pro Forma
                                                  Historical        Combined        Historical         Equivalent
                                                  ----------        --------        ----------         ----------
BOOK VALUE (1):
  December 31, 1995                                14.20             14.21            6.00                3.66
  December 31, 1994                                10.79             10.79            5.17                2.78

DIVIDENDS DECLARED (2):
  Year Ended
    December 31, 1995                               0.900             0.900           0.000               0.232
    December 31, 1994                               0.765             0.765           0.000               0.197


NET INCOME (3):
  Year Ended
  December 31, 1995                                 2.73              2.72           (0.46)               0.70
  December 31, 1994                                 2.41              2.40           (3.16)               0.62


---------------------------

(1) The pro forma combined book value per share of Norwest Common Stock is based upon the historical total combined common stockholders' and shareholders' equity for Norwest and Union divided by total pro forma common shares of the combined entities assuming conversion of the outstanding Union Common Stock at a ratio of .2578 shares of Norwest Common Stock for each share of Union Common Stock and .3455 shares of Norwest Common Stock for each share of Union Preferred Stock. The historical book value per share of Union Common Stock is based upon the historical shareholders' equity for Union divided by the sum of the number of outstanding shares of Union Common Stock plus the number of outstanding shares of Union Preferred Stock multiplied by the assumed conversion ratio 1.34 (see "Meeting Information--Merger Consideration--Union Preferred Stock Conversion Formula"). The aggregate number of shares of Norwest Common Stock assumed to be issued in the Merger is 430,975. See "THE MERGER--Terms of the Merger." The pro forma equivalent book value per share of Union represents the pro forma combined amount multiplied by the Exchange Ratio.

(2) Assumes no changes in cash dividends per share. The pro forma equivalent dividends per share of Union Common Stock represent cash dividends declared per share of Norwest Common Stock multiplied by .2578.

(3) The pro forma combined net income per share of Norwest Common Stock (based on fully diluted net income and weighted average shares outstanding) is based upon the combined historical net income for Norwest and Union divided by the average pro forma common shares of the combined entities. The pro forma equivalent net income per share of Union Common Stock represents the pro forma combined net income per share multiplied by .2578.

SELECTED FINANCIAL DATA

              The following tables set forth certain selected historical consolidated financial information for Norwest and Union. The income statement and balance sheet data for Norwest included in the selected financial data for each of the five years in the period ended December 31, 1994 are derived from the audited consolidated financial statements of Norwest for such five-year period. The selected financial data for Norwest for the year ended December 31, 1995 are derived from the unaudited historical financial statements of Norwest for such period. All financial information derived from unaudited financial statements reflects, in the opinion of management of Norwest, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. The income statement and balance sheet data for Union included in the selected financial data for each of the five years in the period ended December 31, 1995 are derived from the audited consolidated financial statements of Union for such five-year period. The tables should be read in conjunction with the consolidated financial statements of Norwest and Union and the related notes thereto, included in documents incorporated herein by reference in the case of Norwest and included in this Proxy Statement-Prospectus in the case of Union. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "CONSOLIDATED FINANCIAL STATEMENTS OF UNION."

                      SELECTED CONSOLIDATED FINANCIAL DATA

                      NORWEST CORPORATION AND SUBSIDIARIES

                                                                         YEAR ENDED DECEMBER 31
                                                 -------------------------------------------------------------------
                                                  1995        1994       1993(1)    1992(2)        1991     1990(3)
                                                  ----        ----       -------    -------        ----     -------
                                                          (In millions except per share amounts)
INCOME STATEMENT DATA
---------------------
  Interest income                               $5,717.3      4,393.7    3,946.3    3,806.4      4,025.9   3,885.8
  Interest expense                               2,448.0      1,590.1    1,442.9    1,610.6      2,150.3   2,320.1
                                                 -------     --------    -------    -------      -------   -------
    Net interest income                          3,269.3      2,803.6    2,503.4    2,195.8      1,875.6   1,565.7
  Provision for credit losses                      312.4        164.9      158.2      270.8        406.4     433.0
  Non-interest income                            1,865.0      1,638.3    1,585.0    1,273.7      1,064.0     896.3
  Non-interest expenses                          3,399.1      3,096.4    3,050.4    2,553.1      2,041.5   1,744.5
                                                 -------     --------    -------    -------      -------   -------
       Income before income taxes                1,422.8      1,180.6      879.8      645.6        491.7     284.5
  Income tax expense                               466.8        380.2      266.7      175.6         73.4     115.1
                                                 -------     --------   --------  ---------     --------     -----
  Income before cumulative effect
    of a change in accounting method               956.0        800.4      613.1      470.0        418.3     169.4
  Cumulative effect on years prior
    to 1992 of change in accounting method            --           --         --      (76.0)          --        --
                                                 -------     --------   --------  ---------     --------     -----
  Net income                                    $  956.0        800.4      613.1      394.0        418.3     169.4
                                                ========      =======      =====      =====        =====     =====

PER COMMON SHARE DATA
---------------------
  Net income per share:
  Primary:
    Before cumulative effect of a
      change in accounting method                 $  2.76         2.45       1.89       1.44         1.33      0.59
    Cumulative effect on years prior
      to 1992 of change in accounting method           --           --         --      (0.25)          --        --
                                                  -------         ----       ----      ------        ----      ----
  Net income                                      $  2.76         2.45       1.89       1.19         1.33      0.59
                                                  =======         ====       ====       ====         ====      ====

  Fully diluted:
    Before cumulative effect of a
      change in accounting method                 $  2.73         2.41       1.86       1.42         1.32      0.59
    Cumulative effect on years prior
      to 1992 of change in accounting method          --           --         --       (0.23)         --         --
                                                  -------         ----       ----      ------        ----      ----
  Net income                                      $  2.73         2.41       1.86       1.19         1.32      0.59
                                                  =======         ====       ====       ====         ====      ====

  Dividends declared per common share               $0.900        0.765      0.640      0.540        0.470     0.423

BALANCE SHEET DATA
------------------
  At period end:
  Total assets                                   $72,134.4      59,315.9   54,665.0    50,037.0    45,974.5  43,523.0
  Long-term debt                                  13,676.8       9,186.3    6,850.9     4,553.2     3,686.6   3,066.0
  Total stockholders' equity                       5,312.1       3,846.4    3,760.9     3,371.8     3,192.3   2,434.0

(1) On January 14, 1994, First United Bank Group, Inc. ("First United"), a $3.9 billion bank holding company headquartered in Albuquerque, New Mexico, was acquired in a pooling of interests transaction. Norwest's historical results have been restated to include the historical results of First United. Appropriate Norwest items reflect an increase in First United's provision for credit losses of $16.5 million to conform with Norwest's credit loss reserve practices and methods and $83.2 million in charges for merger-related expenses, including termination costs, systems and operations costs, and investment banking, legal, and accounting expenses.

(2) On February 9, 1993, Lincoln Financial Corporation ("Lincoln"), a $2.0 billion bank holding company headquartered in Fort Wayne, Indiana, was acquired in a pooling of interests transaction. Norwest's historical results have been restated to include the historical results of Lincoln. Appropriate Norwest items reflect an increase in Lincoln's provision for credit losses of $60.0 million and $33.5 million in Lincoln's provisions and expenditures for costs related to restructuring activities.

(3) On April 19, 1991, United Banks of Colorado, Inc. ("United"), a $5.5 billion bank holding company headquartered in Denver, Colorado, merged with Norwest in a pooling of interests transaction. Norwest's historical results have been restated to include the historical results of United. Appropriate Norwest items reflect United's special provisions for credit losses and writedowns for other real estate owned, which together totaled $165 million, and $31 million of charges for expected reorganization and restructuring costs for the year ended December 31, 1990. The special provisions were due to deterioration of several large commercial loan relationships, the anticipated results of the then recent examination by the Office of the Comptroller of the Currency, and the anticipated impact of the Resolution Trust Corporation's accelerated efforts to liquidate foreclosed properties at deep discounts.

                      SELECTED CONSOLIDATED FINANCIAL DATA

                UNION TEXAS BANCORPORATION, INC. AND SUBSIDIARY

                                                                YEAR ENDED DECEMBER 31,
                                        ---------------------------------------------------------------------
                                            1995           1994          1993          1992           1991
                                            ----           ----          ----          ----           ----
                                                      (Dollars in thousands, except per share data)

 INCOME STATEMENT DATA:
 ---------------------
 Interest income                          $16,400        16,191        15,909         19,532        24,581
 Interest expense                           7,900         7,088         6,963          9,070        14,642
                                          -------        ------        ------         ------        ------

   Net interest income                      8,500         9,103         8,946         10,462         9,939

 Provision for credit
   losses                                     320         1,540           945          2,202         2,612

 Non-interest income                        2,009         2,071         3,039          3,875         3,093

 Non-interest expense                      10,554        11,619        13,089         13,407        14,430
                                          -------        ------        ------         ------        ------
   Income (loss) before
     income tax                              (365)       (1,985)       (2,049)        (1,272)       (4,010)

 Benefit from income taxes                     18            30         1,142             --           110
                                          -------        ------        ------         ------        ------
 Net income (loss)                        $  (347)       (1,955)         (907)        (1,272)       (3,900)
                                          =======        ======        ======         ======        ======


 EARNINGS PER COMMON SHARE:
 -------------------------

 Net income (loss)                       $   (.46)        (3.16)        (1.48)         (2.09)        (6.54)
                                          =======        ======        ======          ======        ======


 BALANCE SHEET DATA:
 ------------------
 At year end:

 Total assets                            $237,484       251,387       264,849       261,853       286,788
 Convertible subordinated
   debentures                                  --         2,562         2,520         2,184         2,288

 Total stockholders' equity                 9,986         6,207         9,718         8,354         9,243

                              MEETING INFORMATION


GENERAL


              This Proxy Statement-Prospectus is being furnished to holders of Union Common Stock and Union Preferred Stock in connection with the solicitation of proxies by the Union Board for use at the Special Meeting to be held on ___________, 1996 and at any adjournments or postponements thereof. At the Special Meeting, shareholders of Union will consider and vote upon a proposal to approve the Merger Agreement. The Union Board is not aware as of the date of this Proxy Statement-Prospectus of any business to be acted upon at the Special Meeting other than the proposal to approve the Merger Agreement.
If other matters are properly brought before the Special Meeting or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act on such matters according to their best judgment.


RECORD DATE; VOTING RIGHTS; VOTE REQUIRED


              The Union Board has fixed the close of business on ____________, 1996 as the record date for the determination of shareholders of Union entitled to receive notice of and to vote at the Special Meeting (the "Record Date").
On the Record Date, there were 1,090,403 shares of Union Common Stock outstanding and 433,726 shares of Union Preferred Stock outstanding. Each holder of Union Common Stock or Union Preferred Stock is entitled to one vote per share held of record on the Record Date. Shares of Union Common Stock and Union Preferred Stock will vote on the Merger as separate classes.

              The presence in person or by proxy at the Special Meeting of the holders of a majority of the outstanding shares of Union Common Stock and Union Preferred Stock will constitute a quorum for the transaction of business at the Special Meeting. Under the TBCA and the Union Articles and Union Bylaws, approval of the Merger Agreement will require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Union Common Stock and at least two-thirds of the outstanding shares of Union Preferred Stock voting as separate classes. Directors and executive officers of Union and their affiliates (including the Union ESOP) beneficially owned on the Record Date an aggregate of 672,347, or approximately 61.7%, of the outstanding shares of Union Common Stock and an aggregate of 407,665, or approximately 94.0%, of the outstanding shares of Union Preferred Stock. MEMBERS OF UNION'S MANAGEMENT INTEND TO VOTE ALL SHARES OF UNION COMMON STOCK AND UNION PREFERRED STOCK HELD IN THEIR INDIVIDUAL CAPACITIES IN FAVOR OF APPROVAL OF THE MERGER AGREEMENT. BECAUSE MEMBERS OF UNION'S MANAGEMENT HOLD IN THEIR INDIVIDUAL CAPACITIES 94.0% OF THE SHARES OF UNION PREFERRED STOCK OUTSTANDING ON THE RECORD DATE, THEY EFFECTIVELY WILL HAVE THE POWER TO APPROVE THE MERGER AGREEMENT ON BEHALF OF THE OTHER HOLDERS OF UNION PREFERRED STOCK. For additional information concerning the number of shares of Union Common Stock and Union Preferred Stock held by Union's management, see "INFORMATION CONCERNING UNION--Security Ownership of Management and Certain Beneficial Owners."


VOTING AND REVOCATION OF PROXIES


              Shares of Union Common Stock or Union Preferred Stock represented by a proxy properly signed and received at or prior to the Special Meeting, unless subsequently revoked, will be voted at the Special Meeting in accordance with the instructions thereon. If a proxy is signed and returned without indicating any voting instructions, shares of Union Common Stock or Union Preferred Stock represented by such proxy will be voted FOR approval of the Merger Agreement. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the proxy is voted by filing either an instrument revoking it or a duly executed proxy bearing a later date with the secretary of Union prior to or at the Special Meeting or by voting the shares subject to the proxy in person at the Special Meeting. Attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy.

              A proxy may indicate that all or a portion of the shares represented thereby are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present for such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present but will not be counted as voting in favor of such proposal. The proposal to approve the Merger Agreement must be approved by the holders of at least two-thirds of the shares of Union Common Stock and Union Preferred Stock outstanding on the Record Date voting as separate classes. Because the proposal to approve the Merger Agreement requires the affirmative vote of a specified percentage of outstanding shares, the nonvoting of shares or abstentions with regard to this proposal will have the same effect as votes against the proposal.


SOLICITATION OF PROXIES


              In addition to solicitation by mail, directors, officers and employees of Union may solicit proxies from the shareholders of Union, either personally or by telephone or other form of communication. None of the foregoing persons who solicit proxies will be specifically compensated for such services. Nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners. Union will bear its own expenses in connection with any solicitation of proxies for the Special Meeting. See "THE MERGER--Expenses."

THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE SHAREHOLDERS OF UNION. SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT-PROSPECTUS AND TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO UNION IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                                   THE MERGER

              This section of the Proxy Statement-Prospectus describes certain aspects of the Merger. The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement-Prospectus and incorporated herein by reference. Shareholders are urged to read the Merger Agreement in its entirety.


GENERAL


              At the Effective Time, a wholly-owned subsidiary of Norwest will be merged with and into Union, with Union being the surviving corporation in the Merger. Following the Merger, Union will be a wholly-owned subsidiary of Norwest. Except with respect to fractional shares as discussed below, if the Merger Agreement is approved and the Merger becomes effective, shareholders of Union will receive shares of Norwest Common Stock for their shares of Union Common Stock and Union Preferred Stock. See "--Merger Consideration." Following the Effective Time, Norwest will be the sole shareholder of Union. Shares of Norwest Common Stock issued and outstanding immediately before the Effective Time will remain issued and outstanding immediately after the Effective Time.

              The market price for Norwest Common Stock will fluctuate between the date of this Proxy Statement-Prospectus and the Effective Time. The market value of the shares of Norwest Common Stock that shareholders of Union receive at the Effective Time may be more or less than the market value of the shares on the date of this Proxy Statement-Prospectus.


BACKGROUND AND REASONS FOR THE MERGER


     In December 1994, Union's management engaged Sheshunoff to review and analyze Union's operations and to act as Union's financial advisor in connection with a possible sale of Union. The transaction contemplated by the Merger Agreement was submitted by Norwest to Union's management in late September, 1995 and was deemed by management to be the most attractive offer. Subsequent negotiations with Norwest resulted in the preparation and execution of the Merger Agreement on December 4, 1995.

     The Union Board considered a number of factors in deciding whether to enter into the proposed transaction with Norwest. These included the competitive conditions in the market served by Union, its capital and prospective earnings, the current regulatory environment, the lack of an established market for the Union Common Stock and Union Preferred Stock, the premium represented by the consideration offered to Union's shareholders in relation to the book value of the Union Common Stock and Union Preferred Stock, and the prospects for future growth of Union in light of current economic and banking conditions. The Union Board also anticipates that the proposed transaction will expand the banking products and services offered to its current customers and provide them with access to an institution with greater financial resources.

              FOR THE REASONS SET FORTH ABOVE, THE UNION BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AS ADVISABLE AND IN THE BEST INTERESTS OF UNION AND UNION'S SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS OF UNION VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

OPINION OF UNION'S FINANCIAL ADVISOR

              In December 1994, Union retained Sheshunoff, an investment banking firm based in Austin, Texas, on the basis of its experience, to prepare an information package and contact potential purchasers identified by Sheshunoff for the purpose of effecting a sale, merger, exchange or other similar transaction with respect to the capital stock of Union. Additionally, Union retained Sheshunoff to render a written fairness opinion (the "Opinion") to the Union Board. Sheshunoff has been in the business of consulting for the banking industry for over twenty years, including the appraisal and valuation of banking institutions and their securities in connection with mergers and acquisitions and equity offerings. Sheshunoff has a long history of familiarity and involvement with the banking industry nationwide, as well as familiarity with the Texas market and recent transactions in this market. Sheshunoff did review the negotiated terms of the Merger Agreement, including corporate governance matters. Prior to being retained for this assignment, Sheshunoff has provided professional services and products to Union and Norwest. The revenues derived from such services and products are insignificant when compared to the firm's total gross revenues.

              On date of this Proxy Statement-Prospectus, in connection with their consideration of the Merger Agreement Sheshunoff issued its Opinion to the Union Board that, in its opinion as investment bankers, the terms of the Merger as provided in the Merger Agreement are fair and equitable, from a financial perspective, to Union and its shareholders. The Opinion is based upon conditions as they existed on December 31, 1995. A copy of the Opinion is attached as an exhibit to this Proxy Statement/Prospectus and should be read in its entirety by Union shareholders. Sheshunoff's written opinion does not constitute an endorsement of the Merger or a recommendation to any shareholder as to how such shareholder should vote.

              In rendering its Opinion, Sheshunoff reviewed certain publicly available information concerning Union and Norwest. Sheshunoff considered many factors in making its evaluation. In arriving at its Opinion regarding the fairness of the transaction, Sheshunoff reviewed: (i) the Merger Agreement;
(ii) the most recent internal Directors' Audit Committee Meeting Report of Union; (iii) the December 31, 1995, December 31, 1994 and December 31, 1993 audited balance sheet and income statement for Union, the January 17, 1996 Norwest News Release and the December 31, 1994 and December 31, 1993 audited balance sheet and income statement for Norwest; (iv) the Rate Sensitivity Analysis report for Union; (v) Union's most recent listing of marketable securities showing rate, maturity and market value as compared to book value;
(vi) Union's internal loan classification list; (vii) the 1995 budget of Union;
(viii) a listing of unfunded letters of credit and any other off-balance sheet risks for Union; (ix) the Minutes of the Union Board meetings; (x) the most recent Union Board report; (xi) the listing and description of significant real properties for Union; (xii) material leases on real and personal property for Union; (xiii) Union's senior management employment contracts; (xiv) the directors and officers liability and blanket bond insurance policies for Union;
(xv) preliminary drafts of the Registration Statement; (xvi) terms of the Union Preferred Stock; and (xvii) market conditions and current trading levels of outstanding equity securities of both organizations. Sheshunoff conducted an on-site review of Union and held telephone conversations with the management of Norwest to discuss Norwest's historical performance and current financial condition.

              In reaching its Opinion, Sheshunoff analyzed the total purchase price on a fair market value basis using standard evaluation techniques (as discussed below) including comparable sales multiples

(market value), net present value, cash flow analysis, return on investment and the price as a percentage of total assets based on certain assumptions of projected growth, earnings and dividends and a range of discount rates from 10% to 15%. Sheshunoff also considered as one of the methods of determining the fairness of the transaction, the projected pro forma impact on Union's earnings per share and equity per share (appreciation/dilution analysis), which was based upon stand-alone financial projections for both Union and Norwest compared with pro forma financial projections.

              In performing its analysis, Sheshunoff relied upon financial projections for Union which were prepared and furnished by the management of Union. Norwest's projections were prepared by Sheshunoff based on its review of publicly available information, discussions with the management of Norwest and a prior on-site due diligence review of Norwest. Union and Norwest do not publicly disclose internal management projections of the type provided to Sheshunoff in connection with its review of the Merger. Such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions which are inherently uncertain, including without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections.

              In addition, Sheshunoff discussed with the management of Union and Norwest the relative operating performance and future prospects of each organization, primarily with respect to the current level of their earnings and future expected operating results, giving weight to Sheshunoff's assessment of the future of the banking industry and each organization's performance within the industry. Sheshunoff compared the results of operation of Union with the results of operation of a peer group comprised of all Texas banks with total assets of $100 to $499 million (206 banks). Sheshunoff compared the results of operation of Norwest with the results of operation of a national peer group comprised of all bank holding companies with total assets of $10 billion and over (63 holding companies).

              Many variables affect the value of banks, not the least of which is the uncertainty of future events, so that the relative importance of the valuation variables differs in different situations, with the result that appraisal theorists argue about which variables are the most appropriate ones on which to focus. However, most appraisers agree that the primary financial variables to be considered are earnings, equity, dividends or dividend-paying capacity, asset quality and cash flow. In addition, in most instances, if not all, value is further tempered by non-financial factors such as marketability, voting rights or block size, history of past sales of the banking company's stock, nature and relationship of the other shareholdings in the bank, and special ownership or management considerations.

              Net asset value is the value of the net equity of a bank, including every kind of property and value. This approach normally assumes liquidation on the date of appraisal with the recognition of securities gains or losses, real estate appreciation or depreciation, adjustments to the loan loss reserve, discounts to the loan portfolio and changes in the net value of other assets. As such, it is not the best approach to use when valuing a going concern, because it is based on historical costs and varying accounting methods. Even if the assets and liabilities are adjusted to reflect prevailing prices and yields (which is often of limited accuracy because readily available data is often lacking), it still results in a liquidation value for the concern. Furthermore, since this method does not take into account the values attributable to the going concern such as the interrelationship among the company's assets and liabilities, customer relations, market presence, image and reputation, and staff expertise and depth, little weight is given by Sheshunoff to the net asset value method of valuation.

              Market value is generally defined as the price, established on an "arms-length" basis, at which knowledgeable, unrelated buyers and sellers would agree. The market value is frequently used to determine the price of a minority block of stock when both the quantity and the quality of the "comparable" data are deemed sufficient. However, the relative thinness of the specific market for the stock of the banking company being appraised may result in the need to review alternative markets for comparative pricing purposes.
The "hypothetical" market value for a small bank with a thin market for its stock is normally determined by comparison to the average price to earnings, price to equity and dividend yield of local or regional publicly-traded bank issues, adjusting for significant differences in financial performance criteria and for any lack of marketability or liquidity. The market value in connection with the evaluation of control of a bank is determined by the previous sales of banks in the state or region. In valuing a business enterprise, when sufficient comparable trade data is available, the market value deserves greater weighting than the net asset value and similar emphasis as the investment value as discussed below.

              Sheshunoff maintains substantial files concerning the prices paid for banking institutions nationwide. The database includes transactions involving Arkansas, Louisiana, New Mexico, Oklahoma and Texas banking organizations with total assets of less than $500 million and which sold for 100% common stock during 1995 (the "Southwest Regional Market Comparables") and over the past five years. The database provides comparable pricing and financial performance data for banking organizations sold or acquired. Organized by different peer groups, the data presents averages of financial performance and purchase price levels, thereby facilitating a valid comparative purchase price analysis. In analyzing the transaction value of Union, Sheshunoff has considered the market approach and has evaluated price to equity and price to earnings multiples of the Southwest Regional Market Comparables. The following table provides the 13 banking organizations included in the Southwest Regional Market Comparables:


                                                              PURCHASE PRICE   PURCHASE PRICE   PURCHASE PRICE TO
SELLER                             CITY                 STATE   TO EQUITY (X)  TO EARNINGS (X)  TOTAL ASSETS (%)
Citizens Bancshares                Jonesboro            AR           2.01             18.48            17.02
FDH Bancshares                     Little Rock          AR           1.61             13.29             9.02
West-Ark Bancshares                Clarksville          AR           2.17              9.14            11.95
Financial Investment               Springdale           AR           1.63             14.36            20.02
First Citizens BncSt               Morgan City          LA           2.52             18.03            27.28
Bunkie Bancshares                  Bunkie               LA           2.27             15.84            18.59
FNB Bancshares, Inc.               Lake Providence      LA           1.93             12.91            13.52
Peoples Bancshares                 Chalmette            LA           2.01             21.09            17.36
Bank of St. John                   Reserve              LA           2.15              9.12            22.85
Benson Financial Crp(1)            San Antonio          TX           1.81             12.27            16.08
Weatherford Nat Bksh               Weatherford          TX           2.18             12.15            18.73
Valley-Hi Inv. Co(1)               San Antonio          TX           1.24              6.87             8.79
United Bancshares                  Rosenberg            TX           2.00             15.59            12.01

                                           AVERAGES                  1.96X            13.78X           16.40%

--------------------------------

-----------------------
(1) Norwest Corporation is the purchaser in the transaction.

              Comparable Sales Multiples. Sheshunoff calculated an "Adjusted Book Value" of $11.70 per share based on Union's December 31, 1995 equity adjusted for the conversion of Union's convertible preferred stock and the average price to equity multiple of 1.96x for the Southwest Regional Market Comparables. Sheshunoff calculated an "Adjusted Earnings Value" of $2.48 per share based on Union's estimated 1996 earnings and the average price to earnings multiple of 13.78x for the Southwest Regional Market Comparables. The financial performance characteristics of the banking organizations in the Southwest Regional Market Comparables vary, sometimes substantially, from those of Union. When the variance is significant for relevant performance factors, adjustments to the price multiples are appropriate when comparing them to the transaction value.

              Investment value is sometimes referred to as the income value or earnings value. One investment value method frequently used estimates the present value of an enterprise's future earnings or cash flow. Another popular investment value method is to determine the level of current annual benefits (earnings, cash flow, dividends, etc.), and then capitalize one or more of the benefit types using an appropriate capitalization rate such as an earnings or dividend yield. Yet another method of calculating investment value is a cash flow analysis of the ability of a banking company to service acquisition debt obligations (at a certain price level) while providing sufficient earnings for reasonable dividends and capital adequacy requirements. In connection with the cash flow analysis, the return on investment that would accrue to a prospective buyer at the transaction value is calculated. The investment value methods which were analyzed in connection with this transaction were the net present value analysis, the cash flow analysis and the return on investment analysis, which are discussed below.

              Net Present Value Analysis. The investment or earnings value of any banking organization's stock is an estimate of the present value of the future benefits, usually earnings, cash flow or dividends, which will accrue to the stock. An earnings value is calculated using an annual future earnings stream over a period of time of not less than ten years and the residual value of the earnings stream after ten years, assuming no earnings growth, and an appropriate capitalization rate (the net present value discount rate). Sheshunoff's computations were based on an analysis of the banking industry, the economic and competitive situations in Union's market area, its current financial condition and historical levels of growth and earnings. Using a net present value discount rate of 16%, an acceptable discount rate considering the risk-return relationship most investors would demand for an investment of this type as of the valuation date, the "Net Present Value of Future Earnings" equaled $3.67 per share.

              Cash Flow Analysis. The cash flow method assumes the formation of a one-bank holding company with maximum leverage according to Federal Reserve Board guidelines and analyzes the ability of the bank to retire holding company acquisition debt within a reasonable period of time while maintaining adequate capital. Using this method Sheshunoff arrived at a value of $1.00 per share.

              Return on Investment Analysis.  Return on investment analysis
(ROI) also assumes the formation of a one-bank holding company using maximum regulatory leverage and analyzes the ten year ROI of a 33.33% equity investment at the transaction value of $8.41 per share for Union compared to a liquidation at book value in the year 2005 and a sale at ten times projected earnings for the year 2005. This ROI analysis provides a benchmark for assessing the validity of the transaction value of a majority block of stock. The ROI analysis is one approach to valuing a going concern, and is directly impacted by the earnings stream, dividend payout levels and levels of debt, if any. Other financial and nonfinancial factors indirectly affect the ROI; however, these factors more directly influence the level of ROI an investor would demand from an investment in a majority block of stock of a specific bank at a certain point in time. The ROI assuming liquidation at book value in 2005 equaled 4.27%, and the ROI assuming sale at ten times projected earnings in 2005 equaled 4.94%.

              Transaction Value as a Percentage of Total Assets. Furthermore, a price level indicator, the transaction value as a percentage of total assets, may be used to confirm the validity of the transaction value. The transaction value as a percentage of total assets facilitates a truer price level comparison with comparable banking organizations, regardless of the differing levels of equity capital and earnings. In this instance, a transaction value of $8.41 per share results in a transaction value as a percentage of total assets of 5.92%.

              Finally, another test of appropriateness for the transaction value of a majority block of stock is the net present value-to-transaction value ratio. Theoretically, an earnings stream may be valued through the use of a net present value analysis. In Sheshunoff's experience with majority block community bank stock valuations, it has determined that a relationship does exist between the net present value of an "average" community banking organization and the transaction value of a majority block of the banking organization's stock. The net present value-to-transaction value ratio equals 43.64% for Union. There are many other factors to consider, when valuing a going concern, which do not directly impact the earnings stream and the net present value but which do exert a degree of influence over the fair market value of a going concern. These factors include, but are not limited to, the general condition of the industry, the economic and competitive situations in the market area and the expertise of the management of the organization being valued.

              Projected Impact on Union Stockholders. Sheshunoff considered this transaction as a merger rather than a purchase. Consideration was given to the levels of book value and earnings per share appreciation or dilution percentages between the merger partners over the next three to five years after consummation. To justify the fairness of the transaction for Union shareholders, it is important to project, based upon realistic projections of future performance, a positive impact for Union shareholders. It is important to note that the appreciation/dilution analysis is one of the methods utilized by Sheshunoff. The projected appreciation/dilution analysis supports Sheshunoff's Opinion as to the fairness of the transaction to Union's shareholders from a financial point of view. This analysis does not address future shareholder transactions involving Norwest stock after consummation of the transaction.

              Neither Union nor Norwest imposed any limitations upon the scope of the investigation to be performed by Sheshunoff in formulating such Opinion. In rendering its Opinion, Sheshunoff did not independently verify the asset quality and financial condition of Union or Norwest, but instead relied upon the data provided by or on behalf of Union and Norwest to be true and accurate in all material respects.

              For its services as an independent financial analyst for the merger, including the rendering of its Opinion referred to above, Union has paid Sheshunoff aggregate fees of $160,000. Prior to being retained for this assignment, Sheshunoff has provided professional services and products to Union and Norwest. The revenues derived from such services and products are insignificant when compared to the firm's total gross revenues.

MERGER CONSIDERATION

              SHARES OF NORWEST COMMON STOCK. Except with respect to fractional shares as described below, if the Merger Agreement is approved and the Merger becomes effective, each share of Union Common Stock and Union Preferred Stock outstanding immediately prior to the Effective Time will be automatically converted into shares of Norwest Common Stock in accordance with the formulas described below.

                      UNION COMMON STOCK CONVERSION FORMULA. Each share of Union Common Stock will be converted into shares of Norwest Common Stock equal in number to the quotient (the "Common Share Quotient") obtained by dividing the Adjusted Norwest Shares (defined below) by the sum of (i) the total number of shares of Union Preferred Stock outstanding immediately prior to the Effective Time multiplied by 1.34 and (ii) the total number shares of Union Common Stock outstanding immediately prior to the Effective Time.

                               "ADJUSTED NORWEST SHARES" means the number
obtained by dividing (i) $14,060,552 minus the amount in dollars by which the Consolidated Tangible Equity (defined below) of Union immediately prior to the Effective Time is less than $10,060,552 (the "Gross Amount") by (ii) the Norwest Measurement Price (defined below); provided, however, that, if the Norwest Measurement Price is less than $29.625, then the Adjusted Norwest Shares will mean the number obtained by dividing the Gross Amount by $29.625 and, if the Norwest Measurement Price is greater than $35.625, then the Adjusted Norwest Shares will mean the number obtained by dividing the Gross Amount by $35.625.

                               "CONSOLIDATED TANGIBLE EQUITY" means (i) the
consolidated total shareholders' equity (excluding any changes in net unrealized loss on marketable securities subsequent to Union's September 30, 1995 consolidated balance sheet and excluding any adjustments made as a result of the establishment of additional accruals and reserves pursuant to the Merger Agreement) as determined in accordance with generally accepted accounting principles, minus (ii) the book value of all consolidated intangible assets as determined in accordance with generally accepted accounting principles, plus
(iii) the amount in dollars by which the allowance for loan losses is increased over the amount reflected in Union's September 30, 1995 consolidated balance sheet if and only if such increase is with respect to certain nonperforming assets specified in the Merger Agreement and either the Comptroller of the Currency requires or Norwest consents to such increase, plus (iv) legal and accounting fees incurred by Union in connection with the transactions contemplated by the Merger Agreement, the costs of Phase I assessments obtained pursuant to the terms of the Merger Agreement and the fees and expenses owed to Sheshunoff pursuant to an agreement between Union and Sheshunoff dated December 30, 1994, which fees, costs and expenses, whether paid or accrued prior to the Closing, shall not exceed $400,000 on a pre-tax basis.

                               "NORWEST MEASUREMENT PRICE" means the average of
the closing prices per share of Norwest Common Stock as reported on the NYSE Composite Tape during the period of 20 consecutive trading days ending on the day immediately preceding the Special Meeting.

              UNION PREFERRED STOCK CONVERSION FORMULA. Each share of Union Preferred Stock will be converted into shares of Norwest Common Stock equal in number to the Common Share Quotient multiplied by 1.34 (the "Preferred Share Quotient"). The terms of the Union Preferred Stock (the "Preferred Stock Terms") provide that each share will be automatically converted into a number of shares (not less than 1.0 nor more than 2.0) of Union Common Stock (the "Conversion Ratio") on December 31, 1996, based upon the 36-month performance of the loan portfolio and non-performing assets of the Bank as of September 30, 1993 (the "1993 Portfolio"). The Preferred Stock Terms set forth procedures which are to be followed by management of Union in determining the actual and remaining expected losses on the 1993 Portfolio as of September 30, 1996 and calculating the Conversion Ratio based upon such determination. In determining the Preferred Share Quotient, management of Union followed the procedures set forth in the Preferred Stock Terms to determine what the Conversion Ratio would be as of September 30, 1995. Such procedures resulted in a Conversion Ratio of 1.34; therefore, the Preferred Share Quotient is equal to 1.34 multiplied by the Common Share Quotient. BY APPROVING THE MERGER, THE SHAREHOLDERS OF UNION WILL EFFECTIVELY APPROVE THE FOREGOING DETERMINATION BY UNION'S MANAGEMENT OF THE CONVERSION RATIO AND THE PREFERRED SHARE QUOTIENT.

                      ILLUSTRATION. By way of illustration only, assuming a Consolidated Tangible Equity immediately prior to the Effective Time of greater than 10,060,552 and a Norwest Measurement Price of $32.625, then the Adjusted Norwest Shares would be 430,975, the Common Share Quotient would be .2578, and the Preferred Share Quotient would be .3455. That is, each share of Union Common Stock would be converted into .2578 of a share of Norwest Common Stock, and each share of Union Preferred Stock would be converted into .3455 of a share of Norwest Common Stock.

                      AS INDICATED ABOVE, THE FOREGOING ILLUSTRATION ASSUMES THAT THE CONSOLIDATED TANGIBLE EQUITY OF UNION WILL BE AT LEAST $10,060,552 AND THAT THE NORWEST MEASUREMENT PRICE WILL BE $32.625. THE ACTUAL NORWEST MEASUREMENT PRICE WILL NOT BE DETERMINABLE UNTIL THE END OF THE BUSINESS DAY IMMEDIATELY PRECEDING THE DAY OF THE SPECIAL MEETING, AND THE ACTUAL CONSOLIDATED TANGIBLE EQUITY OF UNION WILL NOT BE MEASURED UNTIL IMMEDIATELY PRIOR TO THE EFFECTIVE TIME. (AS OF JANUARY 31, 1996, THE CONSOLIDATED TANGIBLE EQUITY OF UNION WAS $10,350,148.) FOR THESE REASONS, THE ACTUAL COMMON SHARE QUOTIENT AND PREFERRED SHARE QUOTIENT WILL NOT BE DETERMINABLE UNTIL IMMEDIATELY PRIOR TO THE EFFECTIVE TIME. SHAREHOLDERS SHOULD CONSIDER THE FOREGOING IN DECIDING WHETHER TO VOTE FOR THE PROPOSAL TO APPROVE THE MERGER AGREEMENT AND/OR WHETHER TO VOTE BY PROXY IN ADVANCE OF THE SPECIAL MEETING.

              CASH IN LIEU OF FRACTIONAL SHARES. Norwest will not issue any fractional shares of Norwest Common Stock in the Merger. Norwest will pay cash to each holder of Union Common Stock or Union Preferred Stock who would otherwise be entitled to receive a fractional share of Norwest Common Stock. The cash payment will be equal to the product of the fractional part of the share of Norwest Common Stock multiplied by the average closing price per share of Norwest Common Stock as reported on the consolidated tape of the NYSE over the five consecutive trading day period ending on the trading day immediately preceding the date of the Special Meeting.


DISSENTERS' RIGHTS

              The following is a brief summary of the rights of dissenting shareholders pursuant to Texas law and does not purport to be a complete statement thereof. The summary is qualified in its entirety by reference to Articles 5.11 through 5.13 of the TBCA, which are set forth in full in Appendix C to this Proxy Statement-Prospectus.

              Record holders of Union Common Stock and Union Preferred Stock will have the right to dissent with respect to the Merger and, subject to certain conditions, receive a cash payment equal to the fair value of their shares under the TBCA. ANY SHAREHOLDER WHO WISHES TO ASSERT HIS OR HER DISSENTER'S RIGHTS MUST CAUSE UNION TO RECEIVE, BEFORE THE VOTE ON THE MERGER IS TAKEN, WRITTEN NOTICE OF HIS OR HER INTENT TO DEMAND PAYMENT FOR HIS OR HER SHARES IF THE MERGER IS EFFECTED AND MAY NOT VOTE ANY OF HIS OR HER SHARES IN FAVOR OF THE MERGER. VOTING AGAINST THE MERGER IS NOT SUFFICIENT, IN AND OF ITSELF, FOR A SHAREHOLDER TO ASSERT HIS OR HER DISSENTER'S RIGHTS.

              In the event Union's shareholders approve the Merger at the Special Meeting, Union is required to deliver or mail a written notice to all shareholders who are entitled to demand payment for their shares no later than 10 days after the Effective Time. Any shareholder to whom a notice is sent by Union and who desires to exercise his or her dissenter's rights must, within 10 days from the delivery or mailing of Union's notice, make written demand on Union for the payment of the fair value of his or her shares. Pursuant to the TBCA, the fair value of the shares is the value thereof as of the day immediately preceding the Special Meeting, excluding any appreciation or depreciation in anticipation of the Merger. The demand must state the number of shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder who does not demand payment for his or her shares within the 10 day period is bound by the Merger. Upon receiving a demand for payment from a dissenting shareholder, Union must make an appropriate notation of the demand in its shareholder records. Within 20 days after making such demand, the dissenting shareholder must submit his or her share certificates to Union for notation thereon that demand has been made.

              Within 20 days after Union's receipt of a demand from a dissenting shareholder, it must deliver or mail to the shareholder a written notice that either accepts the amount claimed in the shareholder's demand as the fair value of the shares or sets forth Union's estimate of the fair value of the shares. If the shareholder's amount is accepted, the notice must state that Union will pay that amount to the shareholder within 90 days after the date the Merger was effected, upon surrender of the certificates for the shareholder's shares, duly endorsed. If the notice includes Union's estimate of the fair value of the shares, such notice must also include an offer to pay the amount of that estimate to the shareholder within 90 days after the date the Merger was effected, upon receipt of notice within 60 days after that date from the shareholder that he or she agrees to accept that amount and surrenders the certificates for the shareholder's shares. The failure of a dissenting shareholder to submit his or her share certificates for notation terminates such shareholder's right to dissent, at the option of Union, unless a court of competent jurisdiction for good and sufficient cause otherwise directs.

              If, within 60 days after the date on which the Merger was effected, the value of the shares is agreed upon by Union and the dissenting shareholder, then payment for the shares must be made by Union to the shareholder within 90 days after the date on which the Merger was effected, upon the shareholder's surrender of the certificates, duly endorsed. Upon payment of the agreed value, the shareholder ceases to have any interest in the shares or Union.

              If, however, within 60 days after the date on which the Merger was effected, the dissenting shareholder and Union do not agree upon the value of the shares, then either may, within an additional 60 days after the expiration of the first 60 day period, file a petition in any court of competent jurisdiction in Webb County, Texas, asking the court to determine the fair value of the shareholder's shares. If the petition is filed by the shareholder, Union must, within 10 days after service of the petition upon it, file in the office of the clerk of the court a list containing the names and addresses of all shareholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by Union. If the petition is filed by Union, then the petition must be accompanied by such list. The clerk of the court then gives notice of the time and place fixed for the hearing by the court of the petition by registered mail to Union and each of the shareholders named on the list at the addresses stated therein, and the shareholders as notified and Union are bound by the final judgment of the court.

              After the hearing of the petition, the court determines the shareholders who have complied with the foregoing procedure and become entitled to the valuation of and payment for their shares and appoints one or more appraisers to determine that value. The appraisers may examine the books and records of Union and are required to afford a reasonable opportunity to the interested parties to submit pertinent evidence as to the value of the shares. The appraisers then determine the fair value of the shares of all of the shareholders entitled to payment for their shares and file their report of that value in the office of the clerk of the court, who gives notice of such filing to the parties in interest. After hearing any exceptions to the report, the court then determines the fair value of the shares of all the shareholders entitled to payment and directs Union to pay that value, together with interest thereon, beginning 91 days after the date on which the Merger was effected until the date of the judgment, to the shareholders entitled to payment, upon surrender of the certificates for their shares, duly endorsed. Upon payment of the judgment, the dissenting shareholders cease to have any interest in those shares or Union. The court allows the appraisers a reasonable fee as court costs, and all court costs are allotted between the parties in a manner as the court determines to be fair and equitable.

              Any shareholder who has demanded payment for his or her shares may withdraw such demand at any time before payment for the shares or before any petition is filed seeking a determination of the fair value of the shares and, with the consent of Union, after any such petition is filed. If (i) the demand is withdrawn, (ii) Union has terminated the shareholder's rights under
Article 5.12 because of the failure of the shareholder to submit the certificates for his or her shares for notation of demand, (iii) no petition is timely filed, or (iv) after hearing the petition, the court determines the shareholder is not entitled to the relief provided by Article 5.12, then the shareholder is conclusively presumed to have approved the Merger and is bound thereby, and his or her status as a shareholder is restored and he or she is entitled to receive any dividends paid to shareholders in the interim.

              In the absence of fraud, the remedy provided by Article 5.12 of the TBCA to a shareholder objecting to the proposed Merger is the exclusive remedy for the recovery of the value of his or her shares and, if Union complies with Article 5.12, then any shareholder who fails to comply with the requirements of Article 5.12 is not entitled to bring suit for the recovery of the value of his or her shares or money damages to the shareholder with respect to the Merger.


SURRENDER OF CERTIFICATES

              Promptly following the Effective Time, Norwest Bank Minnesota, National Association, acting in the capacity of exchange agent for Norwest (the "Exchange Agent"), will mail to each holder of record of shares of Union Common Stock or Union Preferred Stock a form of letter of transmittal, together with instructions for the exchange of such holder's stock certificates for a certificate representing Norwest Common Stock.

              SHAREHOLDERS OF UNION SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FORM AND INSTRUCTIONS.

              Upon surrender to the Exchange Agent of one or more certificates for Union Common Stock or Union Preferred Stock, together with a properly completed letter of transmittal, there will be issued and mailed to the holder a certificate representing the number of whole shares of Norwest Common Stock to which such holder is entitled and, if applicable, a check for the amount representing any fractional share (without interest). A certificate for Norwest Common Stock may be issued in a name other than the name in which the surrendered certificate is registered only if (i) the certificate surrendered is properly endorsed and is otherwise in proper form for transfer and (ii) the person requesting the issuance of such certificate either pays to the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate for such shares in a name other than the registered holder of the certificate surrendered or establishes to the satisfaction of the Exchange Agent that such taxes have been paid or are not due.

              All Norwest Common Stock issued pursuant to the Merger will be deemed issued as of the Effective Time. No dividends in respect of the Norwest Common Stock with a record date after the Effective Time will be paid to the former shareholders of Union entitled to receive certificates for shares of Norwest Common Stock until such shareholders surrender their certificates representing shares of Union Common Stock or Union Preferred Stock. Upon such surrender, there shall be paid to the stockholder in whose name the certificates representing such shares of Norwest Common Stock are issued any dividends the record and payment dates of which shall have been after the Effective Time and before the date of such surrender. After such surrender, there shall be paid to the person in whose name the certificate representing such shares of Norwest Common Stock is issued, on the appropriate dividend payment date, any dividend on such shares of Norwest Common Stock which shall have a record date after the Effective Time, as the case may be, and prior to the date of surrender, but a payment date subsequent to the surrender. In no event shall the persons entitled to receive such dividends be entitled to receive interest on amounts payable as dividends.


CONDITIONS TO THE MERGER

              The effectiveness of the Merger is subject to the satisfaction as of the Effective Date or, if permissible under the Merger Agreement, waiver of a number of conditions.

              CONDITIONS TO THE OBLIGATIONS OF BOTH PARTIES. Conditions to the obligations of both parties to effect the Merger include but are not limited to the following: (i) the approval of the Merger Agreement by the requisite vote of Union's shareholders; (ii) the receipt of all requisite regulatory approvals; and (iii) the absence of any order of a court or agency of competent jurisdiction restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement.

              CONDITIONS TO THE OBLIGATION OF NORWEST. Conditions to the obligation of Norwest to effect the Merger include but are not limited to the following: (i) the total number of shares of Union Common Stock (including phantom shares and other share equivalents but excluding shares of Union Preferred Stock) outstanding or subject to issuance upon exercise of any warrants, options, conversion rights, phantom shares or other common share equivalents shall not have exceeded 1,090,403 shares at any time from the date of the Merger Agreement until the Effective Time; (ii) the total number of shares of Union Preferred Stock (including phantom shares and other share equivalents) outstanding or subject to issuance upon exercise of any warrants, options, conversion rights, phantom shares or other preferred share equivalents shall not have exceeded 433,726 shares at any time from the date of the Merger Agreement until the Effective Time; (iii) the receipt by Norwest of a certificate from Union's chief executive officer and Union's chief financial officer concerning the financial information of Union included in this Proxy Statement-Prospectus; (iv) Union and its subsidiaries shall not have sustained since December 31, 1994 any material loss or interference with their respective businesses from any civil disturbance or any fire, explosion, flood or other calamity, whether or not covered by insurance; (v) the absence of any reasonable basis for any proceeding, claim or action seeking to impose or that could result in the imposition on Union or any of its subsidiaries of any liability arising from the release of hazardous substances under any local, state, federal or foreign environmental statute, regulation or ordinance which has had or could reasonably be expected to have a material adverse effect on Union and its subsidiaries taken as a whole; and (vi) the absence, since September 30, 1995, of any change (other than changes in banking laws or regulations that affect the banking industry generally or changes in the general level of interest rates) or any circumstance which has had or might reasonably be expected to have a material adverse effect on the financial condition, results of operations, business, or prospects of Union and its subsidiaries taken as a whole.

              CONDITIONS TO THE OBLIGATION OF UNION. Conditions to the obligation of Union to effect the Merger include but are not limited to the following: (i) the receipt of an opinion of counsel to Union at the Closing regarding certain federal income tax consequences of the Merger; and (ii) Norwest shall have entered into the Employment Agreement. See "--Certain U.S. Federal Income Tax Consequences."

              For a complete description of all of the conditions to the obligations of the parties to effect the Merger, see Sections 6 and 7 of the Merger Agreement.


REGULATORY APPROVALS

              The Merger is subject to prior approval by the Federal Reserve Board under the Bank Holding Company Act. The Merger is also subject to certain filing and other requirements of the Texas Department of Banking. Norwest will file an application with the Federal Reserve Board requesting approval of the Merger; however, there can be no assurances that the necessary regulatory approval will be obtained or as to the timing of or conditions placed on such approval.

              The approval of any application merely implies satisfaction of regulatory criteria for approval, which do not include review of the Merger from the standpoint of the adequacy of the consideration to be received by, or fairness to, shareholders. Regulatory approvals do not constitute an endorsement or recommendation of the proposed Merger.

              Norwest and Union are not aware of any governmental approvals or compliance with banking laws and regulations that are required for the Merger to become effective other than those described above. The parties currently intend to seek to obtain any other approval and to take any other action that may be required to effect the Merger. There can be no assurance that any required approval or action can be obtained or taken prior to the Special Meeting. The receipt of all necessary regulatory approvals is a condition to effecting the Merger. See "--Conditions to the Merger" and "--Termination of the Merger Agreement."


CONDUCT OF BUSINESS PENDING THE MERGER

              BY UNION. Union and its subsidiaries are required to maintain the general character of their businesses and conduct their businesses in the ordinary and usual manner. In addition, without the prior written consent of Norwest, neither Union nor any of its subsidiaries may (i) make any new loan or modify, restructure or renew any existing loan (except pursuant to commitments made prior to the date of the Merger Agreement) to any borrower if the amount of the resulting loan, when aggregated with all other loans or extensions of credit to such person, would exceed $100,000; (ii) enter into any material agreement, contract or commitment exceeding $10,000 (other than banking transactions in the ordinary course of business and in accordance with policies and procedures in effect on the date of the Merger Agreement); (iii) make any investments except investments by banking subsidiaries in the ordinary course of business for terms of up to one year and in amounts of $100,000 or less;
(iv) sell or otherwise dispose of any shares of its capital stock; (v) sell or otherwise dispose of any of its assets or properties other than in the ordinary course of business; or (vi) declare, set aside, make or pay any dividend or other distribution with respect to its capital stock except for a dividend declared by a subsidiary's board of directors in accordance with applicable law and regulation.

              BY NORWEST. Norwest is required to conduct and to cause its significant subsidiaries to conduct their respective businesses in compliance with all material obligations and duties imposed by laws, regulations, rules and ordinances or by judicial orders, judgments and decrees applicable to them or to their businesses or properties.

              See Sections 4 and 5 of the Merger Agreement for additional restrictions on the conduct of the business of Union and Norwest and their subsidiaries pending the Merger.


NO SOLICITATION

              Union has agreed under the Merger Agreement that neither it nor any of its subsidiaries, or their respective directors, officers, representatives and agents, will directly or indirectly solicit, authorize the solicitation of or enter into any discussions with any third party concerning any offer or possible offer to (i) purchase (A) any shares of common stock, (B) any option or warrant to purchase shares of common stock, (C) any security convertible into shares of common stock or (D) any other equity security of Union or any of its subsidiaries; (ii) make a tender or exchange offer for any shares of common stock or other equity security of Union or any of its subsidiaries; (iii) purchase, lease or otherwise acquire the assets of Union or any of its subsidiaries except in the ordinary course of business; or (iv) merge, consolidate or otherwise combine with Union or any of its subsidiaries. If any third party makes an offer or inquiry to Union or any of its subsidiaries concerning any of the foregoing, Union or the subsidiary, as applicable, is required to promptly disclose such offer or inquiry (including the terms thereof) to Norwest.


CERTAIN ADDITIONAL AGREEMENTS

              UNION. Union has also agreed under the Merger Agreement to (i) if requested by Norwest, terminate or amend, effective as of the Effective Time, certain employee benefit plans of Union and its subsidiaries; (ii) establish such additional accruals and reserves as may be necessary to conform Union's accounting and credit loss reserve practices and methods to those of Norwest and Norwest's plans with respect to the conduct of Union's business after the Effective Time and to provide for costs and expenses related to effecting the transactions contemplated by the Merger Agreement; (iii) obtain and deliver environmental assessment reports on certain properties; (iv) obtain and deliver title commitments and boundary surveys for each of its bank facilities; and (v) use its best efforts to sell or lease certain real property.

              NORWEST. Norwest has agreed under the Merger Agreement to (i) enter into the Employment Agreement; and (ii) for a period of up to 15 days prior to the Closing, permit Union and its representatives to examine the books, records and properties of Norwest and to interview officers, employees and agents of Norwest. For more information concerning the Employment Agreement, see "--Interests of Certain Persons in the Merger."

              For information concerning additional agreements and covenants of Union and Norwest, see Sections 4 and 5 of the Merger Agreement.

TERMINATION OF THE MERGER AGREEMENT

              The Merger Agreement may be terminated at any time prior to the Effective Time (i) by mutual written consent of the parties; (ii) by either party by written notice to the other if the Merger has not become effective by July 31, 1996, unless such failure of the Merger to become effective is due to the failure of the party seeking termination to perform or observe in all material respects the covenants and agreements to be performed or observed by it under the Merger Agreement; or (iii) by either party by written notice to the other if any court or governmental authority of competent jurisdiction has issued a final order restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement. Union may also terminate the Merger Agreement within five business days after the Special Meeting if the Norwest Measurement Price is less than $25.


AMENDMENT OF MERGER AGREEMENT

              The Merger Agreement may be amended by the parties thereto, pursuant to action taken by their respective boards of directors or pursuant to authority delegated by their respective boards of directors, at any time before or after approval of the Merger Agreement by Union's shareholders; provided that, after the Merger Agreement is approved by Union's shareholders, no amendment can be made to the Merger Agreement that changes in a manner materially adverse to Union's shareholders the consideration to be received by Union's shareholders in the Merger.


WAIVER OF PERFORMANCE OF OBLIGATIONS

              Any of the parties to the Merger Agreement may, by a signed writing, give any consent, take any action with respect to the termination of the Merger Agreement or otherwise, or waive any of the inaccuracies in the representations and warranties of the other party or compliance by the other party with any of the covenants or conditions contained in the Merger Agreement.


EFFECT ON EMPLOYEE BENEFIT PLANS

              The Merger Agreement provides that, subject to any eligibility requirements applicable to such plans, employees of Union shall be entitled to participate in those Norwest employee benefit and welfare plans specified in the Merger Agreement. The eligible employees of Union shall enter each of such plans no later than the first day of the calendar quarter which begins at least 32 days after the Effective Time. Union's employees will generally continue to participate in welfare and retirement plans maintained by Union until entering Norwest's plans. Eligible Union employees will receive credit for past service for the purpose of determining certain benefits under certain but not all of Norwest's benefit plans.


INTERESTS OF CERTAIN PERSONS IN THE MERGER

     The Merger Agreement provides, as a condition to Union's obligations thereunder, that Norwest, Union and the Bank shall have entered into the Employment Agreement with John H. Keck. The Employment Agreement provides that Norwest or one of its subsidiaries shall employ Mr. Keck for a term of eighteen months following the Closing Date at an annual salary of $170,000. The Employment Agreement also provides that Mr. Keck will be entitled to receive a lump sum severance payment of $85,000 upon the later of the expiration of the Employment Agreement or termination of his employment with the Norwest and its subsidiaries. Norwest management will also request that the Human Resources Committee of the Norwest Board grant to Mr. Keck, at its first meeting following the Closing, a stock option for the purchase of 1,500 shares of Norwest Common Stock at an exercise price equal to the fair market value of such stock as of the date of grant, 100% of which will become first exercisable on the first anniversary of the date such option is granted, provided that Mr. Keck is still an employee of Norwest or one of its affiliates on the vesting date. A copy of the Employment Agreement is included in this Proxy Statement-Prospectus as Exhibit C to the Merger Agreement, which is included as Appendix A hereto.

     Norwest has agreed in the Merger Agreement to allow John H. Keck, Keith L. Rhoden and S. Bradford Sledge to purchase from the Bank at any time prior to the Closing the split dollar life insurance policies covering their respective lives at a price equal to the cash value of each such policy as of the date of purchase. Norwest has also agreed in the Merger Agreement to allow Ray M. Keck, Jr., to purchase from the Bank at any time prior to the Closing the key-man life insurance policies covering his life at a price equal to the cash value of such policies as of the date of purchase. If such policies are not purchased by such individuals, Norwest intends to surrender such policies to the respective insurance companies which are the writers of such policies in exchange for such cash values. As of December 31, 1995, the cash values of the policies for John H. Keck, Ray M. Keck, Jr., Keith L. Rhoden and S. Bradford Sledge were $176,990, $195,093, $98,506 and $136,638, respectively.


CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of certain federal income tax consequences of the Merger that are generally applicable to Union's shareholders. The discussion is based on currently existing provisions of the Code, existing regulations thereunder (including final, temporary or proposed) and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences described herein. The following discussion is intended only as a summary of certain principal federal income tax consequences of the Merger and does not purport to be a complete analysis or listing of the all of the potential tax effects relevant to a decision on whether to vote in favor of approval of the Merger Agreement.

              The parties expect the Merger to qualify as a reorganization under Section 368(a) of the Code. Except for cash received in lieu of a fractional share interest in Norwest Common Stock, holders of shares of Union Common Stock and Union Preferred Stock will recognize no gain or loss on the receipt of Norwest Common Stock. The Merger's effectiveness is conditioned upon the receipt by Union of a written opinion of Vinson & Elkins L.L.P., counsel to Union, substantially to the effect that, for U.S. federal income tax purposes: (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (ii) no gain or loss will be recognized by the holders of Union Common Stock or Union Preferred Stock upon receipt of Norwest Common Stock except for cash received in lieu of fractional shares; and
(iii) the basis of the Norwest Common Stock received by the shareholders of Union will be the same as the basis of the Union Common Stock or Union Preferred Stock, as the case may be, exchanged therefor; and (iv) the holding period of the shares of Norwest Common Stock received by the shareholders of Union will include the holding period of the Union Common Stock or Union Preferred Stock, as the case may be, provided such shares of Union Common Stock or Union Preferred Stock were held as a capital asset as of the Effective Time.

     The opinion of counsel, which will be delivered on the Closing Date, is filed as an exhibit to the Registration Statement. The foregoing discussion is only a summary of the tax consequences as described in the opinion. An opinion of counsel only represents counsel's best legal judgment and has no binding effect or official status of any kind, and no assurance can be given that contrary positions may not be taken by the Internal Revenue Service (the "IRS") or a court considering the issues. Neither Union nor Norwest has requested or will request a ruling from the IRS with regard to the federal income tax consequences of the Merger.

     THE FOREGOING IS A GENERAL SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO UNION SHAREHOLDERS, WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH SHAREHOLDER'S TAX SITUATION AND STATUS. EACH UNION SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING ANY SUCH SPECIFIC TAX SITUATION AND STATUS, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN LAWS AND THE POSSIBLE EFFECT OF CHANGES IN FEDERAL AND OTHER TAX LAWS.


RESALE OF NORWEST COMMON STOCK

              The shares of Norwest Common Stock issuable to shareholders of Union upon the Merger becoming effective have been registered under the Securities Act. Such shares may be traded freely and without restriction by those shareholders not deemed to be "affiliates" of Union or Norwest as that term is defined in the rules under the Securities Act. Norwest Common Stock received by those shareholders of Union who are deemed to be "affiliates" of Union may be resold without registration as provided for by Rule 145 or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Union generally include individuals or entities that control, are controlled by or are under common control with, Union and may include the executive officers and directors of Union as well as certain principal shareholders of Union. In the Merger Agreement, Union has agreed to use its best efforts to cause each executive officer, director or shareholder who may reasonably be deemed an affiliate of Union to represent to Norwest that such affiliate will not sell, transfer or otherwise dispose of the shares of Norwest Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder. This Proxy Statement-Prospectus does not cover any resales of Norwest Common Stock received by affiliates of Union.


STOCK EXCHANGE LISTING

              The Merger Agreement provides for the filing by Norwest of listing applications with the NYSE and the CHX covering the shares of Norwest Common Stock issuable upon the Merger becoming effective. The Merger's effectiveness is conditioned on the authorization for listing of such shares on the NYSE and CHX.

ACCOUNTING TREATMENT

              Any provision of the Merger Agreement notwithstanding, management of Norwest anticipates that the Merger will be accounted for as a purchase under generally accepted accounting principles.


EXPENSES

              Except as otherwise provided in the Merger Agreement, Norwest and Union will each pay their own expenses in connection with the Merger, including fees and expenses of their respective independent auditors and counsel.

                        NORWEST CAPITAL STOCK AND RIGHTS

              The following description of certain aspects of the capital stock of Norwest and certain rights of Norwest's stockholders is not intended to be complete and is qualified in its entirety by reference to Article FOURTH of the Norwest Certificate and other documents incorporated by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "COMPARISON OF RIGHTS OF HOLDERS OF UNION CAPITAL STOCK AND NORWEST COMMON STOCK."


GENERAL

              Norwest is authorized to issue a total of 509,000,000 shares of capital stock, consisting of 500,000,000 shares of Norwest Common Stock, 5,000,000 shares of preferred stock without par value ("Norwest Preferred Stock") and 4,000,000 shares of preference stock without par value ("Norwest Preference Stock"). As of December 31, 1995, Norwest had issued (i) 358,332,153 shares of Norwest Common Stock, of which 352,760,457 shares were outstanding and 5,571,696 shares were held as treasury shares, and (ii) 2,119,681 shares of Norwest Preferred Stock, consisting of 1,127,125 shares of 10.24% Cumulative Preferred Stock, 980,000 shares of Cumulative Tracking Preferred Stock (of which 25,000 shares were held by a subsidiary of Norwest), 12,984 shares of ESOP Cumulative Convertible Preferred Stock and 24,572 shares of 1995 ESOP Cumulative Convertible Preferred Stock. On January 2, 1996, all of the outstanding shares of 10.24% Cumulative Preferred Stock and related depositary shares were redeemed at the $100 stated value. Norwest had not issued any shares of Norwest Preference Stock as of the date of this Proxy Statement-Prospectus.

              Norwest's board of directors (the "Norwest Board") has designated 1,250,000 shares of Norwest Preferred Stock as Series A Junior Participating Preferred Stock (the "Norwest Junior Preferred Shares") and reserved the Norwest Junior Preferred Shares for issuance pursuant to a rights agreement dated November 22, 1988 between Norwest and Citibank, N.A., as the rights agent. See"--Rights Plan." Norwest had not issued any Norwest Junior Preferred Shares as of the date of this Proxy Statement-Prospectus.


NORWEST COMMON STOCK

              Each share of Norwest Common Stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders. Holders of Norwest Common Stock do not have any cumulative voting rights. For that reason, holders of a majority of the shares of Norwest Common Stock entitled to vote in any election of directors of Norwest may elect all of the directors standing for election. Holders of Norwest Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Norwest Board out of funds legally available therefor, subject to (i) preferential dividend rights of all then outstanding shares of Norwest Preferred Stock and Norwest Preference Stock, (ii) certain legal restrictions on the ability of Norwest's banking and savings association subsidiaries to distribute funds to Norwest and
(iii) such restrictions as may be imposed on Norwest from time to time pursuant to debt or credit facilities or otherwise. See "CERTAIN REGULATORY CONSIDERATIONS." Holders of Norwest Common Stock do not have any preemptive rights to purchase additional securities issued by Norwest or rights to convert their shares of Norwest Common Stock into other securities of Norwest. Upon the liquidation, dissolution or winding up of Norwest, subject to the prior rights of all then outstanding shares of Norwest Preferred Stock and Norwest Preference Stock, holders of Norwest

Common Stock are entitled to receive ratably the assets of Norwest available after the payment of all debts and other liabilities. All outstanding shares of Norwest Common Stock are duly authorized, validly issued and nonassessable. Norwest Bank Minnesota, National Association, a subsidiary of Norwest, is the transfer agent and registrar for shares of Norwest Common Stock.

              Each share of Norwest Common Stock includes, and each share of Norwest Common Stock issued in the Merger will include, a right to purchase one four-hundredth of a Norwest Junior Preferred Share. See "--Rights Plan"

              The rights, preferences and privileges of holders of Norwest Common Stock are subject to, and may be adversely affected by, the rights of holders of Norwest Preferred Stock or Norwest Preference Stock. See "--Norwest Preferred Stock; Norwest Preference Stock."


NORWEST PREFERRED STOCK; NORWEST PREFERENCE STOCK

              The Norwest Board is authorized to issue shares of Norwest Preferred Stock and Norwest Preference Stock in one or more series and to fix the relative rights, preferences, privileges and restrictions thereof, including dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences, and the designation of any series and the number of shares constituting such series, all without any vote or other action on the part of stockholders; provided, however, that holders of Norwest Preference Stock will not be entitled to more than one vote per share. The Norwest Board may issue shares of Norwest Preferred Stock and Norwest Preference Stock at any time and from time to time without any vote or other action on the part of stockholders.

              The ability of the Norwest Board to issue shares of Norwest Preferred Stock or Norwest Preference Stock, although providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from acquiring, a majority of the outstanding voting stock of Norwest. For a discussion of other provisions of the Norwest Certificate or Norwest Bylaws that may delay, deter or prevent a tender offer or other takeover attempt, see "--Rights Plan" below.


RIGHTS PLAN

              Norwest has in effect a rights plan (the "Rights Plan") pursuant to which each share of Norwest Common Stock now outstanding, and each share of Norwest Common Stock to be issued in the Merger, have attached to it one Preferred Stock purchase right (a "Right") entitling the holder thereof to purchase one four-hundredth of a Norwest Junior Preferred Share at a price of $175.00, subject to customary antidilution adjustment. The Rights are not separable from, and trade automatically with, the shares of Norwest Common Stock to which they are attached. No separate certificates for the Rights will be issued. The Rights are exercisable only upon the occurrence of certain specified events as described below. All rights expire November 23, 1998, unless earlier exercised by the holders thereof or redeemed or extended by Norwest. Until exercised, the Rights in and of themselves do not confer any rights on their holders as stockholders of Norwest, including but not limited to the right to vote or receive dividends. Subject to certain limited exceptions, the Norwest Board may amend or otherwise modify the provisions of the Rights and the Rights Plan without any vote or other action on the part of the holders of the Rights.

              The Rights are exercisable only if a person or group acquires or announces an offer to acquire 25% or more (the "Triggering Percentage") of the outstanding shares of Norwest Common Stock. The Norwest Board may, without any vote or other action on the part of stockholders, reduce the Triggering Percentage to no less than 15% at any time prior to the Rights becoming exercisable. The Rights have certain additional rights that will be triggered upon the occurrence of specified events:

              (1) If a person or group acquires at least the Triggering Percentage of Norwest Common Stock, the Rights permit the holders thereof, other than such person or group, to acquire shares of Norwest Common Stock at 50% of such shares' market value at the time. This feature will not apply, however, if a person or group that owns less than the Triggering Percentage acquires at least 85% of the outstanding shares of Norwest Common Stock pursuant to a cash tender offer for 100% of the outstanding shares of Norwest Common Stock.

              (2) After a person or group acquires at least the Triggering Percentage of Norwest Common Stock but before such person or group acquires 50% of the outstanding shares of Norwest Common Stock, the Norwest Board may exchange each Right, other than Rights owned by such acquiror, for one share of Norwest Common Stock or one four-hundredth of a Junior Preferred Share.

              (3) In the event of certain business combinations involving Norwest or the sale of 50% or more of the assets or earning power of Norwest, the Rights permit the holders thereof to purchase the stock of the acquiror at 50% of such shares' market value.

              Each Junior Preferred Share will have 400 votes, voting together with shares of Norwest Common Stock. Each Junior Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share and will be entitled to an aggregate dividend of 400 times the dividend declared per share of Norwest Common Stock. In the event of a merger, consolidation or other transaction in which Norwest Common stock is exchanged, each Junior Preferred Share will be entitled to receive 400 times the amount received per share of Norwest Common Stock. In the event of liquidation of Norwest, the holders of the Junior Preferred Shares will be entitled to a minimum preferential liquidation payment of $400 per share and will be entitled to an aggregate payment of 400 times the payment made per share of Norwest Common Stock. The Junior Preferred Shares will not be redeemable. The rights of the Junior Preferred Shares are protected by customary antidilution provisions.

              The Norwest Board may redeem the Rights in whole, but not in part, at a price of $.0025 per Right (the "Redemption Price") at any time prior to the acquisition by a person or group of at least the Triggering Percentage of the outstanding shares of Norwest Common Stock. The Norwest Board may effect the redemption at such time, upon such terms and subject to such conditions as the Norwest Board in its sole discretion may deem necessary or advisable. Immediately upon redemption of the Rights, all rights of the holders thereof (including the right to exercise the Rights) will terminate except for the right to receive the Redemption Price.

              The operation of the Rights Plan may result in immediate substantial dilution to, or otherwise materially adversely affect, any person or group that acquires the Triggering Percentage of Norwest Common Stock or otherwise triggers a provision of the Rights Plan. For that reason, the existence of the Rights Plan may have the effect of delaying, deterring or preventing a takeover of Norwest.

DIVIDEND REINVESTMENT AND OPTIONAL CASH PAYMENT PLAN

              Norwest has in effect an automatic Dividend Reinvestment and Optional Cash Payment Plan that entitles participants to reinvest dividends on Norwest Common Stock held by them in additional shares of Norwest Common Stock and, subject to certain dollar limits, purchase additional shares of Norwest with voluntary cash payments. The price at which shares of Norwest Common Stock are purchased under the plan is equal to the fair market value of the Norwest Common Stock (as calculated in accordance with the provisions of the plan) at the time of purchase. All stockholders of Norwest (including former shareholders of Union who receive shares of Norwest Common Stock in the Merger) are entitled to participate in the plan as currently in effect.


SHARES REGISTERED UNDER THE SECURITIES ACT

              Norwest has registered 1,700,000 shares of Preferred Stock under the Act, all of which were available for issuance as of the date of this Proxy Statement-Prospectus. Pursuant to additional shelf registration statements filed with the Commission, Norwest has also registered under the Securities Act an indeterminate number of securities (the "Shelf Securities"), which Norwest may issue as, among other securities, Norwest Preferred Stock or securities convertible into Norwest Common Stock or Norwest Preferred Stock. As of December 31, 1995, Norwest had available for issuance Shelf Securities having an aggregate initial public offering price of up to $1.925 billion. The Norwest Board may issue the Shelf Securities at any time and from time to time without any vote or other action on the part of stockholders.

              No prediction can be made as to the effect, if any, that future sales of shares of Norwest's capital stock will have on the market price of the Norwest Common Stock prevailing from to time. Sales of substantial amounts of capital stock in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of Norwest Common Stock. Future sales of Norwest's capital stock may result in dilution to existing stockholders.

             COMPARISON OF RIGHTS OF HOLDERS OF UNION CAPITAL STOCK
                            AND NORWEST COMMON STOCK



GENERAL

              Union is incorporated under the laws of the state of Texas. Norwest is incorporated under the laws of the state of Delaware. The rights of Union's shareholders are currently governed by the TBCA and the Union Articles and Union Bylaws. If Union's shareholders approve the Merger Agreement and the Merger becomes effective, shareholders of Union will become stockholders of Norwest. For that reason, after the Effective Time, their rights will be governed by the DGCL and the Norwest Certificate and Norwest Bylaws.

              The following is a comparison of certain rights of holders of Union Common Stock and Union Preferred Stock with the rights of holders of Norwest Common Stock. It is not intended to be complete and is qualified in its entirety by reference to the relevant provisions of the laws and documents discussed below. For additional information concerning the rights of holders of Norwest Common Stock, see "NORWEST CAPITAL STOCK AND RIGHTS."


DIRECTORS

              UNION. The Union Bylaws provide that the number of directors shall be determined from time to time by resolution of a majority of the full board of directors and that directors hold office until the next annual meeting of shareholders and until their successors shall have been elected and qualified. The number of directors of Union is currently fixed at five. Directors of Union may be removed with or without cause by the affirmative vote of the holders of a majority of the shares of Union capital stock entitled to vote thereon. Vacancies on the Union Board may be filled by a majority of the remaining directors even though such majority may be less than a quorum of the board of directors. Directors of Union are elected by a majority of the votes of shares of Union capital stock entitled to vote thereon, present in person or by proxy at the meeting at which directors are elected. Holders of Union Common Stock and holders of Union Preferred Stock vote together as a single class on election of directors. The Union Articles do not currently permit cumulative voting in the election of directors.

              NORWEST. The Norwest Bylaws provide for a board of directors consisting of not less than 10 nor more than 23 persons, each serving for a term of one year or until his or her earlier death, resignation or removal. The number of directors of Norwest is currently fixed at 15. Directors of Norwest may be removed with or without cause by the affirmative vote of the holders of a majority of the shares of Norwest capital stock entitled to vote thereon. Vacancies on the Norwest Board may be filled by a majority of the remaining directors or, in the event a vacancy is not so filled or if no director remains, by the stockholders. Directors of Norwest are elected by plurality of the votes of shares of Norwest capital stock entitled to vote thereon present in person or by proxy at the meeting at which directors are elected. The Norwest Certificate does not currently permit cumulative voting in the election of directors. See "NORWEST CAPITAL STOCK AND RIGHTS--Common Stock."

AMENDMENT OF ARTICLES OR CERTIFICATE OF INCORPORATION AND BYLAWS

              UNION.           The Union Articles may be amended only if the
proposed amendment is approved by the Union Board and thereafter approved by holders of two-thirds of the outstanding stock entitled to vote thereon and by the holders of two-thirds of the outstanding stock of each class entitled to vote thereon as a class. Holders of Union Common Stock and holders of Union Preferred Stock vote together as a single class on all amendments except those which would affect a change in either class, in which case the holders of each class being affected would be entitled to a class vote. The Union Bylaws may be amended by a majority of the Union Board or by the holders of a majority of the outstanding stock entitled to vote thereon. Shares of Preferred Stock currently authorized in the Union Articles may be issued by the Union Board without amending the Union Articles or otherwise obtaining the approval of Union's shareholders.

              NORWEST. The Norwest Certificate may be amended only if the proposed amendment is approved by the Norwest Board and thereafter approved by a majority of the outstanding stock entitled to vote thereon and by a majority of the outstanding stock of each class entitled to vote thereon as a class. The Norwest Bylaws may be amended by a majority of the Norwest Board or by a majority of the outstanding stock entitled to vote thereon. Shares of Norwest Preferred Stock and Norwest Preference Stock currently authorized in the Norwest Certificate may be issued by the Norwest Board without amending the Norwest Certificate or otherwise obtaining the approval of Norwest's stockholders. See "NORWEST CAPITAL STOCK AND RIGHTS--Preferred Stock and Preference Stock."


SHAREHOLDER OR STOCKHOLDER APPROVAL OF MERGERS AND ASSET SALES

              In addition to being subject to the laws of Texas and Delaware, respectively, both Union and Norwest, as bank holding companies, are subject to various provisions of federal law with respect to mergers, consolidations and certain other corporate transactions. See "CERTAIN REGULATORY CONSIDERATIONS."

              UNION. Except as described below, the affirmative vote of holders of two-thirds of the outstanding shares of Union Common Stock and holders of two-thirds of the outstanding shares of Union Preferred Stock entitled to vote thereon, voting as separate classes, is required to approve a merger of consolidation involving Union or the sale, lease or exchange of all or substantially all of Union's corporate assets. No vote of the shareholders is required, however, in connection with a merger in which Union is the surviving corporation and (i) the agreement of merger does not amend in any respect the Union Articles, (ii) each share of Union capital stock outstanding immediately before the merger is to be an identical outstanding share of Union capital stock after the merger, and (iii) the voting power of the number of voting shares outstanding immediately after the merger, plus the voting power of the shares issuable as a result of the merger, will not exceed by more than 20% the voting power of the total number of voting shares of Union outstanding immediately before the merger.

              NORWEST. Except as described below, the affirmative vote of a majority of the outstanding shares of Norwest Common Stock entitled to vote thereon is required to approve a merger or consolidation involving Norwest or the sale, lease or exchange of all or substantially all of Norwest's corporate assets. No vote of the stockholders is required, however, in connection with a merger in which Norwest is the surviving corporation and (i) the agreement of merger for the merger does not amend in any respect the Norwest Certificate,
(ii) each share of capital stock outstanding immediately before the merger is to be an identical outstanding or treasury share of Norwest after the merger, and (iii) the number of shares of capital stock to be issued in the merger (or to be issuable upon conversion of any convertible instruments to be issued in the merger) does not exceed 20% of the shares of Norwest's capital stock outstanding immediately before the merger.


APPRAISAL RIGHTS

              UNION. Articles 5.11 through 5.13 of the TBCA provide for shareholder appraisal rights in connection with mergers and corporate combinations generally; however, appraisal rights are not available to holders of any class or series of class that, at the record date fixed to determine shareholders entitled to receive notice of and to vote at the meeting to act upon the agreement of merger or combination, were either (i) listed on a national securities exchange, or (ii) held of record by more than 2,000 shareholders, so long as shareholders are not required by the terms of the plan of merger or combination to accept for their shares any consideration other than (a) shares of a corporation that, immediately after the effective time of the merger or combination, will be part of a class or series of shares which are listed, or authorized for listing upon official notice of issuance, on a national securities exchange or held of record by not less than 2,000 holders and (b) cash in lieu of fractional shares otherwise entitled to be received.

              NORWEST. Section 262 of the DGCL provides for stockholder appraisal rights in connection with mergers and consolidations generally; however, appraisal rights are not available to holders of any class or series of stock that, at the record date fixed to determine stockholders entitled to receive notice of and to vote at the meeting to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or
(ii) held of record by more than 2,000 stockholders, so long as stockholders receive shares of the surviving corporation or another corporation whose shares are so listed or designated or held by more than 2,000 stockholders. Norwest Common Stock is listed on the NYSE and the CHX and currently held by more than 2,000 stockholders. For these reasons, assuming that the other conditions described above are satisfied, holders of Norwest Common Stock will not have appraisal rights in connection with mergers and consolidations involving Norwest.


SPECIAL MEETINGS

              UNION. Under the TBCA, special meetings of shareholders may be called by the president, the board of directors, or such other person or persons as may be authorized in the articles of incoproration or the bylaws, or by the holders of at least 10% of all the shares entitled to vote at the proposed special meeting (unless the articles of incorporation require a number of shares greater than or less than 10%, but in no event greater than 50%).
The Union Bylaws provide that special meetings of the shareholders may be called by the president, and shall be called by the president or secretary at the request in writing of a majority of the Union Board, or at the request in writing of shareholders owning not less than 10% of all the shares entitled to vote at the meeting.

              NORWEST. Under the DGCL, special meetings of stockholders may be called by the board of directors or by such persons as may be authorized in the certificate of incorporation or bylaws. The Norwest Bylaws provide that a special meeting of stockholders may be called only by the Chairman of the Board, a Vice Chairman, the President or a majority of the Norwest Board. As such, holders of Norwest Common Stock do not have the ability to call a special meeting of stockholders.

ACTION WITHOUT A MEETING

              UNION. As permitted by Article 9.10 of the TBCA, any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting pursuant to the written consent of the holders of all of the shares entitled to vote with respect to the action that is the subject to the consent. Article 9.10 of the TBCA also states that the articles of incorporation may provide that any action required to be taken at a meeting of shareholders may instead be taken without a meeting pursuant to the written consent of the holders of the number of shares that would have been required to effect the action at an actual meeting of shareholders. The Union Articles do not contain any such provision.

              NORWEST. As permitted by Section 228 of the DGCL and the Norwest Certificate, any action required or permitted to be taken at a stockholders' meeting may be taken without a meeting pursuant to the written consent of the holders of the number of shares that would have been required to effect the action at an actual meeting of the stockholders.


LIMITATION OF DIRECTOR LIABILITY

              UNION. Article 1302-7.06 of the Texas Civil Statutes provides that the articles of incorporation may provide that a director of the corporation shall not be liable, or shall be liable only to the extent provided in the articles of incorporation, to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, provided that there shall be no limitation of liability of a director to the extent the director is found liable for (i) a breach of the director's duty of loyalty to the corporation or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. The Union Articles do not contain any special provisions relating to limitation of liability of directors.

              NORWEST. The Norwest Certificate provides that a director (including an officer who is also a director) of Norwest shall not be liable personally to Norwest or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability arising out of (i) any breach of the director's duty of loyalty to Norwest or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of a dividend or approval of a stock repurchase in violation of Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit. This provision protects Norwest's directors against personal liability for monetary damages from breaches of their duty of care. It does not eliminate the director's duty of care and has no effect on the availability of equitable remedies, such as an injunction or rescission, based upon a director's breach of his duty of care.


INDEMNIFICATION OF OFFICERS AND DIRECTORS

              UNION. The Union Bylaws provide that Union shall indemnify any director or officer or former director or officer of Union, or any person who may have served at Union's request as a director or officer or former director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding, whether civil or criminal, in which he is made a party by reason of being or having been such director or officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty. The Union Bylaws also provide that Union shall reimburse any such director or officer or former director or officer or any such person for the reasonable cost of settlement of any such action, suit or proceeding if it shall be found by a majority of the directors not involved in the matter in controversy, whether or not a quorum, that it was in the best interest of Union that such settlement be made, and that such director, officer, former director or officer or such person was not guilty of negligence or misconduct in performance of duty. Union may pay in advance any expenses which may become subject to indemnification if the Union Board authorizes the specific payment and if the person receiving the payment undertakes in writing to repay such payment unless it is ultimately determined that he is entitled to indemnification by Union.

              Pursuant to the Union Bylaws, Union may maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of Union or who is or was serving at the request of Union as a director, officer, employee or agent of another corporation or entity against any liability asserted against him and incurred by him in any such capacity or arises out of his status as such, whether or not Union would have the power to indemnify him against such liability under the Union Bylaws or the laws of the state of Texas.

              The right to indemnification is not exclusive of any other right which any person may have or be entitled to under any agreement, insurance policy or vote of shareholders or otherwise.

              NORWEST.    The Norwest Certificate provides that Norwest must
indemnify, to the fullest extent authorized by the DGCL, each person who was or is made a party to, is threatened to be made a party to, or is involved in, any action, suit, or proceeding because he is or was a director or officer of Norwest (or was serving at the request of Norwest as a director, trustee, officer, employee, or agent of another entity) while serving in such capacity against all expenses, liabilities, or loss incurred by such person in connection therewith, provided that indemnification in connection with a proceeding brought by such person will be permitted only if the proceeding was authorized by the Norwest Board. The Norwest Certificate also provides that Norwest must pay expenses incurred in defending the proceedings specified above in advance of their final disposition, provided that if so required by the DGCL, such advance payments for expenses incurred by a director or officer may be made only if he undertakes to repay all amounts so advanced if it is ultimately determined that the person receiving such payments is not entitled to be indemnified.

              The Norwest Certificate authorizes Norwest to provide similar indemnification to employees or agents of Norwest.

              Pursuant to the Norwest Certificate, Norwest may maintain insurance, at its expense, to protect itself and any directors, officers, employees or agents of Norwest or another entity against any expense, liability or loss, regardless of whether Norwest has the power or obligation to indemnify that person against such expense, liability or loss under the DGCL.

              The right to indemnification is not exclusive of any other right which any person may have or acquire under any statute, provision of the Norwest Certificate or Norwest Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

DIVIDENDS

              In addition to restrictions imposed under Texas and Delaware law, respectively, Norwest and Union are subject to Federal Reserve Board and other regulatory policies regarding payment of dividends, which generally limit dividends to operating earnings. See "INFORMATION CONCERNING UNION--Supervision and Regulation" and "CERTAIN REGULATORY CONSIDERATIONS."

              UNION. Texas corporations may pay dividends out of surplus provided that after giving effect to the dividend payment, the corporation would not be insolvent.

              NORWEST. Delaware corporations may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which declared and for the preceding fiscal year. Section 170 of the DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.


PROPOSAL OF BUSINESS, NOMINATION OF DIRECTOR

              UNION. The Union Bylaws do not contain any procedural rules to be followed by a stockholder in connection with (i) the nomination by such stockholder of a person to serve as a director, or (ii) the proposal by such stockholder of an item of business for consideration at a meeting of Union shareholders.

              NORWEST. The Norwest Bylaws contain detailed advance notice and informational procedures which must be complied with in order for a stockholder to nominate a person to serve as a director. The Norwest Bylaws generally require a stockholder to give notice of a proposed nominee in advance of the stockholders meeting at which directors will be elected. In addition, the Norwest Bylaws contain detailed advance notice and informational procedures which must be followed in order for a Norwest stockholder to propose an item of business for consideration at a meeting of Norwest stockholders.

                          INFORMATION CONCERNING UNION




GENERAL

              Union is registered under federal law as a bank holding company and owns all of the outstanding capital stock of the Bank. Union was organized under the laws of the state of Texas on May 17, 1984, and became a bank holding company through its acquisition of the Bank on January 11, 1986.

              Union assists the Bank in the management and coordination of its financial resources and provides capital and business development, long-range planning and public relations assistance. At December 31, 1995, Union had, on a consolidated basis, total assets of approximately $237.5 million, total deposits of approximately $225.4 million, net loans (total loans minus allowance for possible loan losses and unearned discounts) of approximately $116.0 million and total stockholders' equity of approximately $10.0 million.

              The Bank provides a wide range of banking services for its commercial, industrial and financial customers. Commercial lending activities include short-term and medium-term loans, revolving credit arrangements, inventory and accounts receivable financing, equipment financing, interim and long-term real estate lending, as well as services such as wire transfers, federal tax depository services, and VISA and MasterCard merchant accounts.

              The Bank also provides a wide range of consumer banking services, including savings and checking accounts, various savings programs and installment and other personal loans. The Bank makes home improvement and real estate loans and offers MasterCard and VISA credit cards to its customers, and provides safe deposit services. The Bank provides 24 hour access to routine banking services through automated teller machines.

              The Bank maintains four locations in Laredo and a full service branch in San Antonio, Texas, the ninth largest city in the United States. The Bank pioneered branch banking in Texas by successfully opening the first out-of-county branch in Texas in 1987.

LOCAL ECONOMY

              The population of Laredo is 125,000 and, combined with its sister city of Nuevo Laredo, Mexico, is part of a community of 500,000 inhabitants. Imports and exports through the Port of Laredo and the Maquiladora program have invigorated the border economy. San Antonio is home to five military bases and has a strong tourism market that helps maintain stability in the local economy. Along with Laredo, San Antonio is an important center for U.S./Mexican trade, and will likely increase in importance due to implementation of the North American Free Trade Agreement ("NAFTA"), which is expected to cause substantial increases in cross-border trade with Mexico. Because of the active economy, expanding trade relations and growth opportunities, the Bank is positioning itself for a greater market presence in those areas.

PREMISES

              The main facility of the Bank (the "Main Bank") is located at 1100 Matamoros in the central business district of Laredo, Texas. The Bank owns and occupies a two-story building at that location. The North Banking Facility is located in North Laredo immediately adjacent to Interstate 35 and the largest local mall. The facility consists of a walk-in lobby and seven drive-in lanes. The West Banking Facility is located at 900 Victoria Street in Laredo, two blocks from the Main Bank. The facility consists of three drive-in lanes and additional office space. The East Banking Facility is located at Guadalupe and Stone Street in Laredo. The facility consists of a newly expanded walk-in lobby and eight drive-in lanes. The Bank's San Antonio location is located at 4940 Broadway in San Antonio. The facility consists of a full service lobby and two drive-in lanes. The Bank operates three automated teller machines, one at the North Banking Facility, one at the West Banking Facility, and one at the East Banking Facility. The Bank also leases property adjacent to the Main
Bank, which is used to house the data processing and the purchasing departments.

EMPLOYEES

              At December 31, 1995, Union and the Bank had 125 full-time and five part-time employees.

SUPERVISION AND REGULATION

              Union and the Bank are subject to extensive regulation by the Federal Reserve Board, the Office of the Comptroller of the Currency
(the "OCC") and the Federal Deposit Insurance Corporation (the "FDIC"). These regulatory agencies have broad powers which can have a major effect on the operating policies of the Bank. Matters which might be affected include the scope of business and investments, cash reserves, the purpose, nature of and collateral for loans, the maximum interest payable on deposits, dividend policies, capitalization ratios, investment in bank premises or branches, and the amount of assets held in investment and loan portfolios. Periodic evaluations of the condition of the Bank are made by these regulatory agencies. Their evaluations are based on reports frequently submitted by the Bank and by periodic on-site examinations by field examiners. See "Certain Regulatory Considerations" for information regarding the effect of regulation by the FRB, the OCC and the FDIC on banks and bank holding companies generally.

              The Federal Reserve Board with respect to bank holding companies and the OCC with respect to national banks have adopted certain risk-based capital adequacy guidelines. Under the Federal Reserve Board's guidelines, Union is required to maintain a minimum ratio of Tier 1 and total capital to risk-adjusted assets ratios of at least 4.0% and 8.0%, respectively, and a minimum leverage ratio of 3%. As of December 31, 1995, Union's actual Tier 1 and total assets to risk-adjusted assets ratios were 8.34% and 9.59%, respectively, and its actual leverage ratio was 4.18%. Pursuant to the agreement with the OCC discussed below, the Bank is required to maintain minimum Tier 1 and total capital to risk-adjusted assets ratios of at least 5.0% and 10.0%, respectively, and a minimum leverage ratio of 5%. As of December 31, 1995, the Bank's actual Tier 1 and total assets to risk-adjusted assets ratios were 8.50% and 9.76%, respectively, and its actual leverage ratio was 4.26%. For a more detailed discussion of the capital guidelines and the criteria used to determine minimum required capital ratios, see "CERTAIN REGULATORY CONSIDERATIONS--Capital Requirements."

              In 1992, Union entered into a letter agreement with the Federal Reserve Bank of Dallas (the "Reserve Bank") which requires Union to (i) receive written approval of the Reserve Bank prior to declaration or payment of any dividends; (ii) provide advance written notice to the Reserve Bank prior to any receipt of dividends from the Bank; (iii) prepare and provide to the Reserve Bank a capital plan; and (iv) provide the Reserve Bank with quarterly progress reports and financial statements. Management believes Union is in substantial compliance with the terms of the letter agreement.

              On April 24, 1992, the Bank entered into an agreement with the OCC. The agreement requires the Bank to appoint a compliance committee of the Bank's board of directors to assure compliance with the agreement, employ an independent management consultant to review the structure and operations of the Bank, adopt and implement a three-year strategic plan, formulate and ensure implementation of an internal loan review function, adopt and implement a program to address criticized assets, develop and implement a policy to govern the treatment of nonaccrual loans, obtain current information for all loans, conduct a review of the Bank's policy regarding transactions with affiliates, develop and implement a policy regarding accounting for nonrefundable fees associated with the origination of loans, adopt and implement a real estate appraisal policy, revise the Bank's liquidity and asset and liability management policies, and adopt and implement an electronic data processing program. It also required the Bank to increase its level of Tier 1 capital to adjusted total assets (average total assets minus certain intangible assets that are deducted from Tier 1 capital) to 5.0% and to increase its level of total capital to risk-weighted assets to at least 10% within a period of time acceptable to the OCC. Failure to meet the OCC requirements may result in one or more regulatory sanctions, including restrictions as to the source of deposits and the appointment of a conservator. Except for the capital requirements as discussed above, management believes the Bank is in substantial compliance with the terms of the agreement with the OCC.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATIONS

              The major components of Union's and the Bank's net earnings are
(i) the net interest margin, (ii) non-interest income and expense, and (iii) allowance for credit losses.

              NET INTEREST MARGIN. The Net Interest Margin ("NIM"), defined as net interest income divided by average interest-earning assets (expressed as a percentage), increased from 3.86% in 1994 to 3.97% in 1995. Although many factors can affect interest rates, and no assurance or representations can be given with respect to forecasts for rates, the Bank's management continues to work with financial advisors to manage the Bank's exposure to changes in interest rates.

              In addition to interest rate changes, the Bank has seen a reduction in loans outstanding. Currently, the Bank is approximately $7.6 million under budget for loan volumes. This has had an adverse impact on the NIM because loans generally provide a higher yield than alternative investments such as debt securities. The Bank's management continues to focus on increasing the level of loans outstanding to improve the NIM.

              The steep treasury yield curve has flattened in 1995, with yields on the long term government bonds approaching 6.0% at year end. As forecasters predicted, a flattened yield curve resulted in pressure on short term rates. This is an important factor in asset/liability management for financial institutions.

              The Bank actively performs sensitivity analyses to understand and react to market conditions. Areas such as loan and deposit pricing to insulate the Bank from adverse market conditions are continually addressed by management through the use of outside econometric consultants and internal asset/liability analyses.

              The following table analyzes the contribution of interest-earning assets to overall net interest income and the impact of the cost of funds.

                                                          YEAR ENDED DECEMBER 31,
                                  -------------------------------------------------------------------------

                                                    1995                                 1994
                                  ------------------------------------    ---------------------------------
                                  AVERAGE                   AVERAGE       AVERAGE                AVERAGE
                                  BALANCE       INTEREST    YIELD/RATE    BALANCE     INTEREST   YIELD/RATE
                                  -------       --------    ----------    -------     --------   -----------

                                                               (DOLLARS IN THOUSANDS)
                                                              -----------------------
 INTEREST-EARNING ASSETS:

    Time deposits                 $    100      $     5        5.29%     $    468     $    39       3.58%

    Federal funds sold               7,666          443        5.77%        9,996         404       4.04%

    Investment securities           86,685        4,691        5.41%       97,925       4,775       4.90%


    Loans, net of allowance        116,919       11,261        9.63%      125,199      10,973       8.76%
                                   -------       ------                   -------      ------
      Total                       $211,370      $16,400        7.76%     $233,588     $16,191       6.93%
                                   =======       ======                   =======      ======

 INTEREST-BEARING
 LIABILITIES:
    Deposits                      $195,788    $   7,545        3.86%     $220,688    $  6,835       3.11%

    Other                            4,543          355        7.69%        3,836         253       6.03%
                                 ---------        -----                     -----       -----       ----

      Total                       $200,331    $   7,900        3.94%     $224,524    $  7,088       3.16%
                                   =======        =====                   =======       =====

              NON-INTEREST INCOME AND NON-INTEREST EXPENSE. Non-interest income was $2.1 million in 1994 compared to $2.0 million in 1995. Fees for deposit related services declined by 11.0% from 1995 to 1994 with fees generated during those periods totaling $1.9 million and $2.2 million, respectively.

              ALLOWANCE FOR CREDIT LOSSES. The Bank has experienced improvements in the Allowance for Credit Losses (the "Allowance") in 1995. This has been accomplished primarily by the improving quality of the loan portfolio, resulting in lower provisions than have been experienced in the past. Provision for credit losses amounted to $320,000 in 1995, compared to $1,540,000 in 1994. Charge-offs of loans in 1995 were $875,000 compared to $1,709,000 in 1994. Recoveries for the same periods are $227,000 for 1995 as compared to $506,000 for 1994.

              A significant number of the Bank's loan problems stem from loans originated prior to 1988, and there have been no significant increases in problem loans since that time. The Allowance currently stands at 1.89% of outstanding loans at December 31, 1995 compared to 1.99% at December 31, 1994. Charge-offs reached a high of $2,800,000 million in 1991 compared to the current level of $875,000 in 1995.

              CAPITAL. Capital for Union has increased since year end 1994 primarily due to the improvement in the market value of the security portfolio and the conversion of $2,562,000 in principal amount of Union's Floating Rate Mandatorily Convertible Subordinated Debentures into shares of Union Common Stock on October 1, 1995. Effective January 1, 1994, Union adopted Statement of Financial

Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Securities which are classified as "Available for Sale" are recorded at their fair market value, resulting in the changes being reported as a separate component of stockholders' equity. Effectively, the market value of securities in the "Available for Sale" category has improved by $1.3 million since December 31, 1994.

              EARNINGS. Earnings for the year ended December 31, 1995 resulted in a net loss of approximately $347,000 as compared to a loss of approximately $1,955,000 in 1994. Net interest income has increased slightly over 1994. However, the biggest improvement has been in the non-interest expense portion of the income statement. Union has taken measures to streamline operations, including reductions in salary expenses, professonal fees and other real estate expenses. Additionally, Union has improved its marketing resources to allow better penetration of its customer base. This process will focus on increasing the number of services the customers are utilizing, with the anticipation of profitability.

              DISTRIBUTION OF ASSETS, LIABILITIES AND STOCKHOLDERS' EQUITY. The following table shows Union's average balance sheet composition for the periods indicated, based on the year to date averages for each period.

         DISTRIBUTION OF ASSETS, LIABILITIES AND STOCKHOLDERS' EQUITY
                      Based on Year to Date Averages (1)
                            (Dollars in thousands)

                                                                     YEAR ENDED DECEMBER 31,
                                    ------------------------------------------------------------------------------------
                                                1995                         1994                         1993
                                    ----------------------------  --------------------------    ------------------------
                                                                    (DOLLARS IN THOUSANDS)
ASSETS:

Non-interest bearing assets         $ 26,242         10.74%         $ 27,209         10.54%        $ 29,000        11.01%

Time deposits                            100          0.04               794          0.31            4,141         1.57

Federal funds sold                    13,200          5.40             9,850          3.82           11,550         4.39

Investment securities                 84,023         34.37            90,668         35.13           78,485        29.80

Loans, net of allowance              120,871         49.45           129,598         50.20          140,176        53.23
                                    --------        ------         ---------         -----         --------       ------

     Total Assets                   $244,436        100.00%         $258,119        100.00%        $263,352       100.00%
                                    ========        =======        =========        =======        ========       =======

LIABILITIES:

Non-interest bearing deposits       $ 29,485         12.06%         $ 30,422         11.79%        $ 29,540        11.22%

Interest bearing deposits            203,670         83.33           215,257         83.39          220,235        83.63

Other                                  3,184          1.30             4,477          1.73            4,541         1.72
                                    --------        ------         ---------         -----         --------        ------

     Total Liabilities               236,339         96.69%          250,156         96.91%         254,316        96.57%
                                    --------        ------         ---------         -----         --------        ------
STOCKHOLDERS' EQUITY:

Preferred stock                        2,169          0.89%            2,095          0.81%           1,011         0.38%

Common stock                           2,186          0.89             1,583          0.61            1,547         0.59

Paid-in capital                        7,118          2.91             6,511          2.53            7,273         2.76

Accumulated deficit                   (3,376)        (1.38)           (2,226)        (0.86)            (795)       (0.30)
                                    --------        ------         ---------         -----         --------        ------
     Total stockholders' equity        8,097          3.31%            7,963          3.09%           9,036         3.43%
                                    --------        ------         ---------         -----         --------        ------

     Total liabilities and
       stockholders' equity         $244,436        100.00%         $258,119        100.00%        $263,352       100.00%
                                     ========       =======        =========        =======        ========       =======


---------------------------

(1) Balances were calculated by averaging the prior period ending balance and the current period ending balance.

     LOAN PORTFOLIO. The following table shows the composition of the Bank's loan portfolio as of the dates indicated:


                                                                                DECEMBER 31,
                                                                    -----------------------------------
                                                                    1995           1994           1993
                                                                    ----           ----           ----
                                                                     (DOLLARS IN THOUSANDS)
Real Estate Loans
  Construction and land development                              $   6,293       $  7,451      $  4,910
  Secured by farmland                                                4,027          5,436         5,568
  Secured by 1-4 family residential properties                      28,903         29,522        27,963
  Secured by multifamily (5 or more) residential
    properties                                                      11,442         11,473         9,399
  Secured by non-farm non-residential properties                    30,659         34,537        39,618
                                                                  --------       --------      --------
  Total real estate loans                                           81,324         88,419        87,458

Loans to finance agricultural production and other
  loans to farmers                                                      50             64           135

Commercial and industrial loans                                     20,255         21,952        25,161

Loans to individuals for household, family and other
  personal expenditures, credit card and related plans               2,374          2,587         2,557
Other (includes single payment, installment and
  student loans)                                                    10,451         11,395        12,629

Loans for foreign governments and official institutions              2,536          2,535         6,058

Obligations of states and political subdivisions of the
  U.S.                                                               1,086          1,212         1,335

All other loans                                                        104            186           291
                                                                  --------       --------      --------
Total loans                                                        118,180        128,350       135,624

Less:  Allowance for credit losses                                   2,230          2,558         2,221
                                                                  --------       --------      --------
Net Loans                                                         $115,950       $125,792      $133,403
                                                                  ========       ========      ========

     The following table sets forth the maturity distribution of the Bank's loan portfolio at December 31, 1995:

                                                                                       ONE
                                                                       ONE YEAR      THROUGH         OVER
                                                                        OR LESS     FIVE YEARS    FIVE YEARS
                                                                       --------     ----------    ----------
                                                                               (DOLLARS IN THOUSANDS)
Real Estate Loans

        Construction and loan development                              $ 4,102       $ 1,485       $   706
        Secured by farmland                                                999         1,197         1,831
        Secured by 1-4 family residential properties                     1,934         3,424        23,545
        Secured by multifamily (5 or more) residential                   2,263         5,704         3,475
          properties
        Secured by non-farm non-residential properties                   4,529        13,633        12,497


Loans to finance agricultural production and
other loans to farmers                                                      29            21             0

Commercial and industrial loans                                         11,781         5,200         3,274

Loans to individuals for household, family and other
personal expenditures, credit card and related plans                     2,374             0             0

Other (includes single payment, installment and student
loans)                                                                   6,596         3,730           125

Loans to foreign governments and official institutions                       0             0         2,536

Obligations of states and political subdivisions of the U.S.                 0           176           910

All other loans                                                            104             0             0
                                                                       -------       -------       -------
Total loans                                                            $34,711       $34,570       $48,899
                                                                       =======       =======       =======

     The following table sets forth the sensitivity to changes in interest rates of the Bank's loan portfolio as of December 31, 1995:


                                                     ONE
                                    ONE YEAR       THROUGH      OVER FIVE
                                      OR LESS    FIVE YEARS       YEARS
                                   -----------   ----------    -----------
                                           (DOLLARS IN THOUSANDS)
 Predetermined interest rates        $18,990       $15,931        $22,706

 Floating or adjustable rates         60,385           168              0
                                     -------       -------        -------
 Total                               $79,375       $16,099        $22,706
                                     =======       =======        =======

     The Bank is a party to various financial instruments with off-balance sheet risk in the normal course of business to meet the financial needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, mlements of credit and interest rate risk in excess of the amounts recognized in the consolidated balance sheets. As of December 31, 1995, the Bank was contingently liable under standby letters of credit and other commitments to extend credit of approximately $16.3 million.

              INTEREST RECOGNITION, NON-PERFORMING ASSETS AND PAST DUE LOANS. Interest on commercial, real estate, construction and a portion of installment loans is accrued daily and is included in operating income based on the principal amount outstanding. Unearned discount on installment loans is amortized during the terms of the loans and recognized as income using the sum-of-the-years digits for part of the installment portfolio. Non-performing loans include loans on which interest has ceased to be recognized due to management's determination that the borrower's financial and collateral condition has weakened and the ability of the borrower to pay interest or principal on such loans is doubtful. Payments received on such loans in excess of interest recognized will be applied to reduce the principal balance.

              The following table sets forth as of December 31, 1995 the dollar amounts and percentages of the Bank's loans which (i) are more than 30, 60 or 90 days past due, (ii) are on a non-accrual basis, and (iii) contain more than the normal risk of collectible but are not past due (the "Other Watchlist Credits"):

                                                                       TOTAL         OTHER
                                             PAST DUE LOANS         NON-ACCRUAL    WATCHLIST
                                   30-59       60-89      90 AND      LOANS         CREDITS
                                 ---------   ---------    ------   --------------  -----------
                                 OVER
                                 ----
                                                    (DOLLARS IN  THOUSANDS)
 Loans                             $2,357      $505        $600        $2,769          $14,124

 Percentage of Total Portfolio      1.99%      .43%        .51%         2.34%           11.95%

 Percentage of Tier 1 Capital      23.28%     4.99%       5.93%        27.35%          139.50%


              OTHER REAL ESTATE. As of December 31, 1995, the Bank owned $6.5 million in other real estate ("ORE") which was acquired through foreclosure. The majority of this amount is concentrated in a few parcels of real estate:

                   One 26 acre tract of land in Bexar County, Texas One 571 acre tract of land in Webb County, Texas A strip shopping center in San Antonio, Texas
                   An industrial park in Nuevo Laredo, Mexico

              The properties are accounted for at the lower of cost or fair market value less estimated cost to sell. Each property is appraised annually to monitor its carrying value, and adjustments are made whenever appropriate. The Bank maintains reserves for possible losses on ORE. Economic conditions have a material impact on the disposition of ORE and there is no assurance these properties will be disposed of in the near future. Management considers disposition of ORE as a top priority and pursues available avenues for disposal, including listing with realtors, advertising in national publications such as The Wall Street Journal, preparation and distribution of detailed marketing packages, personal contract with potential interested parties, auctions where possible and many other efforts to reduce the levels of ORE.

              SUMMARY OF LOAN LOSS EXPERIENCE. It is the opinion of management that the Bank's allowance for credit losses as of December 31, 1995 of $2,230,000 was determined in accordance with generally accepted accounting principles and is in conformity with regulatory standards. Presented below is a summary of the Bank's loan loss experience for the last two years:

                                                                  YEAR ENDED DECEMBER 31,
                                                               --------------------------
                                                                      1995          1994
                                                                      ----          -----
                                                                  (DOLLARS IN THOUSANDS)
BALANCES:

Loans:

Average loans outstanding                                          $122,586       $133,005

Loans at end of period                                              118,180        128,350

Allowance for credit losses at beginning of period                    2,558          2,221

Chargeoffs:

  Commercial, financial and agricultural loans                          473          1,256

  Real estate mortgage and construction loans                           221            150

  Installment loans                                                     181            303
                                                                   --------       --------
    Total chargeoffs                                                    875          1,709
                                                                   --------       --------
Recoveries:

  Commercial, financial and agricultural loans                          195            273

  Real estate mortgage and construction loans                             0            186

  Installment loans                                                      32             47
                                                                   --------       --------
    Total recoveries                                                    227            506
                                                                   --------       --------
Net chargeoffs                                                          648          1,203

Provision for credit losses                                             320          1,540
                                                                   --------       --------
Allowance for credit losses at end of period                       $  2,230       $  2,558
                                                                   ========       ========
RATIOS:

Net loan charge-offs to average loans                                  .53%          0.90%

Net loan charge-offs to loans at end of period                         .55%          0.94%

Allowance for credit losses to average loans                          1.82%          1.92%

Allowance for credit losses to loans at end of period                 1.89%          1.99%

Allowance for credit losses to non-performing loans
  at end of period                                                   66.19%         49.12%

Net loan charge-offs to allowance for credit losses                  29.06%         47.03%

Net loan charge-offs to provision for credit losses                 202.50%         78.12%

              ALLOCATION OF THE ALLOWANCE FOR CREDIT LOSSES. The following table describes the allocation of the allowance for credit losses among various categories of loans and certain other information as of the dates indicated. The allocation is made for analytical purposes and is not necessarily indicative of the categories in which future loan losses may occur. The total allowance is available to absorb losses for any segment of loans.

                                                             DECEMBER 31,
                                 -------------------------------------------------------------------
                                                 1995                                1994
                                 --------------------------------  --------------------------------
                                                          % OF                                % OF
                                                        LOANS TO                            LOANS TO
                                AMOUNT       % OF        TOTAL        AMOUNT       % OF      TOTAL
                               (IN 000S)  ALLOWANCE      LOANS      (IN 000S)   ALLOWANCE    LOANS
                               ---------  ---------     --------    ---------   ---------    -----
 Balance of allowance for
   credit losses applicable
   to:

   Commerical, financial and   $  350       15.7%         20.3%     $  429        16.8%       20.2%
    industrial
   Real estate-construction        36        1.6           5.3          36         1.4         5.8

   Real estate-mortgage           933       41.8          63.5       1,629        63.7        63.1
   Installment                    204        9.2          10.9         393        15.3        10.9

   Unallocated                    707       31.7           N/A          71         2.8         N/A
                                  ---       ----           ---          --       -----         ---

 Total                         $2,230     100.00%       100.00%     $2,558      100.00%     100.00%
                                =====     ======        ======       =====      ======      ======

              INTEREST DIFFERENTIALS. The following table sets forth information regarding Union's interest differentials (the dollar and percentage changes in interest income and interest expense) for the periods indicated:

                                                      YEAR ENDED DECEMBER 31,
                             ------------------------------------------------------------------------------
                                                         %                      %                   %
                                                       CHANGE                 CHANGE              CHANGE
                                1995       1994      1994-95       1993     1993-94     1992     1992-93
                             --------- ----------   ---------  ----------  ---------  --------   --------
                                                                      (DOLLARS IN THOUSANDS)
 INTEREST INCOME

 Loans                       $11,261     $10,973        2.62%    $11,499     (4.57)%    $14,644   (21.48)%

 Investment securities         4,691       4,775      (1.76)%      3,781      26.29%      4,159    (9.09)%

 Funds sold                      443         404        9.65%        369       9.49%        326     13.19%

 Time deposits                     5          39     (87.18)%        260    (85.00)%        403   (35.48)%
                             -------     -------                 -------                -------

 Total Interest Income        16,400      16,191        1.29%     15,909       1.77%     19,532   (18.55)%
                             -------     -------                 -------                -------

 INTEREST EXPENSE

 Time deposits
   $100,000 and over           3,041       2,643       15.06%      2,558       3.32%      3,322   (23.00)%
 Money market,
   NOW, savings and
   other deposits              4,504       4,192        7.44%      4,204     (0.29)%      5,469   (23.13)%
 Securities sold under
   agreements to
   repurchase and
   other short-term
   borrowings                    355         253       40.32%        201      25.87%        279   (27.96)%
                             -------     -------                 -------                -------
 Total Interest Expense        7,900       7,088       11.46%      6,963       1.80%      9,070   (23.23)%
                             -------     -------                 -------                -------

 NET INTEREST INCOME          $8,500     $ 9,103      (6.62)%    $ 8,946       1.75%    $10,462   (14.49)%
                             =======     =======                 =======                =======

              RATE/VOLUME ANALYSIS. The following table shows the portions of the net change in interest income due to changes in volume or rate. The changes in interest due to both rate and volume have been allocated to volume or rate change in proportion to the absolute amounts of the change in each.

                                                  1995 VS. 1994                        1994 VS. 1993
                                               INCREASE (DECREASE)                  INCREASE (DECREASE)
                                                DUE TO CHANGES IN:                  DUE TO CHANGES IN:
                                                ------------------                  ------------------

                                        VOLUME      RATE       TOTAL     VOLUME       RATE      TOTAL
                                        ------      ----       -----     ------       ----      -----

                                                            (DOLLARS IN  THOUSANDS)
INTEREST EARNING ASSETS:

  Deposits in Financial Institutions     $  (36)     $    2    $  (34)    $ (228)     $   (9)   $  (237)

  Federal Funds Sold                        (94)        133        39        (71)        106         35

  Investment Securities                    (559)        475       (84)       902         108      1,010

  Loans, Net of Unearned Discount          (709)        997       288       (735)        209       (526)
                                         ------      ------    ------      -----      ------    -------

TOTAL INTEREST INCOME                    (1,398)      1,607       209       (132)        414        282
                                         ------      ------    ------      -----      ------    -------

INTEREST BEARING SOURCES:

  Deposits:

    Demand and Savings Deposits            (274)         97      (177)        99        (115)       (16)

    CDs and Other Time Deposits            (470)      1,341       871       (132)        228         96
                                         ------      ------    ------      -----      ------    -------

    Total Deposits                         (744)      1,438       694        (33)        113         80

  Other Short-Term Borrowings                38          90       128          1          (4)        (3)

  Convertible subordinated debentures       (49)         39       (10)        15          33         48
                                            ---          --       ---         --          --         --

TOTAL INTEREST EXPENSE:                    (755)      1,567       812        (17)        142        125
                                         ------      ------    ------       ----       -----     ------

  Net Interest Income                    $ (643)      $  40    $ (603)    $ (115)      $ 272     $  157
                                           ====          ==      ====       ====         ===        ===


              DEPOSITS. The following table sets forth information for the periods indicated regarding the average balances of and weighted average rates paid on deposits by category:

                                                 YEAR ENDED                     YEAR ENDED
                                               DECEMBER 31, 1995               DECEMBER 31, 1994
                                        ----------------------------   ----------------------------
                                                          (DOLLARS IN THOUSANDS)
                                          AVERAGE       AVERAGE        AVERAGE       AVERAGE
                                          BALANCE         RATE         BALANCE         RATE
                                          -------      ----------      -------     -----------
 Non-Interest Bearing Deposits            $  28,711         --          $ 31,571         --

 Interest Bearing Demand Deposits            49,884       2.66%           59,346       2.47%

 Savings Deposits                            16,191       2.35            17,956       2.33

 Time Deposits                              129,713       4.51           143,386       3.47
                                          ---------                     --------

 Total Deposits                            $224,499       3.36%         $252,259       2.72%
                                           ========                     ========
 Ratio of Public Deposits to
    Total Private Deposits                         0.00%                        0.04%



              The following table indicates the maturity of certificates of deposit in denominations greater than $100,000 as of December 31, 1995:

  MATURITY                                              AMOUNT             PERCENT OF TOTAL
                                                        ------             ----------------
                                                (DOLLARS IN THOUSANDS)
 Less than three months                                $28,575                  40.4%

 Three to twelve months                                 35,900                  50.8

 Over twelve months                                      6,197                   8.8

 Total                                                 $70,672                100.00%
                                                       =======                =======

              INVESTMENTS. The following table summarizes the book values and the categories of the investment securities held as of the dates indicated:


                                                                      DECEMBER 31,
                                                         ------------------------------------
                                                              1995                   1994
                                                              ----                   ----

                                                                 (DOLLARS IN THOUSANDS)
 U.S. Treasury Securities                                    $31,656              $ 47,891

 U.S. Government Agencies                                      6,470                 4,850

 Mortgaged backed securities                                  23,166                36,279

 Corporate notes and other                                    11,076                 6,657


 Total                                                       $72,368              $ 95,677
                                                             =======             =========

              The following table summarizes the amortized cost of remaining maturity and weighted average yields of investment securities as of December 31, 1995:

                                   WITHIN             ONE TO               FIVE TO             OVER
                                  ONE YEAR          FIVE YEARS            TEN YEARS         TEN YEARS               TOTAL
                                  --------          ----------            ---------         ---------               -----
                            AMOUNT       YIELD   AMOUNT     YIELD     AMOUNT     YIELD     AMOUNT    YIELD
                            ------      ------   ------     -----     ------     -----     ------    -----
                                                           (DOLLARS IN THOUSANDS)
 U.S. Treasury Securities   $30,745      4.96%    $  993     5.01%       --         --       --          --       $31,738

 U.S. Government Agencies     3,000      5.33      3,474     6.27        --         --       --          --         6,474


 Mortgaged backed               308      8.00      5,360     5.77     $11,862      5.53%    $5,932      5.68%      23,462
 securities
 Corporate notes and          3,201     6.31%      4,455     5.97       3,424      6.81       --                   11,080
                            -------               ------              -------               ------                -------
 other

 Total                      $37,254     5.13%    $14,282     5.90%    $15,286      5.82%    $5,932      5.68%     $72,754
                            =======               ======              =======               ======                =======


              ASSET AND LIABILITY MANAGEMENT. Management has adopted an Asset and Liability Management Policy ("ALCO Policy"), which establishes the parameters of the investment activities of the Bank. One outside director of the Bank serves as a member of the ALCO Committee, which is otherwise comprised of members of senior management. The ALCO Committee is responsible for formulating, implementing and monitoring the asset and liability position of the Bank. This committee meets on a regular basis and recommends various investment alternatives based on pricing, maturity, mix and total return analysis.

              The asset and liability management process involves the use of a variety of methods to simulate risk position, gap management, total return analysis, and other analyses to maintain positive spreads on assets and liabilities.

              Deposits are the Bank's main funding source, and the interest rates paid on deposits are established with reference to the competition in both the Laredo and San Antonio markets.

              The Bank is a traditional seller of Federal Funds and uses these balances as part of its liquidity management. Management does not consider its business to be seasonal nor does it anticipate seasonal variations will be significant in the future.

              RETURN ON EQUITY AND ASSETS. The following table presents certain performance ratios for Union on the years indicated.


                                                                               YEAR ENDED DECEMBER 31,
                                                                   ---------------------------------------------

 RATIO                                                                    1995                    1994
 -----                                                                    ----                    ----
 Return on assets (1)                                                    (1.4)%                   (7.6)%

 Return on equity (2)                                                    (4.3)%                  (24.6)%

 Equity to assets (3)                                                      3.3%                     3.1%

------------------
(1)  Net income divided by average total assets.
(2)  Net income divided by average stockholders' equity.

(3)           Average equity divided by average total assets.

DIVIDEND HISTORY

              Union has not paid any dividends since 1989. If the Merger is not consummated, any future cash dividends would be at the discretion of the Board of Directors and would be dependent upon the level of the Bank's earnings and the capital adequacy of the Bank and would be made in compliance with applicable regulatory requirements. Union is currently required to obtain approval from the Federal Reserve Board prior to paying any cash dividends, as described under "Supervision and Regulation".

MARKET FOR CAPITAL STOCK

              As of the date of this Proxy Statement-Prospectus, neither the Union Common Stock nor the Union Preferred Stock is actively traded.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

              The following table sets forth the information indicated concerning beneficial ownership, to the knowledge of Union, of Union
Common Stock and Union Preferred Stock as of January 31, 1996, by (i) holders of 5% or more of either such class, and (ii) each director and executive officer of Union and the Bank. Except for transactions affecting a change in either class of security, such as the Merger, the Union Common Stock and Union Preferred Stock generally vote together as a single class on all matters.


                                                                      SHARES AND           SHARES AND
                                                                    PERCENTAGE OF         PERCENTAGE OF
                                        RELATIONSHIP TO              UNION COMMON       UNION PREFERRED
              NAME                    UNION AND THE BANK             STOCK OWNED            STOCK OWNED
John H. Keck                     Director, President and          555,005 (50.9%)(1)       407,665(94.0%) (1)
                                 Chief Executive Officer of
                                 Union and the Bank

Union National Bank of Texas     Union ESOP                         70,442 (6.5%)(2)
Employee Stock Ownership Plan

Manuel B. Bravo, Jr.             Director of Union and the                  6,137(3)
                                 Bank

Ray M. Keck, Jr.                 Director, Chairman of the          15,152 (1.4%)(4)
                                 Board of Union and the Bank

Roger Joseph Schwarz             Director of Union and the                 10,393(3)
                                 Bank

Randolph Slaughter               Director of Union and the                  7,391(3)
                                 Bank

Keith L. Rhoden                  Executive Vice President and                     --
                                 Chief Financial Officer of
                                 the Bank

S. Bradford Sledge               Executive Vice President and               3,900(3)
                                 Chief Operating Officer of
                                 the Bank

Adalaberto G. Nava               Senior Vice President and                  3,927(3)
                                 Senior Lending Officer of
                                 the Bank

---------------------
(1) Mr. Keck's shares of Union Common Stock and Union Preferred Stock together currently represent 63.2% of the outstanding voting securities of Union.
(2)  Represents 4.6% of Union's outstanding voting securities.
(3)  Less than 1.0% of the outstanding shares of Union Common Stock.
(4)  Represents less than 1% of Union's outstanding voting securities.

     As of January 31, 1996, all executive officers and directors of Union and the Bank as a group, and the Union ESOP, held an aggregate of 672,347 (61.7% of the outstanding) shares of Union's Common Stock and 407,665 (94.0% of the outstanding) shares of Union Preferred Stock, together representing 1,080,012 (70.9% of the outstanding) voting securities of Union.

                       CERTAIN REGULATORY CONSIDERATIONS


GENERAL


              As a bank holding company, Norwest is subject to supervision and examination by the Federal Reserve Board. Norwest's banking and savings association subsidiaries are subject to supervision and examination by applicable federal and state banking agencies. The deposits of Norwest's banking subsidiaries are primarily insured by the Bank Insurance Fund (the "BIF"); deposits attributable to certain of Norwest's savings associations are insured by the Savings Association Insurance Fund (the "SAIF"). For that reason, such banking subsidiaries are subject to regulation by the FDIC. In addition to the impact of regulation, commercial banks are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy.


DIVIDEND RESTRICTIONS

              Various federal and state statutes and regulations limit the amount of dividends the subsidiary banks can pay to Norwest without regulatory approval. The approval of the OCC is required for any dividend by a national bank if the total of all dividends declared by the bank in any calendar year would exceed the total of its net profits, as defined by regulation, for that year combined with its retained net profits for the preceding two years less any required transfers to surplus or a fund for the retirement of any preferred stock. In addition, a national bank may not pay a dividend in an amount greater than its net profits then on hand after deducting its losses and bad debts. For this purpose, bad debts are defined to include, generally, loans which have matured and are in arrears with respect to interest by six months or more, other than such loans that are well secured and in the process of collection. Under these provisions Norwest's national bank subsidiaries could have declared, as of December 31, 1995, aggregate dividends of at least $274.1 million without obtaining prior regulatory approval and without reducing the capital of the banks below minimum regulatory levels. Norwest also has several state bank subsidiaries that are subject to state regulations limiting dividends; however, the amount of dividends payable by Norwest's state bank subsidiaries, with or without state regulatory approval, would represent an immaterial contribution to Norwest's revenues.

              If, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. The Federal Reserve Board, the OCC, and the FDIC have issued policy statements which provide that FDIC-insured banks and bank holding companies should generally pay dividends only out of current operating earnings.


HOLDING COMPANY STRUCTURE

              Norwest is a legal entity separate and distinct from its banking and nonbanking subsidiaries. For that reason, the right of Norwest, and thus the rights of Norwest's creditors, to participate in any distribution of the assets or earnings of any subsidiary is necessarily subject to the prior claims of creditors of such subsidiary, except to the extent that claims of Norwest in its capacity as a creditor may be recognized. The principal sources of Norwest's revenues are dividends and fees from its subsidiaries.

              Norwest's banking subsidiaries are subject to restrictions under federal law which limit the transfer of funds by the subsidiary banks to Norwest and its nonbank subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. Such transfers by any subsidiary bank to Norwest or any nonbank subsidiary are limited in amount to 10% of the bank's capital and surplus and, with respect to Norwest and all such nonbank subsidiaries, to an aggregate of 20% of such bank's capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specified amounts.

              The Federal Reserve Board has a policy to the effect that a bank holding company is expected to act as a source of financial and managerial strength to each of its subsidiary banks and to commit resources to support each such subsidiary bank. This support may be required at times when Norwest may not have the resources to provide it. Any capital loans by Norwest to any of the subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In addition, the Crime Control Act of 1990 provides that in the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

              A depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989 in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance.

              Federal law (12 U.S.C. Section 55) permits the OCC to order the pro rata assessment of stockholders of a national bank whose capital stock has become impaired, by losses or otherwise, to relieve a deficiency in such national bank's capital stock. This statute also provides for the enforcement of any such pro rata assessment of stockholders of such national bank to cover such impairment of capital stock by sale, to the extent necessary, of the capital stock of any assessed stockholder failing to pay the assessment. Similarly, the laws of certain states provide for such assessment and sale with respect to banks chartered by such states. Norwest, as the sole stockholder of most of its subsidiary banks, is subject to such provisions.


CAPITAL REQUIREMENTS

              Under the Federal Reserve Board's risk-based capital guidelines for bank holding companies, the minimum ratio of total capital to risk-adjusted assets (including certain off-balance sheet items, such as stand-by letters of credit) is 8%. At least half of the total capital is to be comprised of common stock, minority interests and noncumulative perpetual preferred stock ("Tier 1 capital"). The remainder ("Tier 2 capital") may consist of hybrid capital instruments, perpetual debt, mandatory convertible debt securities, a limited amount of subordinated debt, other preferred stock, and a limited amount of the allowance for credit losses. In addition, the Federal Reserve Board's minimum "leverage ratio" (the ratio of Tier 1 capital to quarterly average total assets) guidelines for bank holding companies provide for a minimum leverage ratio of 3% for bank holding companies that meet certain specified criteria, including that they have the highest regulatory rating. All other bank holding companies are required to maintain a leverage ratio of 3% plus an additional cushion of 1% to 2%. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions are expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets. Furthermore, the guidelines indicate that the Federal Reserve Board will continue to consider a "tangible Tier 1 leverage ratio" in evaluating proposals for expansion or new activities. The tangible Tier 1 leverage ratio is the ratio of a banking organization's Tier 1 capital, less all intangibles, to total assets, less all intangibles. Each of Norwest's banking subsidiaries is also subject to capital requirements adopted by applicable regulatory agencies that are substantially similar to the foregoing. At December 31, 1995, Norwest's Tier 1 and total capital (the sum of Tier 1 and Tier 2 capital) to risk-adjusted assets ratios were 8.11% and 10.18%, respectively, and Norwest's leverage ratio was 5.65%. Neither Norwest nor any subsidiary bank has been advised by the appropriate federal regulatory agency of any specific leverage ratio applicable to it.

              As a result of a federal law enacted in 1991 that required each federal banking agency to revise its risk-based capital standards to ensure that those standards take adequate account of interest rate risk, concentration of credit risk and the risks of nontraditional activities, each of the federal banking agencies has revised the risk-based capital guidelines described above to take account of concentration of credit risk and risk of nontraditional activities. In addition, the Federal Reserve Board, the FDIC and the OCC recently adopted a new rule that amends, effective September 1, 1995, the capital standards to include explicitly a bank's exposure to declines in the economic value of its capital due to changes in interest rates as a factor to be considered in evaluating a bank's interest rate exposure. Such agencies have issued for comment a joint policy statement that describes the process to be used to measure and assess the exposure of a bank's net economic value to changes in interest rates. These agencies have indicated that in the second step of this regulation process they intend to issue a proposed rule that would propose to establish an explicit minimum capital charge for interest rate risk based on the level of a bank's measured interest rate exposure. The agencies intend to implement the second step after the agencies and the banking industry have had more experience with the proposed supervisory and measurement process. None of Norwest, Union or the Bank believes that these recent proposals and revisions to the capital guidelines will materially impact its operations.


FEDERAL DEPOSIT INSURANCE CORPORATION IMPROVEMENT ACT OF 1991

              In December 1991, Congress enacted the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), which substantially revised the bank regulatory and funding provisions of the Federal Deposit Insurance Act and makes revisions to several other federal banking statutes. Among other things, FDICIA requires the federal banking regulators to take "prompt corrective action" in respect of depository institutions insured by the FDIC that do not meet minimum capital requirements. FDICIA establishes five capital tiers:
"well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." Under applicable regulations, an FDIC-insured depository institution is defined to be well capitalized if it maintains a leverage ratio of at least 5%, a risk-adjusted Tier 1 capital ratio of at least 6% and a risk-adjusted total capital ratio of at least 10% and is not subject to a directive, order or written agreement to meet and maintain specific capital levels. An insured depository institution is defined to be adequately capitalized if its meets all of its minimum capital requirements as described above. An insured depository institution will be considered undercapitalized if it fails to meet any minimum required measure, significantly undercapitalized if it has a risk-adjusted total capital ratio of less than 6%, risk-adjusted Tier 1 capital ratio of less than 3% or a leverage ratio of less than 3% and critically undercapitalized if it fails to maintain a level of tangible equity equal to at least 2% of total assets. An insured depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

              FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions are subject to a wide range of limitations on operations and activities, including growth limitations, and are required to submit a capital restoration plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. In addition, for a capital restoration plan to be acceptable, the depository institution's parent holding company must guarantee that the institution will comply with such capital restoration plan. The aggregate liability of the parent holding company is limited to the lesser of (i) an amount equal to 5% of the depository institution's total assets at the time it became undercapitalized and (ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. If a depository institution fails to submit an acceptable plan, it is treated as if it were significantly undercapitalized.

              Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cessation of receipt of deposits from correspondent banks. Critically undercapitalized institutions are subject to the appointment of a receiver or conservator.

              FDICIA, as amended by the Reigle Community Development and Regulatory Improvement Act of 1994 enacted on August 22, 1994, directs that each federal banking agency prescribe standards, by regulation or guideline, for depository institutions relating to internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation, asset quality, earnings, stock valuation, and such other operational and managerial standards as the agency deems appropriate. The FDIC, in consultation with the other federal banking agencies, has adopted a final rule and guidelines with respect to internal and external audit procedures and internal controls in order to implement those provisions of FDICIA intended to facilitate the early identification of problems in financial management of depository institutions. On July 10, 1995, the federal banking agencies published the final rules implementing three of the safety and soundness standards required by FDICIA, including operational and managerial standards, asset quality and earnings standards, and compensation standards. The impact of such standards on Norwest has not yet been fully determined, but management does not believe it will be material.

              FDICIA also contains a variety of other provisions that may affect the operations of Norwest, including new reporting requirements, revised regulatory standards for real estate lending, "truth in savings" provisions, and the requirement that a depository institution give 90 days' notice to customers and regulatory authorities before closing any branch.

              Under other regulations promulgated under FDICIA a bank cannot accept brokered deposits (that is, deposits obtained through a person engaged in the business of placing deposits with insured depository institutions or with interest rates significantly higher than prevailing market rates) unless
(i) it is well capitalized or (ii) it is adequately capitalized and receives a waiver from the FDIC. A bank that cannot receive brokered deposits also cannot offer "pass-through" insurance on certain employee benefit accounts, unless it provides certain notices to affected depositors. In addition, a bank that is adequately capitalized and that has not received a waiver from the FDIC may not pay an interest rate on any deposits in excess of 75 basis points over certain prevailing market rates. There are no such restrictions on a bank that is well capitalized. At December 31, all of Norwest's banking subsidiaries were well capitalized and therefore were not subject to these restrictions.


FDIC INSURANCE

              Each BIF member institution pays FDIC insurance premiums based on the institution's annual assessment rate assigned to it by the FDIC. The assessment rate is based on the institution's capitalization risk category and "supervisory subgroup." An institution's capitalization risk category is based on the FDIC's determination of whether the institution is well capitalized, adequately capitalized or less than adequately capitalized. An institution's supervisory subgroup is based on the FDIC's assessment of the financial condition of the institution and the probability that FDIC intervention or other corrective action will be required. Subgroup A institutions are financially sound institutions with few minor weaknesses; Subgroup B institutions are institutions that demonstrate weaknesses which, if not corrected, could result in significant deterioration; and Subgroup C institutions are institutions for which there is a substantial probability that the FDIC will suffer a loss in connection with the institution unless effective action is taken to correct the areas of weakness. The FDIC the assessment rate ranges from 4 cents per $100 of domestic deposits (for well capitalized Subgroup A institutions) to 31 cents (for undercapitalized Subgroup C institutions). Norwest's subsidiary banks have been assigned an assessment rate of 4 cents per $100 of domestic deposits. The FDIC has approved regulations that would substantially eliminate deposit insurance premiums for Norwest's banking subsidiaries in 1996. In 1995, Norwest incurred $69.9 million of FDIC assessment expenses (net of $20.6 million in insurance premium refunds) as compared with $79.2 million in 1994.

              Deposits insured by SAIF held by Norwest bank subsidiaries as a result of savings association acquisitions by Norwest continue to be assessed at the applicable SAIF insurance premium rate. Current federal law provides that the SAIF assessment rate may not be less than 0.18% from January 1, 1994 through December 31, 1997. After December 31, 1997, the SAIF assessment rate must be a rate determined by the FDIC to be appropriate to increase the SAIF's reserve ratio to 1.25% of insured deposits or such higher percentage as the FDIC determines to be appropriate, but the assessment rate may not be less than 0.15%. In order to mitigate the potential effects of a BIF/SAIF premium disparity, Congress proposed legislation in September 1995 that would, among other things, recapitalize the SAIF by imposing a special one-time assessment on SAIF deposits. The proposed legislation also contemplates the merger of the BIF and the SAIF into one insurance fund after the SAIF is recapitalized. This legislation is included in the current balanced budget legislation and as such, its approval has yet been finalized. As a result of such pending legislation and to provide for such special assessment when and if imposed, Norwest has established a reserve of $23.5 million based on an estimated insurance premium rate of 66 cents per $100 of insured deposits, which reserve has been funded primarily by the refund of BIF insurance premiums. The effect of this legislation, if adopted, is not anticipated to be material to Norwest.

                                    EXPERTS

              The consolidated financial statements of Norwest and subsidiaries as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994, incorporated herein by reference to Norwest's Annual Report for the year ended December 31, 1994, have been so incorporated herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

              The consolidated financial statements of Union and its subsidiaries as of December 31, 1995 and 1994 and for each of the years in the two-year period ended December 31, 1995 have been included in this Proxy Statement-Prospectus in reliance upon the report of Padgett, Strateman & Co., L.L.P., independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

              The consolidated statements of operations, stockholders' equity and cash flows of Union and its subsidiary for the year ended December 31, 1993 included in this Proxy Statement-Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                                 LEGAL OPINIONS

              A legal opinion to the effect that the shares of Norwest Common Stock offered hereby, when issued in accordance with the Merger Agreement, will be validly issued and fully paid and nonassessable, has been rendered by Stanley S. Stroup, Executive Vice President and General Counsel of Norwest Corporation. At December 31, 1995, Mr. Stroup was the beneficial owner of 107,753 shares and held options to acquire 247,410 additional shares of Norwest Common Stock.

              Certain legal matters in connection with the Merger will be passed upon for Union by Vinson & Elkins L.L.P.


                MANAGEMENT OF NORWEST AND ADDITIONAL INFORMATION

              Certain information relating to the executive compensation, voting securities and the principal holders thereof, certain relationships and related transactions, and other related matters concerning Norwest is included or incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1994, which is incorporated in this Proxy Statement-Prospectus by reference. "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." Shareholders of Union desiring copies of such documents may contact Norwest at the addresses or phone numbers indicated under "AVAILABLE INFORMATION" above.

                UNION TEXAS BANCORPORATION, INC. AND SUBSIDIARY
                       CONSOLIDATED FINANCIAL STATEMENTS
                 YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993

                UNION TEXAS BANCORPORATION, INC. AND SUBSIDIARY
                               TABLE OF CONTENTS





                                                                                            PAGE
                                                                                            ----
Independent Auditors' Report                                                               F - 3
Consolidated Balance Sheets                                                                F - 5
Consolidated Statements of Operations                                                      F - 7
Consolidated Statements of Stockholders' Equity                                            F - 9
Consolidated Statements of Cash Flows                                                      F - 11
Notes to Consolidated Financial Statements                                                 F - 13

                [PADGETT, STRATEMANN & CO., L.L.P. LETTERHEAD]




                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
   and Stockholders
Union Texas Bancorporation, Inc.
   and Subsidiary
Laredo, Texas

We have audited the consolidated balance sheets of Union Texas Bancorporation, Inc. (the Company) and its wholly-owned subsidiary, Union National Bank of Texas (Union Bank) as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The consolidated financial statements of the Company as of December 31, 1993 were audited by other auditors whose report dated February 18, 1994 on those consolidated statements included an explanatory paragraph describing Union Bank's failure to meet the minimum capital requirements, as discussed in note 17 to the consolidated financial statements, prescribed by the Office of the Comptroller of the Currency (the OCC).

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 1995 and 1994 consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in notes 2 and 17 to the consolidated financial statements, Union Bank is not in compliance with the capital requirements of a consent order between the Bank and the OCC and has incurred recurring operating losses. These and other factors raise substantial doubts about the Company's and Union Bank's ability to remain as going concerns. Management's plans in regard to these matters are described in note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

As discussed in note 1 to the consolidated financial statements, the Company changed its method of accounting for investments in securities in 1994.



/s/ PADGETT, STRATEMANN & CO.
Certified Public Accountants
February 2, 1996

                UNION TEXAS BANCORPORATION, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                               ASSETS

                                                                                            1995                     1994
                                                                                      --------------          ---------------
Cash and due from banks                                                               $       7,664           $        8,577
Federal funds sold                                                                           22,700                    3,700
                                                                                      --------------          ---------------

               Cash and cash equivalents                                                     30,364                   12,277

Interest bearing deposits in financial institutions                                             100                      100

Investment Securities:
    Held to maturity                                                                          3,609                   48,841
    Available for sale                                                                       68,759                   46,836
                                                                                      --------------          ---------------

               Total investment securities                                                   72,368                   95,677
                                                                                      --------------          ---------------

Loans                                                                                       118,180                  128,350
Allowance for credit losses                                                                  (2,230)                  (2,558)
                                                                                      --------------          ---------------

               Net loans                                                                    115,950                  125,792
                                                                                      --------------          ---------------

Bank premises and equipment, net                                                              4,902                    5,490
Real estate acquired by foreclosure                                                           6,529                    6,186
Accrued interest receivable                                                                   1,918                    1,904
Deferred tax asset, net                                                                       1,201                    1,201
Other assets                                                                                  4,152                    2,760
                                                                                      --------------          ---------------

                                                                                      $     237,484           $      251,387
                                                                                      ==============          ===============



Notes to consolidated financial statements form an integral part of these statements.

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                            1995                    1994
                                                                                      --------------          ---------------
Liabilities:
        Deposits:
           Demand                                                                     $      28,564           $       30,406
           NOW accounts                                                                      18,922                   24,770
           Savings                                                                           15,176                   17,068
           Money market accounts                                                             31,535                   31,964
           Time:
              $100,000 and over                                                              70,672                   72,205
              Under $100,000                                                                 60,511                   64,518
                                                                                      --------------          ---------------

                Total deposits                                                              225,380                  240,931

        Securities sold under agreements to repurchase                                          501                     -
        Accrued interest payable                                                                998                      887
        Other liabilities                                                                       619                      800
                                                                                      --------------          ---------------

                Total liabilities                                                           227,498                  242,618

Floating rate mandatorily convertible subordinated debentures                                  -                       2,562

Stockholders' Equity:
        Noncumulative convertible preferred stock - no par; 1,000,000 shares authorized; 433,726 shares issued and outstanding
           at $5.00 stated value at December 31, 1995 and 1994                                2,168                    2,168
        Common stock - $2.50 par value; 2,000,000 shares authorized;
           1,106,318 and 641,529 shares issued; 1,083,203 and 618,414 shares outstanding at December 31, 1995 and 1994,
           respectively                                                                       2,767                    1,605
        Additional paid-in capital                                                            9,183                    7,555
        Accumulated deficit                                                                  (3,550)                  (3,203)
        Treasury stock, at cost, 23,115 shares at December 31, 1995 and 1994                   (196)                    (249)
        Unrealized loss on securities available for sale and marketable equity
           securities                                                                          (386)                  (1,669)
                                                                                      --------------          ---------------

                    Total stockholders' equity                                                9,986                    6,207
                                                                                      --------------          ---------------

                                                                                      $     237,484           $      251,387
                                                                                      ==============          ===============




Notes to consolidated financial statements form an integral part of these statements.

                UNION TEXAS BANCORPORATION, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993
                         (DOLLAR AMOUNTS IN THOUSANDS)




                                                                           1995                  1994                  1993
                                                                    ---------------       ---------------       ---------------
Interest Income:
   Loans, including fees                                            $       11,261        $       10,973        $       11,499
   Investment securities                                                     4,691                 4,775                 3,781
   Federal funds sold                                                          443                   404                   369
   Deposits in financial institutions                                            5                    39                   260
                                                                    ---------------       ---------------       ---------------

        Total interest income                                               16,400                16,191                15,909
                                                                    ---------------       ---------------       ---------------

Interest Expense:
   Deposits other than time                                                  1,699                 1,868                 1,884
   Time:
        $100,000 and over                                                    3,041                 2,643                 2,558
        Under $100,000                                                       2,805                 2,324                 2,320
   Securities sold under agreements to repurchase                              164                    36                    39
   Short-term borrowings and other                                             191                   217                   162
                                                                    ---------------       ---------------       ---------------

        Total interest expense                                               7,900                 7,088                 6,963
                                                                    ---------------       ---------------       ---------------

        Net interest income                                                  8,500                 9,103                 8,946

Provision for credit losses                                                    320                 1,540                   945
                                                                    ---------------       ---------------       ---------------

        Net interest income after provision for
            credit losses                                                    8,180                 7,563                 8,001
                                                                    ---------------       ---------------       ---------------
Noninterest Income:
   Service charges on deposit accounts                                       1,188                 1,356                 1,574
   Other service charges and fees                                              467                   344                   751
   Securities gains (losses)                                                    83                   (94)                  436
   Other operating income                                                      271                   465                   278
                                                                    ---------------       ---------------       ---------------

        Total noninterest income                                             2,009                 2,071                 3,039
                                                                    ---------------       ---------------       ---------------



Notes to consolidated financial statements form an integral part of these statements.

                UNION TEXAS BANCORPORATION, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993
                         (DOLLAR AMOUNTS IN THOUSANDS)
                                  (CONTINUED)



                                                                           1995                  1994                  1993
                                                                    ---------------       ---------------       ---------------
Noninterest Expense:
   Salaries and employee benefits                                   $        4,368        $        4,949        $        5,119
   Occupancy expenses                                                        1,628                 1,624                 1,805
   Professional fees                                                           720                   927                   855
   Foreclosed property expenses                                                650                   722                 1,474
   Data processing                                                             592                   556                   540
   Insurance and assessments                                                   805                   931                   938
   Other operating expenses                                                  1,791                 1,910                 2,358
                                                                    ---------------       ---------------       ---------------

        Total noninterest expense                                           10,554                11,619                13,089
                                                                    ---------------       ---------------       ---------------

        Loss before income taxes                                              (365)               (1,985)               (2,049)

Benefit for income taxes                                                        18                    30                 1,142
                                                                    ---------------       ---------------       ---------------

        Net loss                                                    $         (347)       $       (1,955)       $         (907)
                                                                    ===============       ===============       ===============

Loss per share of common stock                                      $        (0.46)       $        (3.16)       $        (1.48)
                                                                    ===============       ===============       ===============


Weighted average common shares outstanding                                 756,563               619,446               613,906
                                                                    ===============       ===============       ===============



Notes to consolidated financial statements form an integral part of these statements.

                UNION TEXAS BANCORPORATION, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                         (DOLLAR AMOUNTS IN THOUSANDS)



                                                                   Preferred Stock                           Common Stock
                                                            -----------------------------          ------------------------------
                                                             Number                                   Number
                                                            of Shares           Amount               of Shares          Amount
                                                            -----------     -------------          ------------     -------------
Balance at January 1, 1993                                        -         $       -                  607,136      $      1,534

Net loss - year ended December 31, 1993                           -                 -                     -                 -
Principal payments on Employee Stock
   Ownership Trust debt                                           -                 -                     -                 -
Preferred stock issuance                                       404,286             2,021                  -                 -
Common stock issuance                                             -                 -                   10,213                26
Sale of stock acquired by Union Bank
   through foreclosure                                            -                 -                    2,560              -
Unrealized loss on marketable equity securities                   -                 -                     -                 -
                                                            -----------     -------------          ------------     -------------

Balance at December 31, 1993                                   404,286             2,021               619,909             1,560

Net loss - year ended December 31, 1994                           -                 -                     -                 -
Principal payments on Employee Stock
   Ownership Trust debt                                           -                 -                     -                 -
Preferred stock issuance                                        29,440               147                  -                 -
Common stock issuance                                             -                 -                   17,800                45
Stock acquired by Union Bank
   through foreclosure                                            -                 -                  (19,295)             -
Change in unrealized loss on securities                           -                 -                     -                 -
                                                            -----------     -------------          ------------     -------------

Balance at December 31, 1994                                   433,726             2,168               618,414             1,605

Net loss - year ended December 31, 1995                           -                 -                     -                 -
Common stock issuance                                             -                 -                  464,789             1,162
Devaluation of treasury stock acquired by
   Union Bank through foreclosure                                 -                 -                     -                 -
Change in unrealized loss on securities                           -                 -                     -                 -
                                                            -----------     -------------          ------------     -------------

Balance at December 31, 1995                                   433,726      $      2,168             1,083,203      $      2,767
                                                            ===========     =============          ============     =============



Notes to consolidated financial statements form an integral part of these statements.

                                                 Additional                                     Deferred      Unrealized
                                                 Paid-In       Accumulated       Treasury       Employee        Loss on
                                                 Capital         Deficit           Stock        Benefits      Securities      Total
                                                 ----------    -----------    ------------    ----------    -----------    ---------
Balance at January 1, 1993                        $  7,378      $    (341)     $    (48)      $     (169)   $     -        $ 8,354

Net loss - year ended December 31, 1993               -              (907)         -                -             -           (907)
Principal payments on Employee Stock
   Ownership Trust debt                               -              -             -                 136          -            136
Preferred stock issuance                              -              -             -                -             -          2,021
Common stock issuance                                  124           -             -                -             -            150
Sale of stock acquired by Union Bank
   through foreclosure                                   8           -               (5)            -             -              3
Unrealized loss on marketable equity securities       -              -             -                -              (39)        (39)
                                                 ----------    -----------     ----------      -----------   ----------    ---------

Balance at December 31, 1993                         7,510         (1,248)          (53)             (33)          (39)      9,718

Net loss - year ended December 31, 1994               -            (1,955)         -                -             -         (1,955)
Principal payments on Employee Stock
   Ownership Trust debt                               -              -             -                  33          -             33
Preferred stock issuance                              -              -             -                -             -            147
Common stock issuance                                   45           -             -                -             -             90
Stock acquired by Union Bank
   through foreclosure                                -              -             (196)            -             -           (196)
Change in unrealized loss on securities               -              -             -                -           (1,630)     (1,630)
                                                  --------      ----------     ---------      -----------   ----------     ---------

Balance at December 31, 1994                         7,555         (3,203)         (249)            -           (1,669)      6,207

Net loss - year ended December 31, 1995               -              (347)         -                -             -           (347)
Common stock issuance                                1,628           -             -                -             -          2,790
Devaluation of treasury stock acquired by
   Union Bank through foreclosure                     -              -               53             -             -             53
Change in unrealized loss on securities               -              -             -                -            1,283       1,283
                                                  --------      ----------     ---------      -----------   ----------     ---------

Balance at December 31, 1995                      $  9,183      $  (3,550)     $   (196)      $     -       $     (386)    $ 9,986
                                                  ========      ==========     =========      ===========   ===========    =========




Notes to consolidated financial statements form an integral part of these statements.

                UNION TEXAS BANCORPORATION, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993
                         (DOLLAR AMOUNTS IN THOUSANDS)


                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                                    1995               1994            1993
                                                                               -------------      ------------     ------------
Cash flows from operating activities:
   Net loss                                                                    $       (347)      $    (1,955)     $      (907)
                                                                               -------------      ------------     ------------
   Adjustments to reconcile net loss to net
      cash provided by operating activities:
         Amortization and accretion of premiums and discounts on
            investment securities, net                                                  358               464              373
         Net losses (gains) on sales of investment securities                           (83)               94             (436)
         Net gain on sales of premises and equipment                                    (10)              (65)             -
         Provision for credit losses                                                    320             1,540              945
         Provision for personal property losses                                          38                65               24
         Depreciation and amortization                                                  842               804              876
         Deferred tax benefit                                                           -                 (30)          (1,170)
         Net losses on real estate and other assets acquired
             by foreclosure                                                             489               293            1,071
         Changes in operating assets and liabilities:
            (Increase) decrease in accrued interest receivable                          (14)             (380)             450
            (Increase) decrease in other assets                                      (1,058)           (1,041)             239
            Increase (decrease) in accrued interest payable                             111               165              (49)
            Increase (decrease) in other liabilities                                   (180)              331             (130)
                                                                               -------------      ------------     ------------

                 Total adjustments                                                      813             2,240            2,193
                                                                               -------------      ------------     ------------

                 Net cash provided by operating activities                              466               285            1,286
                                                                               -------------      ------------     ------------

Cash flows from investing activities:
   Change in interest bearing deposits in financial institutions                       -                1,387            5,307
   Purchase of securities held to maturity                                             -               (4,992)         (33,362)
   Proceeds from maturities of securities held to maturity                            1,500             2,400           11,500
   Proceeds from sales of securities held to maturity                                  -                5,981           15,934
   Purchases of securities held or available for sale                               (10,004)          (46,509)         (46,560)
   Proceeds from the sales of securities held or available for sale                  20,950            18,914           12,740
   Proceeds from maturities of securities held or available for sale                 11,872            12,000           25,420
   Change in loans                                                                    8,079             7,253           13,740
   Disposal of real estate and other assets acquired by foreclosure                     246             1,578              245
   Purchase of bank premises and equipment                                             (228)             (356)            (496)
   Disposal of bank premises and equipment                                               30               436             -
   Capital (expenditures) recoveries on real estate acquired by
      foreclosure                                                                      -                   12             (410)
                                                                               -------------      ------------     ------------

                 Net cash provided by (used in) investing activities                 32,445            (1,896)           4,058
                                                                               -------------      ------------     ------------



Notes to consolidated financial statements form an integral part of these statements.

                UNION TEXAS BANCORPORATION, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993
                         (DOLLAR AMOUNTS IN THOUSANDS)
                                  (CONTINUED)

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                                     1995              1994            1993
                                                                                ------------      ------------     ------------
Cash flows from financing activities:
   Net increase (decrease) in deposits                                          $   (15,553)      $    (9,494)     $     1,301
   Proceeds from (repayments under) agreements to repurchase securities                 501              (961)             310
   Issuance (conversion) of subordinated debentures                                  (2,562)               42              336
   Proceeds from sale of common stock and preferred stock                             2,790               237            2,174
   Purchase of treasury stock                                                          -                 (196)            -
   Payments of debt                                                                    -                  (33)            (136)
   Decrease in deferred employee benefits                                              -                   33              136
                                                                                ------------      ------------     ------------

                Net cash provided by (used in) financing activities                 (14,824)          (10,372)           4,121


                Net increase (decrease) in cash and cash equivalents                 18,087           (11,983)           9,465

Cash and cash equivalents:
   Beginning of year                                                                 12,277            24,260           14,795
                                                                                ------------      ------------     ------------

   End of year                                                                  $    30,364       $    12,277      $    24,260
                                                                                ============      ============     ============


Notes to consolidated financial statements form an integral part of these statements.

                UNION TEXAS BANCORPORATION, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.    Summary of Significant Accounting Policies:

      The accounting and reporting policies of Union Texas Bancorporation, Inc. (the Company) and its wholly-owned subsidiary, Union National Bank of Texas (Union Bank), conform to generally accepted accounting principles and to general practices within the banking industry. The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Following is a summary of the Bank's more significant accounting and reporting policies:

      Consolidation:

      The consolidated financial statements include the accounts of Union Texas Bancorporation, Inc. and its subsidiary. All significant intercompany transactions and accounts have been eliminated.

      Investments in Securities:

      Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

      Pursuant to SFAS No. 115, the Company's investments in securities are classified in three categories and accounted for as follows:

      - Trading Securities. Bonds held principally for resale in the near term are classified as trading securities and recorded at their fair values. Unrealized gains and losses on trading securities are included in other income. At December 31, 1995 and 1994, the Company did not own any securities classified as trading securities.

      - Securities to be Held to Maturity. Bonds, notes, and debentures for which the Company has the positive intent and ability to hold to maturity are reported at cost adjusted for amortization of premiums and accretion of discounts, which are recognized in interest income using the interest method over the period to maturity.

      - Securities Available for Sale. Securities available for sale consist of bonds, notes, and debentures not classified as trading securities nor as securities to be held to maturity. These securities are reported at their fair values with unrealized gains and losses being reported as a separate component of stockholders' equity.

                UNION TEXAS BANCORPORATION, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.    (Continued)

      Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses.

      Gains and losses on the sale of securities available for sale are determined using the specific- identification method.

      The transfer of a security between categories of investments is accounted for at fair value. For a debt security transferred into the available-for-sale category from the held-to-maturity category, the unrealized holding gain or loss at the date of the transfer is recognized in a separate component of stockholders' equity.

      Loans:

      Loans are stated at the principal amount outstanding, net of unearned discount. Unearned discount relates principally to consumer installment loans and is amortized using a method that approximates the interest method.

      Allowance for Credit Losses:

      The allowance for credit losses is a valuation allowance available for losses incurred on loans and other extensions of credit. All losses are charged to the allowance for credit losses when the loss actually occurs or when a determination is made that a loss is likely to occur. Recoveries are credited to the allowance at the time of recovery.

      Prior to the beginning of each year and at least quarterly during the year, management estimates the likely level of losses to determine whether the allowance for credit losses is adequate to absorb losses in the existing portfolio. Based on these estimates, an amount is charged to the provision for credit losses and credited to the allowance for credit losses in order to adjust the allowance to a level estimated to be adequate to absorb losses.

      Management's judgment as to the level of losses on existing credits involves the consideration of current economic conditions and their potential effects on specific borrowers; an evaluation of existing relationships among loans with potential credit losses; the present level of the allowance; results of examinations of the loan portfolio by regulatory agencies; and management's internal review of the loan portfolio. In determining the collectibility of certain loans, management also considers the fair value of any underlying collateral.

                UNION TEXAS BANCORPORATION, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




1.    (Continued)

      Estimates of credit losses involve an exercise of judgment. While it is possible that in particular periods the Company may sustain losses which are substantial relative to the allowance for credit losses, it is the judgment of management that the allowance reflected in the consolidated balance sheets is adequate to absorb losses in the existing loan portfolio.

      Interest Income on Loans:

      Interest on loans is accrued and credited to income based on the principal amount outstanding. The accrual of interest on impaired loans is discontinued when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due. Upon such discontinuance, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

      Nonperforming Loans:

      Included in the nonperforming loan category are loans which have been categorized by management as nonaccrual because collection of interest is doubtful, loans which are ninety days or more past due as to principal and/or interest payments and not yet on nonaccrual status, and loans which have been restructured to provide a reduction in the interest rate or a deferral of interest or principal payments.

      When the payment of principal or interest on a loan is delinquent for ninety days, or earlier in some cases, the loan is placed on nonaccrual status, unless the loan is in the process of collection and the underlying collateral fully supports the carrying value of the loan and the accrued interest. If the decision is made to continue accruing interest on the loan, periodic reviews are made to confirm the accruing status of the loan. When a loan is put on nonaccrual status, interest accrued deemed to be uncollectible during the current year is charged to operations. Interest accrued during prior periods, and deemed uncollectible, is charged to the allowance for credit losses. Generally, any payments received on nonaccrual loans are applied first to outstanding principal amounts and next to the recovery of charged-off principal amounts. Any excess is treated as recovery of lost interest.

      Loan Origination Fees and Costs:

      Loan origination fees are recognized as income and loan origination costs are expensed as incurred, as management has determined that capitalization of these items would be immaterial to the consolidated financial statements.

                UNION TEXAS BANCORPORATION, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





1.    (Continued)

      Bank Premises and Equipment:

      Premises and equipment are carried at cost less accumulated depreciation and amortization. Depreciation expense is computed principally on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized straight-line over the periods of the leases or the estimated useful lives, whichever is shorter.

      Real Estate Acquired by Foreclosure:

      The Company records real estate acquired by foreclosure at the lesser of the outstanding loan amount or fair value of the property at the time of foreclosure less estimated costs to sell. Required developmental costs associated with foreclosed property under construction are capitalized and considered in determining the fair value of the property. Real estate acquired by foreclosure is included in the accompanying consolidated financial statements net of an appropriate reserve for losses.

      Income Taxes:

      The Company and its subsidiary file a consolidated federal income tax return. Federal income taxes are allocated between the consolidated group as if each entity were filing a separate return.

      Provisions for income taxes are based on taxes payable or refundable for the current year (after exclusion of nontaxable income such as interest on state and municipal securities) and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are included in the consolidated financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in SFAS No. 109, "Accounting for Income Taxes." As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provisions for income taxes.

      Treasury Stock:

      Treasury stock was created through Union Bank's foreclosure of certain loans collateralized by the Company's stock.

                UNION TEXAS BANCORPORATION, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.    (Continued)

      Earnings Per Share of Common Stock:

      Earnings per share of common stock is computed by dividing earnings by the weighted average number of shares of common stock outstanding during the period.

      Cash Flows:

      For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

      Off-Balance-Sheet Financial Instruments:

      In the ordinary course of business, Union Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

      Fair Value of Financial Instruments:

      SFAS No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the consolidated balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. SFAS No. 107 excludes certain financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company or the Bank.

                UNION TEXAS BANCORPORATION, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.    (Continued)

      The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

      CARRYING AMOUNTS APPROXIMATE FAIR VALUES for the following instruments:

           Cash and due from banks
           Federal funds sold
           Interest bearing deposits in banks
           Accrued interest receivable
           Accrued interest payable
           Securities available for sale
           Deposit accounts except for fixed rate certificates of deposit Securities sold under agreements to repurchase

      QUOTED MARKET PRICES, where available, or if not available, based on quoted market prices of comparable instruments, for securities to be held to maturity.

      DISCOUNTED CASH FLOWS using interest rates currently being offered on instruments with similar terms and with similar credit quality:

           All loans
           Fixed rate certificates of deposit
           Subordinated debentures

      QUOTED FEES CURRENTLY BEING CHARGED for similar instruments:

           Off-balance-sheet instruments:
               Letters of credit
               Lending commitments

                UNION TEXAS BANCORPORATION, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




2.    Going Concern:

      As disclosed in note 17 to the consolidated financial statements, Union Bank is not in compliance with the capital requirements of a consent order between the Bank and the Office of the Comptroller of the Currency
      (OCC). Additionally, Union Bank has incurred recurring operating losses. Union Bank holds high amounts of nonperforming loans and other assets, and the resulting credit losses and other expenses generated by these assets have been a significant source of the Bank's operating losses.

      These factors raise substantial doubt about the ability of Union Bank and the Company to remain as going concerns. The consolidated financial statements do not contain any adjustments related to the recoverability of asset values that may result from this uncertainty.

      Management of Union Bank has implemented plans to reduce nonperforming loans and assets, restructure operations, and sell certain other assets with the goal of reducing noninterest expenses and increasing income. Additionally, the Company has entered into a plan of merger with Norwest Corporation (note 19). Management believes these actions will result in profitable operations in the near future and eliminate capital deficiency issues with the regulators.


3.    Cash and Due From Banks:

      Union Bank is required to maintain average reserve balances by the Federal Reserve Bank. Cash and due from banks in the consolidated financial statements included amounts so restricted of $1,131,000 and $1,447,000 as of December 31, 1995 and 1994, respectively.

                UNION TEXAS BANCORPORATION, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 4.    Investment Securities:

       The amortized cost and approximate fair value of investment securities, by category, as of December 31, 1995 and 1994, are shown below (in thousands):

                                                                      Gross           Gross          Approximate
                                                    Amortized      Unrealized       Unrealized          Fair
           December 31, 1995                          Cost            Gains           Losses            Value
           -----------------                     -------------    --------------   ------------    ----------------
           Held to Maturity:
           ----------------

       Corporate notes and other                 $       3,609   $           45  $           21   $          3,633
                                                 ==============  =============== ===============  =================
           Available for Sale:
           ------------------

       U.S. Treasury securities                  $      31,739   $            8  $           91   $         31,656
       U.S. Government agencies                          6,474               16              20              6,470
       Mortgage-backed securities                       23,462               13             309             23,166
       Corporate notes and other                         7,471               77              81              7,467
                                                 --------------  --------------- ---------------  -----------------

                                                 $      69,146   $          114  $          501   $         68,759
                                                 ==============  =============== ===============  =================

           December 31, 1994
           -----------------

           Held to Maturity:
           ----------------

       U.S. Treasury securities                  $      22,063   $         -     $          904   $         21,159
       U.S. Government agencies                            998             -                 60                938
       Mortgage-backed securities                       20,465                9           1,438             19,036
       Corporate notes and other                         5,315             -                246              5,069
                                                 --------------  --------------- ---------------  -----------------

                                                 $      48,841   $            9  $        2,648   $         46,202
                                                 ==============  =============== ===============  =================

                UNION TEXAS BANCORPORATION, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 4.    (Continued)

                                                                      Gross           Gross          Approximate
                                                    Amortized      Unrealized       Unrealized          Fair
           December 31, 1995                          Cost            Gains           Losses            Value
           -----------------                     -------------    --------------   ------------    ----------------
           Available for Sale:
           ------------------

       U.S. Treasury securities                  $      26,421   $         -     $          593  $          25,828
       U.S. Government agencies                          4,002             -                150              3,852
       Mortgage-backed securities                       16,622               26             834             15,814
       Corporate notes and other                         1,460             -                118              1,342
                                                 --------------  --------------- ---------------  -----------------

                                                 $      48,505   $           26  $        1,695  $          46,836
                                                 ==============  =============== ===============  =================



       The following table summarizes the maturity distribution (based on amortized cost) of all investment securities as of December 31, 1995 (in thousands):

                                        U.S.             U.S.           Mortgage-        Corporate
                                      Treasury        Government          Backed         Notes and
                                     Securities        Agencies         Securities         Other          Total
                                   --------------   --------------    --------------   -------------   -----------
    Within one year                $     30,746    $         3,000   $          308   $       3,201    $    37,255
    One to five years                       993              3,474            5,360           4,455         14,282
    Five to ten years                      -                  -              11,862           3,424         15,286
    Thereafter                             -                  -               5,932            -             5,932
                                   --------------   --------------    --------------   -------------   -----------

                                   $     31,739    $         6,474   $       23,462   $      11,080    $    72,755
                                   ==============   ==============    ==============   =============   ===========


       Proceeds from sales of securities during 1995, 1994, and 1993 were $20,950,000, $24,895,000, and $28,674,000, respectively. Gross gains of
       $93,000, $0, and $455,000 and gross losses of $10,000, $94,000, and
       $19,000, respectively, were realized on those sales.

       The Financial Accounting Standards Board (FASB) issued a Special Report, "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities," in November 1995. The FASB permitted a one-time opportunity during November and December 1995 for institutions to reassess the appropriateness of the designations of all securities held upon the initial application of the Special Report. During this period, Union Bank transferred securities with an amortized cost of $41,184,000 and a net unrealized loss of $365,000 from the held-to-maturity category to the available-for-sale category pursuant to this re-designation opportunity.

                UNION TEXAS BANCORPORATION, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 4.    (Continued)

       Investment securities carried at $16,887,000 and $24,680,000 at December 31, 1995 and 1994, respectively, were pledged to secure public deposits and for other purposes as required or permitted by law. At December 31, 1995, Union Bank's investment securities included investments of $1,011,000, $1,022,000, and $1,022,000 in debt securities of three separate issuers. The carrying value of these investments exceeded 10% of stockholders' equity. At December 31, 1994, Union Bank had no investments in debt securities with any one issuer with an aggregate carrying value exceeding 10% of stockholders' equity.

       The amortized cost and approximate fair value of securities owned of state, municipal, and political subdivisions were $8,668,000 and $8,743,000, respectively, at December 31, 1995 and $4,363,000 and
       $4,117,000, respectively, at December 31, 1994.


 5.    Loans and Real Estate Acquired by Foreclosure:

       The domestic loan portfolio consists of various types of loans made principally to borrowers located in Webb and Bexar Counties, Texas. Loans are classified by major type as follows (in thousands):

                                                                                         December 31,
                                                                                   1995                   1994
                                                                              -----------------------------------
           Domestic:
           --------

       Commercial                                                             $     17,744           $      16,404
       Real estate:
           Mortgage                                                                 28,904                  29,522
           Commercial                                                               52,422                  58,897
       Consumer                                                                     12,824                  13,982
       Other                                                                         1,239                   1,462

                                                                                   113,133                 120,267
                                                                              ------------           -------------
           Borrowers Domiciled in Foreign
           ------------------------------
              Countries (Primarily Mexico):
              ----------------------------

       Public sector                                                                 2,536                   2,535
       Private sector                                                                2,511                   5,548
                                                                              ------------           -------------

                                                                              $    118,180           $     128,350
                                                                              ============           =============

                UNION TEXAS BANCORPORATION, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 5.    (Continued)

       Final loan maturities and rate sensitivity of the fixed interest rate loan portfolio excluding those in nonaccrual status and before unearned income at December 31, 1995 are as follows (in thousands):

           Within one year                                                                            $    17,619
           One to five years                                                                               15,916
           Thereafter                                                                                      22,706
                                                                                                      -----------
                                                                                                      $    56,241
                                                                                                      ===========


       All variable interest rate loans are repriced at least annually. Variable interest rate loans totaled $59,170,000 at December 31, 1995.

       Effective January 1, 1995, the Bank adopted SFAS No. 114, Accounting by Creditors for Impairment of a Loan, as amended by SFAS No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Adoption of these standards was not material to the consolidated financial statements.

       Nonperforming loans are as follows (in thousands):

                                                                        Domestic          Foreign          Total
                                                                      ------------      ----------      ----------
           December 31, 1995:
           -----------------

       Nonaccrual loans                                               $      2,741      $       28      $    2,769
       Loans 90 days or more past due,
           not on nonaccrual                                                   600            -                600
                                                                      ------------      ----------      ----------

                                                                      $      3,341      $       28      $    3,369
                                                                      ============      ==========      ==========

           December 31, 1994:
           -----------------

       Nonaccrual loans                                               $      4,945      $      150      $    5,095
       Loans 90 days or more past due,
           not on nonaccrual                                                   113            -                113
                                                                      ------------      ----------      ----------

                                                                      $      5,058      $      150      $    5,208
                                                                      ============      ==========      ==========

                UNION TEXAS BANCORPORATION, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 5.    (Continued)

       Impaired loans totaled $2,769,000 at December 31, 1995. The total allowance for loan losses related to those loans was $193,000 at December 31, 1995. The average recorded investment in impaired loans during the year ended December 31, 1995 was $3,026,000. Interest income of $14,000 on impaired loans was recognized for cash payments received during the year ended December 31, 1995.

       The Bank's nonperforming loans at December 31, 1994, which was prior to the implementation of SFAS No. 114 and SFAS No. 118, consisted of $113,000 in accrual loans over 90 days past due and $5,095,000 in nonaccrual loans. The gross accrued interest income which would have been recorded under the original terms of the loans would have amounted to $561,000 and $1,905,000, at December 31, 1994 and 1993, respectively.

       At December 31, 1995, there were no commitments to lend additional funds to borrowers whose loans have been classified as impaired.

       Changes in the allowance for credit losses are as follows (in thousands):

                                                                              Years Ended December 31,
                                                                          1995            1994             1993
                                                                      -------------    -------------   -----------
    Balance at beginning of year                                      $    2,558       $   2,221       $    3,276
    Provision charged to operations                                          320           1,540              945
    Loans charged off                                                       (876)         (1,709)          (2,209)
    Loan recoveries                                                          228             506              209
                                                                      ----------       ---------       ----------
    Balance at end of year                                            $    2,230       $   2,558       $    2,221
                                                                      ==========       =========       ==========


       Changes in the allowance for losses on real estate acquired by foreclosure are as follows (in thousands):

                                                                               Years Ended December 31,
                                                                          1995            1994             1993
                                                                      -------------    -------------   -----------
    Balance at beginning of year                                      $      257       $     686       $      264
    Provision charged to operations                                          488             435            1,116
    Losses charged to allowance                                               (8)           (864)            (694)
                                                                      ----------       ---------       ----------

    Balance at end of year                                            $      737       $     257       $      686
                                                                      ==========       =========       ==========

                UNION TEXAS BANCORPORATION, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 6.    Bank Premises and Equipment:

       Components of bank premises and equipment included in the consolidated balance sheets are as follows (in thousands):

                                                                                           December 31,
                                                                                     1995                  1994
                                                                                 -----------          -----------
           Land                                                                  $       775          $       775
           Buildings and improvements                                                  6,880                6,861
           Furniture, fixtures, and equipment                                          4,639                4,541
                                                                                 -----------          -----------

                                                                                      12,294               12,177
           Less accumulated depreciation and amortization                              7,392                6,687
                                                                                 -----------          -----------
                                                                                 $     4,902          $     5,490
                                                                                 ===========          ===========

 7.    Deposits:

       The aggregate amount of short-term (maturities less than one year) jumbo certificates of deposit (CDs), each with a minimum denomination of $100,000, was approximately $64,475,000 at December 31, 1995
       ($65,020,000 in 1994).

       At December 31, 1995, the scheduled maturities of CDs are as follows (in thousands):

       Year ending December 31,
                    1996                                                                             $    123,901
                    1997                                                                                    3,448
                    1998                                                                                    3,292
                    1999                                                                                      145
                    2000 and thereafter                                                                       397
                                                                                                     ------------
                                                                                                     $    131,183
                                                                                                     ============

       Union Bank has no brookered deposits and there are no major concentrations of deposits.

                UNION TEXAS BANCORPORATION, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 8.    Securities Sold Under Agreements to Repurchase:

       Securities sold under agreements to repurchase generally mature within one to 90 days from the transaction date. The securities underlying these agreements were under the Bank's control. Information relating to these borrowings is shown below (dollar amounts in thousands):

                                                                              Years Ended December 31,
                                                                          1995            1994             1993
                                                                      -------------------------------------------
       Daily average balance                                          $    2,612      $    1,274       $    1,255
       Daily average rate                                                  6.25%           2.82%            3.12%
       Balance at end of period                                       $      501      $       -        $      961
       Average rate on balance at end of period                             4.0%              -             2.60%




       Average balances during the year are based on the best available daily, weekly, or monthly figures. Average rates for the year are computed as actual interest expense on securities sold under agreements to repurchase divided by the average balance during the year. The maximum amount of outstanding agreements at any month end during 1995 was $8,895,000.


 9.    Income Taxes:

 The components of the federal income tax benefit are as follows (in thousands):

                                                                             Years Ended December 31,

                                                                         1995             1994             1993
                                                                      -------------------------------------------
       Current expense (benefit)                                     $     (18)       $     -          $      28
       Deferred benefit                                                    -                (30)          (1,170)
                                                                     ----------       ----------       ----------
                                                                     $     (18)       $     (30)       $  (1,142)

                UNION TEXAS BANCORPORATION, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 9.    (Continued)

       The federal income tax benefit differs from the amount computed by applying the federal income tax statutory rate on earnings as follows (in thousands):

                                                                             Years Ended December 31,
                                                                          1995            1994             1993
                                                                      --------------------------------------------
       Tax benefit calculated at statutory rate                       $     (124)      $    (675)      $     (697)
       Increase (decrease) resulting from:
           Accounting limitation (benefit) on
               deferred tax assets                                           130             669             (449)
           Tax-exempt interest, net of
               nondeductible items                                           (24)            (24)             (24)
           Alternative minimum tax                                          -               -                  28
                                                                      -----------      ----------      ----------
                                                                      $      (18)      $     (30)      $   (1,142)
                                                                      ===========      ==========      ==========

                UNION TEXAS BANCORPORATION, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 9.    (Continued)

       Deferred income taxes and benefits are provided for differences between the financial statement carrying amount of existing assets and liabilities and their respective tax basis. Significant deferred tax assets and liabilities are as follows (in thousands):

                                                                                Years Ended December 31,
                                                                          1995             1994             1993
                                                                      -------------------------------------------
       Deferred tax assets:
           Net operating loss carryforwards                           $    1,983       $    1,825       $    1,562
           Charitable contributions                                           48               23               23
           Provision for losses on real estate
               acquired by foreclosure                                       910              784              926
           Provision for credit losses                                       230              279              838
           Tax credit carryforwards                                          129              129              144
           Depreciation and amortization                                     208               93               36
           Other                                                              17                -                -
                                                                      -----------       ----------       ----------

                   Total deferred tax assets                               3,525            3,133            3,529
                                                                      -----------       ----------       ----------

       Deferred tax liabilities:
           Unearned discount on installment loans                          (152)            (247)            (304)
           Other                                                           (125)            (167)            (169)
                                                                      -----------       ----------       ----------

                   Total deferred tax liabilities                          (277)            (414)            (473)
                                                                      -----------       ----------       ----------

       Net deferred tax asset before valuation
           allowance                                                       3,248            2,719            3,056
       Valuation allowance                                               (2,047)          (1,518)          (1,886)
                                                                      -----------       ----------       ----------

                   Net deferred tax asset                             $    1,201       $    1,201       $    1,170
                                                                      ===========       ==========       ==========

       The Company has recorded a net deferred tax asset of approximately $1.2 million reflecting a partial benefit of its tax operating loss carryforwards. Realization of this net deferred tax asset is dependent on generating sufficient taxable income either through the sale of certain of the Company's assets with unrealized appreciation or from future operations prior to expiration of the carryforwards. Although realization is not assured, management believes it is more likely than not that all of the net deferred tax asset will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

                UNION TEXAS BANCORPORATION, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 9.    (Continued)

       For regulatory reporting purposes, there is an imposed limitation on the amount of deferred tax assets that can be included in regulatory capital. The amount is limited to the lesser of deferred tax assets which are expected to be realized within one year or 10% of Tier 1 capital. At December 31, 1995 the net deferred tax asset for regulatory reporting purposes was $829,000.

       For tax purposes, at December 31, 1995 the Company's net operating loss carryforwards were approximately $5.8 million. These tax loss carryforwards are for future years and, if not used, begin to expire in 2005.


10.    Subordinated Debentures:

       The debentures paid interest at the rate of 10% for the period of twelve months from the date of issuance and thereafter paid interest at prime plus 1% adjusted semiannually subject to a maximum rate of 13%. On October 1, 1995, the debentures were automatically converted to 419,253 shares of the Company's common stock based on the principal amount of the debentures ($2,562,000) divided by the stock's per-share book value (6.1108).


11.    Noncumulative Convertible Preferred Stock:

       The Company is authorized to issue 1,000,000 shares of noncumulative convertible preferred stock having no par value. The Board of Directors has the authority to issue the preferred shares in one or more series and to fix and determine preferences, limitations, rights, and other matters relating to the shares. At December 31, 1995, 433,726 shares have been issued. The conversion feature provides that on December 31, 1996, each share will be automatically converted into a number of common stock shares (not less than one nor more than two) based upon the 36-month performance of the loan portfolio and nonperforming assets of Union Bank as of September 30, 1993. The dividend rights are the same as for the Company's common stock.

                UNION TEXAS BANCORPORATION, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


12.    Concentrations of Credit:

       Substantially all of the Bank's loans, commitments, and standby letters of credit have been granted to customers in the Bank's market areas. A substantial amount of the Bank's customers are located on the Texas-Mexico border. As such, these customers are dependent on economic and other conditions affecting both Texas and Mexico. Investments in state and municipal securities also involve governmental entities within the Bank's market areas. The concentrations of credit by type of loan are set forth in note 5. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Standby letters of credit were granted primarily to commercial borrowers.


13.    Employee Benefit Plans:

       The Company and Union Bank have an employee stock ownership plan (the
       Plan) which covers substantially all employees. The Plan has three separate benefit features as follows: the employee stock ownership feature (the ESOP), an elective savings feature, and an employer profit sharing feature (the Profit Sharing Plan). Contributions to the features of the Plan are determined annually by the Board of Directors. No employer contributions were made to the profit sharing plan for 1995, 1994, and 1993.

       A total of 70,442 shares of common stock are held by the ESOP at December 31, 1995. Contributions of $52,500, $78,000, and $238,000 were made to the ESOP in 1995, 1994, and 1993, respectively.


14.    Related Party Transactions:

       As of December 31, 1995 and 1994, loans outstanding to directors, officers, and their affiliates were $1,291,000 and $1,437,000, respectively. In the opinion of management, all transactions entered into with related parties have been and are, in the ordinary course of business, made on the same terms and conditions as similar transactions with unaffiliated persons.

       An analysis of activity for the year ended December 31, 1995 with respect to these related party loans is as follows (dollar amount in thousands):

       Beginning balance                                                                               $    1,437
       New loans made                                                                                         461
       Repayments                                                                                            (607)
                                                                                                       ----------
       Ending balance                                                                                  $    1,291
                                                                                                       ==========

                UNION TEXAS BANCORPORATION, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15.    Financial Instruments:

       The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extent credit, credit card arrangements, and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated financial statements. The contract or notional amounts of those instruments reflect the extent of the Bank's involvement in particular classes of financial instruments.

       The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit, credit card arrangements, and standby letters of credit is represented by the contractual notional amount of those instruments.
       The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

       Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable; inventory; property, plant, and equipment; and income-producing commercial properties.

       Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

                UNION TEXAS BANCORPORATION, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


15.    (Continued)

       The estimated fair values of the Company's financial instruments were as follows (in thousands):

                                                         December 31, 1995               December 31, 1994
                                                     ---------------------------     -----------------------------
                                                        Carrying          Fair          Carrying          Fair
                                                         Amount           Value          Amount           Value
                                                     ------------   ------------    -------------    -------------
       Financial assets:
           Cash and due from banks                   $       7,664   $       7,664   $       8,577   $       8,577
           Federal funds sold                               22,700          22,700           3,700           3,700
           Interest bearing deposits in banks                  100             100             100             100
           Securities available for sale                    68,759          68,759          46,836          46,836
           Securities to be held to maturity                 3,609           3,633          48,841          46,202
           Loans - net                                     115,950         117,348         125,792         122,877
           Accrued interest receivable                       1,918           1,918           1,904           1,904

       Financial liabilities:
           Demand deposits                                  28,564          28,564          30,406          30,406
           Savings, NOW, and money
               market deposits                              65,633          65,633          73,802          73,802
           Other time deposits                             131,183         131,249         136,723         134,972
           Securities sold under agree-
               ments to repurchase                             501             501            -               -
           Subordinated debentures                            -               -              2,562           2,588




       The fair value of off-balance-sheet assets and liabilities is not considered significant.

                UNION TEXAS BANCORPORATION, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


15.    (Continued)

       A summary of the notional amounts of the Bank's financial instruments with off-balance-sheet risk at December 31, 1995 is as follows:

                                                                                                       Notional
                                                                                                        Amount
                                                                                                     -------------
    Commitments to extend credit                                                                     $      9,483
    Credit card arrangements                                                                                6,490
    Standby letters of credit                                                                                 277


            Limitations:

       Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

       Fair value estimates are based on existing on and off-balance-sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Other significant assets and liabilities that are not considered financial assets or liabilities include the deferred tax asset, bank premises and equipment, real estate acquired by foreclosure, accrued interest receivable, and other assets. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

       These fair value estimates have also been made under the assumption that the Company will remain as a going concern. As disclosed in note 2 to the consolidated financial statements, there is a substantial doubt about the ability of the Company to remain as a going concern. The outcome of this uncertainty could significantly impact the fair values of assets and liabilities.

                UNION TEXAS BANCORPORATION, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


16.    Commitments, Contingencies, and Uncertainties:

       The Company's consolidated financial statements do not reflect various commitments and contingent liabilities which arise in the normal course of business and which involve elements of credit risk, interest rate risk, and liquidity risk. These commitments and contingent liabilities are described in note 15 as financial instruments with off-balance-sheet risk.

            Leases:

       Following is a schedule of future minimum rental payments required under operating leases that have initial noncancellable lease terms in excess of one year (in thousands):

       Year ending December 31,
                    1996                                                                              $      325
                    1997                                                                                     285
                    1998                                                                                     165
                    1999                                                                                      72
                    Thereafter                                                                               384
                                                                                                      -----------
                                                                                                      $    1,303
                                                                                                      ===========




       It is expected that in the normal course of business, leases that expire will be renewed or replaced by leases on other property or equipment.

       Rent expense under all operating leases aggregated $346,000, $314,000, and $306,000 for 1995, 1994, and 1993, respectively.

            Uncertainties:

       On December 19, 1990, the United States District Court for the 111th Judicial District of Texas issued a Partial Summary Judgment awarding Union Bank $1,050,000 as damages against Oryx Energy Company ("Oryx") on a breach of contract claim arising from an assignment of lease payments on a loan to a defaulted borrower. The court found that Oryx breached its contractual obligations to Union Bank pursuant to a subordination agreement between the Bank, the borrower (lessor), and Oryx (lessee) when Oryx bought out its lease and paid the proceeds directly to the borrower (lessor) rather than to Union Bank. Included in other assets as of December 31, 1995 and 1994 is the remaining unpaid principal balance of the loan equal to the amount of the judgment ($1,050,000). Oryx has appealed the judgment.

                UNION TEXAS BANCORPORATION, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


16.    (Continued)

       On January 25, 1995, the Court of Appeals for the Fourth District of Texas reversed the judgment of the trial court finding that summary judgment was improper due to ambiguities relating to the assignment of rents. The case was remanded to the trial court for a jury trial. On April 7, 1995, Union Bank filed an Application for Writ of Error to the Supreme Court of Texas. Oryx likewise filed an Application for Writ of Error. The court denied both Applications for Writ of Error and Union Bank has filed a motion for rehearing. A ruling on the motion for rehearing is pending. Management intends to continue to assert its right to the judgment amount through the courts.

       Due to the uncertainty of the outcome of the Oryx litigation, no reserve for a possible loss has been established against the asset since it cannot be reasonably determined if a reserve should be recognized or in what amount. While Union Bank believes it has a meritorious claim against Oryx, an adverse outcome could materially impact Union Bank's and the Company's financial statements through a loss of up to the $1,050,000 amount recorded as an asset on the books of the Bank.

       The Company is a defendant in other legal actions arising from transactions conducted in the ordinary course of business. Management, after consultation with legal counsel, considers that the aggregate liabilities, if any, will not be material to the consolidated financial statements.


17.    Regulatory Matters:

       Union Bank is subject to regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by the regulators that, if undertaken, could have a direct material effect on the Bank's financial statements.

       During 1992, Union Bank entered into a consent order with the OCC. Among other items, it requires Union Bank to achieve a minimum level of Tier 1 capital (as defined by banking regulations) to adjusted total assets of at least 5% and to achieve a minimum level of Tier 1 capital to risk-weighted assets of at least 10%.

                UNION TEXAS BANCORPORATION, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


17.    (Continued)

       At December 31, 1995, Union Bank was not in compliance with the capital requirements of the OCC consent order as follows:

                                                                                Minimum                 Bank's
                                                                                Required                Actual
                                                                                 Ratio                  Ratio
                                                                              ----------            -----------
    Tier 1 capital to adjusted total assets                                       5.00%              4.24% (1)
    Tier 1 capital to risk-weighted assets                                       10.00%              8.50%



       (1) Adjusted total assets using daily average assets. Using actual year-end total assets, the ratio would be 4.26%.

       Because Union Bank is not in compliance with the capital requirements of the consent order, it may be subject to future regulatory sanctions, including restrictions on its activities and the appointment of a conservator. This factor, among others discussed in note 2 to the consolidated financial statements, raises substantial doubt about the ability of Union Bank to remain as a going concern.

       The Company is dependent upon dividends and other payments from Union Bank to provide funds for its cash requirements. Since Union Bank does not currently meet minimum required levels of capital and has incurred recurring operating losses, it is precluded from paying any dividends to the Company without the approval of the OCC.

                UNION TEXAS BANCORPORATION, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


18.    Supplemental Cash Flow Disclosures:

                                                                              Years Ended December 31,
           (In Thousands)                                                 1995            1994             1993
           --------------                                             -------------------------------------------
       Cash paid for interest                                         $    7,789      $    6,745       $    7,013
       Noncash investing activities consisted
           of the following:
               Acquisition of real estate and other
                    assets through foreclosure of loans                    1,444           1,428              556
               Disposal of real estate facilitated by
                    origination of loans                                    -              2,611            1,696
               Unrealized loss recovery on
                    marketable securities                                  1,283           1,630               39
               Charge-off of uncollectible loans                             876           1,709            2,209
               Acquisition of treasury stock through
                    foreclosure of loans                                    -                196             -
               Trade in value received for purchase
                    of vehicle                                              -               -                  27


19.    Business Combination:

       In December 1995, the Company entered into an Agreement and Plan of Reorganization (Agreement) with Norwest Corporation (Norwest) to effect a reorganization whereby a wholly-owned subsidiary of Norwest will merge with and into the Company by exchanging all of the Company's common and preferred stock into shares of voting common stock of Norwest. Norwest expects to account for the acquisition as a pooling of interests. The stock exchange ratio is a variable amount subject to the price of Norwest stock and the equity of the Company at the date of merger, as described in the Agreement.

       The Agreement is subject to regulatory and shareholder approval. Assuming such approvals are obtained, it is expected the merger will be consummated in mid-1996.

                UNION TEXAS BANCORPORATION, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


20.    Parent Only Financial Statements:

       The following are the balance sheets, statements of operations, and statements of cash flows for Union Texas Bancorporation, Inc. (Parent Company only):


                        UNION TEXAS BANCORPORATION, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                     ASSETS

                                                                                        1995                1994
                                                                                    ----------          ---------
       Cash                                                                         $       13          $      13
       Investment in bank subsidiary                                                     9,993              8,774
       Other asset                                                                          44                 88
                                                                                    ----------          ---------

                     Total assets                                                   $   10,050          $   8,875
                                                                                    ==========          =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

       Liabilities:
          Accrued interest payable                                                  $       64          $     106
       Floating rate mandatorily convertible subordinated debentures                      -                 2,562

       Stockholders' equity:
          Noncumulative convertible preferred stock                                      2,168              2,168
          Common stock                                                                   2,767              1,605
          Additional paid-in capital                                                     9,183              7,555
          Accumulated deficit                                                           (3,550)            (3,203)
          Treasury stock                                                                  (196)              (249)
          Unrealized loss on securities available for sale
             and marketable equity securities                                             (386)            (1,669)
                                                                                    ----------          ---------

                     Total stockholders' equity                                          9,986              6,207
                                                                                    ----------          ---------

                     Total liabilities and stockholders' equity                     $   10,050          $   8,875
                                                                                    ==========          =========

                UNION TEXAS BANCORPORATION, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


20.    (Continued)

       At December 31, 1995, Union Bank held 23,115 shares of the Company's outstanding common stock which were acquired through foreclosure on certain loans collateralized by the Company's stock. Such shares are presented at cost as treasury stock.


                        UNION TEXAS BANCORPORATION, INC.
                            STATEMENTS OF OPERATIONS
                 YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                              1995           1994           1993
                                                                           ----------     ----------     ---------
       Revenue:
          Dividends received from bank subsidiary                          $   -          $   -          $   -
          Other income                                                         -              -              -

       Expenses:
          General and administrative                                           (46)           (56)           (46)
          Interest expense                                                    (186)          (195)          (165)
                                                                           --------       --------       --------

             Loss before income taxes and equity in
                 undistributed loss of bank subsidiary                        (232)          (251)          (211)

       Income tax expense                                                      -              -              -
                                                                           --------       --------       --------

             Loss before equity in undistributed loss
                 of bank subsidiary                                           (232)          (251)          (211)

       Equity in undistributed loss of bank subsidiary                        (115)        (1,704)          (696)
                                                                           --------       --------       --------

             Net loss                                                      $  (347)       $(1,955)       $  (907)
                                                                           ========       ========       ========

                UNION TEXAS BANCORPORATION, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


20.    (Continued)

                        UNION TEXAS BANCORPORATION, INC.
                            STATEMENTS OF CASH FLOWS
                 YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993
                         (DOLLAR AMOUNTS IN THOUSANDS)

                          INCREASE (DECREASE) IN CASH


                                                                              1995           1994           1993
                                                                           ---------      ---------      ---------
       Cash flows from operating activities:
           Net loss                                                        $   (347)      $ (1,955)      $   (907)
           Adjustments to reconcile net loss to net
              cash used in operating activities:
                 Amortization                                                    46             55             45
                                                                           --------       --------       --------
                 Equity in undistributed loss of bank subsidiary                115          1,704            696
                 Change in other assets                                           -            (65)             -
                 Change in other liabilities                                    (42)            16            (22)

                      Total adjustments                                         119          1,710            719
                                                                           --------       --------       --------

                      Net cash used in operating activities                    (228)          (245)          (188)
                                                                           --------       --------       --------

       Cash flows from investing activities - investment in bank                  -              -         (2,000)
       subsidiary                                                          --------       --------       --------


       Cash flows from financing activities:
           Common and preferred stock issued                                  2,790            236          2,171

           Repayment of debentures                                           (2,562)             -              -
                                                                           --------       --------       --------

                      Net cash provided by financing activities                 228            236          2,171
                                                                           --------       --------       --------

                      Net decrease in cash                                     -                (9)           (17)

       Cash:
           Beginning of year                                                     13             22             39
                                                                           --------       --------       --------

           End of year                                                     $     13       $     13       $     22
                                                                           ========       ========       ========

            Supplemental Disclosure of Noncash Transaction:

       During 1992 and 1994, certain stock was acquired by foreclosure by Union Bank. The stock is reflected as treasury stock and a reduction of the investment in bank subsidiary.

            Supplemental Cash Flow Disclosure:

       Cash paid during 1995, 1994, and 1993 for interest amounted to approximately $227,000, $178,000, and $187,000, respectively.

[DELOITTE & TOUCHE LLP LETTERHEAD]


INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Union Texas Bancorporation, Inc.
Laredo, Texas

We have audited the consolidated statements of operations, stockholders' equity, and cash flows of Union Texas Bancorporation, Inc. and its wholly-owned subsidiary, Union National Bank of Texas ("Union Bank") (collectively, the "Company") for the year ended December 31, 1993. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements referred to above present fairly, in all material respects, the results of the Company's operations and its cash flows for the year ended December 31, 1993, in conformity with generally accepted accounting principles.

As discussed in Note 17 to the consolidated financial statements, Union Bank has entered into an order with the Office of the Comptroller of the Currency (the "OCC") that requires it to meet prescribed capital requirements within a period of time acceptable to the OCC. At December 31, 1993, Union Bank met the risk-based minimum capital requirements prescribed by the OCC, but was not in compliance with the capital requirements of the order. Additionally, the Company has entered into a letter agreement with the Federal Reserve Bank of Dallas (the "Reserve Bank") which requires certain actions to be approved by the Reserve Bank. Failure on the part of Union Bank to meet the terms of the order or the agreement may subject Union Bank and/or the Company to significant regulatory sanctions. The financial statement impact, if any, that might result from the failure of Union Bank to comply with the order or the letter agreement and, ultimately, the capital requirements prescribed by the OCC cannot presently be determined. Accordingly, no adjustments that may result from the ultimate resolution of the uncertainty have been made in the accompanying financial statements.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
San Antonio, Texas
February 18, 1994

                                   APPENDIX A

                               AGREEMENT AND PLAN
                               OF REORGANIZATION

                                   AGREEMENT
                                      AND
                             PLAN OF REORGANIZATION



                     AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") entered into as of the 4th day of December, 1995, by and between UNION TEXAS BANCORPORATION, INC. ("Union"), a Texas corporation, and NORWEST CORPORATION ("Norwest"), a Delaware corporation.

                     WHEREAS, the parties hereto desire to effect a reorganization whereby a wholly-owned subsidiary of Norwest will merge with and into Union (the "Merger") pursuant to an agreement and plan of merger (the "Merger Agreement") in substantially the form attached hereto as Exhibit A, which provides, among other things, for the conversion and exchange of the shares of Common Stock of Union of the par value of $2.50 per share ("Union Common Stock") and of the shares of Preferred Stock of Union of no par value ("Union Preferred Stock") outstanding immediately prior to the time the Merger becomes effective in accordance with the provisions of the Merger Agreement into shares of voting Common Stock of Norwest of the par value of $1-2/3 per share ("Norwest Common Stock"),

                     NOW, THEREFORE, to effect such reorganization and in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto do hereby represent, warrant, covenant and agree as follows:

                     1.  BASIC PLAN OF REORGANIZATION

                     (a) Merger. Subject to the terms and conditions contained herein, a wholly-owned subsidiary of Norwest (the "Merger Co.") will be merged by statutory merger with and into Union pursuant to the Merger Agreement, with Union as the surviving corporation, in which merger (i) each share of Union Common Stock outstanding immediately prior to the Effective Time of the Merger (as defined below) (other than shares as to which statutory dissenters' appraisal rights have been exercised) will be converted into and exchanged for the number of shares of Norwest Common Stock equal to the Adjusted Norwest Shares divided by the sum of (A) 1.34 multiplied by the total number of shares of Union Preferred Stock then outstanding and (B) the total number of shares of Union Common Stock then outstanding (the "Common Share Quotient"), and (ii) each share of Union Preferred Stock outstanding immediately prior to the Effective Time of the Merger (other than shares as to which statutory dissenters' appraisal rights have been exercised) will be converted and exchanged for the number of shares equal to 1.34 multiplied by the Common Share Quotient. The "Adjusted Norwest Shares" shall be a number equal to (y) $14,000,000.00 (Fourteen Million Dollars) minus the number of dollars by which Consolidated Tangible Equity (as defined below) of Union at Closing (as defined below) is less than $10,000,000 (the "Gross Amount"), divided by (z) the Norwest Measurement Price; except that, if the Norwest Measurement Price is less than $29.625, then the Adjusted Norwest Shares shall be equal to the Gross Amount divided by $29.625 and, if the Norwest Measurement Price is greater than $35.625, then the Adjusted Norwest Shares shall be equal to the Gross Amount divided by $35.625. The "Norwest Measurement Price" is defined as the average of the closing prices of a share of Norwest Common Stock as reported on the consolidated tape of the New York Stock Exchange during the period of 20 trading days ending on the day immediately preceding the meeting of shareholders required by paragraph 4(c) of this Agreement. "Consolidated Tangible Equity" for the purposes of this paragraph 1(a) shall mean (i) the consolidated total shareholders equity (excluding any changes in net unrealized loss on marketable securities subsequent to Union's September 30, 1995 consolidated balance sheet and excluding any adjustments made pursuant to paragraph 4 (m)), as determined in accordance with generally accepted accounting principles, minus (ii) the book value of all consolidated intangible assets, as determined in accordance with generally accepted accounting principles, plus (iii) the amount by which the allowance for loan losses is increased over the amount reflected in Union's September 30, 1995 consolidated balance sheet if and only if such increase is with respect to the assets listed on Schedule 1(a) and either the Comptroller requires, or Norwest consents to, such increase, plus (iv) legal and accounting fees in connection with the transactions contemplated by this Agreement and the Merger Agreement, the costs of Phase I assessments obtained pursuant to the terms of this Agreement and the fees and expenses owed pursuant to the agreement between Union and Alex Sheshunoff & Co., dated December 30, 1994, which fees, costs and expenses, whether paid or accrued prior to the Closing, shall not exceed $400,000 on a pre-tax basis.

                     (b) Norwest Common Stock Adjustments. If, between the date hereof and the Effective Time of the Merger, shares of Norwest Common Stock shall be changed into a different number of shares or a different class of shares and/or shares of a different entity by reason of any reclassification, recapitalization, split-up, combination, merger, consolidation, spin-off, sale of assets, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period (a "Common Stock Adjustment"), then the number of shares of Norwest Common Stock into which a share of Union Common Stock or Union Preferred Stock, as the case may be, shall be converted pursuant to subparagraph (a), above, will be appropriately and proportionately adjusted so that the number of such shares of Norwest Common Stock into which a share of Union Common Stock or Union Preferred Stock, as the case may be, shall be converted will equal the number of shares of Norwest Common Stock which holders of shares of Union Common Stock or Union Preferred Stock, as the case may be, would have received pursuant to such Common Stock Adjustment had the record date therefor been immediately following the Effective Time of the Merger.

                     (c) Fractional Shares. No fractional shares of Norwest Common Stock and no certificates or scrip certificates therefor shall be issued to represent any such fractional interest, and any holder thereof shall be paid an amount of cash equal to the product obtained by multiplying the fractional share interest to which such holder is entitled by the average of the closing prices of a share of Norwest Common Stock as reported by the consolidated tape of the New York Stock Exchange for each of the five (5) trading days ending on the day immediately preceding the meeting of shareholders required by paragraph 4(c) of this Agreement.

                     (d) Mechanics of Closing Merger. Subject to the terms and conditions set forth herein, the Merger Agreement shall be executed and it or Articles of Merger or a Certificate of Merger shall be filed with the Secretary of State of the State of Texas within ten (10) business days following the satisfaction or waiver of all conditions precedent set forth in Sections 6 and 7 of this Agreement or on such other date as may be agreed to by the parties (the "Closing Date"). Each of the parties agrees to use its best efforts to cause the Merger to be completed as soon as practicable after the receipt of final regulatory approval of the Merger and the expiration of all required waiting periods. The time that the filing referred to in the first sentence of this paragraph is made is herein referred to as the "Time of Filing". The day on which such filing is made and accepted is herein referred to as the "Effective Date of the Merger". The "Effective Time of the Merger" shall be 11:59 p.m. Laredo, Texas time on the Effective Date of the Merger. At the Effective Time of the Merger on the Effective Date of the Merger, the separate existence of Merger Co. shall cease and Merger Co. will be merged with and into Union pursuant to the Merger Agreement.

                     The closing of the transactions contemplated by this Agreement and the Merger Agreement (the "Closing") shall take place on the Closing Date at the offices of Norwest, Norwest Center, Sixth and Marquette, Minneapolis, Minnesota.

                     2. REPRESENTATIONS AND WARRANTIES OF UNION. Union represents and warrants to Norwest as follows:

                     (a) Organization and Authority. Union is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a material adverse effect on Union and the Union Subsidiaries taken as a whole and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Union is registered as a bank holding company with the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Union has furnished Norwest true and correct copies of its articles of incorporation and by-laws, as amended.

                     (b) Union's Subsidiaries. Schedule 2(b) sets forth a complete and correct list of all of Union's subsidiaries as of the date hereof (individually a "Union Subsidiary" and collectively the "Union Subsidiaries"), all shares of the outstanding capital stock of each of which, except as set forth on Schedule 2(b), are owned directly or indirectly by Union. No equity security of any Union Subsidiary is or may be required to be issued by reason of any option, warrant, scrip, preemptive right, right to subscribe to, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Union Subsidiary is bound to issue additional shares of its capital stock, or any option, warrant or right to purchase or acquire any additional shares of its capital stock. Subject to 12 U.S.C. Section 55 (1982) and the Texas Business Corporation Act, all of such shares so owned by Union are fully paid and nonassessable and are owned by it free and clear of any lien, claim, charge, option, encumbrance or agreement with respect thereto. Each Union Subsidiary is a corporation or national banking association duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Except as set forth on Schedule 2(b), Union does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture.

                     (c) Capitalization. The authorized capital stock of Union consists of 7,000,000 shares of common stock, $2.50 par value, of which as of the close of business on October 31, 1995 1,087,870 shares were outstanding and 19,615 shares were held in the treasury; and 3,000,000 shares of Preferred Stock, no par value, of which one series has been offered consisting of 1,000,000 shares of Non-Cumulative Convertible Preferred Stock, no par value, of which 433,726 shares are issued and outstanding as of the close of business on October 31, 1995. The maximum number of shares of Union Common Stock (assuming for this purpose that phantom common shares and other common share-equivalents, other than the Non-Cumulative Convertible Preferred Stock, constitute Union Common Stock) that would be outstanding as of the Effective Date of the Merger if all options, warrants, conversion rights and other rights with respect thereto, other than the Non-Cumulative Convertible Preferred Stock, were exercised is 1,087,870. The maximum number of shares of Union Preferred Stock (assuming for this purpose that phantom preferred shares and other preferred share-equivalents constitute Union Preferred Stock) that would be outstanding as of the Effective Date of the Merger if all options, warrants, conversion rights and other rights with respect thereto were exercised is 433,726. All of the outstanding shares of capital stock of Union have been duly and validly authorized and issued and are fully paid and nonassessable. Except as set forth in Schedule 2(c), there are no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls, preemptive rights or other rights obligating Union or any Union Subsidiary to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of Union or any Union Subsidiary. Since September 30, 1995 no shares of Union capital stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by Union or any Union Subsidiary and no dividends or other distributions have been declared, set aside, made or paid to the shareholders of Union.

                     (d) Authorization. Union has the corporate power and authority to enter into this Agreement and the Merger Agreement and, subject to any required approvals of its shareholders, to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Merger Agreement by Union and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Union. Subject to such approvals of shareholders and of government agencies and other governing boards having regulatory authority over Union as may be required by statute or regulation, this Agreement and the Merger Agreement are valid and binding obligations of Union enforceable against Union in accordance with their respective terms.

                     Except as set forth on Schedule 2(d), neither the execution, delivery and performance by Union of this Agreement or the Merger Agreement, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by Union with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Union or any Union Subsidiary under any of the terms, conditions or provisions of (x) its articles of incorporation or by-laws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Union or any Union Subsidiary is a party or by which it may be bound, or to which Union or any Union Subsidiary or any of the properties or assets of Union or any Union Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, to the best knowledge of Union, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Union or any Union Subsidiary or any of their respective properties or assets.

                     Other than in connection or in compliance with the provisions of the Securities Act of 1933 and the rules and regulations thereunder (the "Securities Act"), the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states, or filings, consents, reviews, authorizations, approvals or exemptions required under the BHC Act or the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act"), and filings required to effect the Merger under Texas law, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Union of the transactions contemplated by this Agreement and the Merger Agreement.

                     (e) Union Financial Statements. The consolidated balance sheets of Union and Union's Subsidiaries as of December 31, 1994 and 1993 and related consolidated statements of income, shareholders' equity and cash flows for the three years ended December 31, 1994, together with the notes thereto, certified by Padgett, Strateman &

Co., L.L.P., and the unaudited consolidated statements of financial condition of Union and Union's Subsidiaries as of September 30, 1995 and the related unaudited consolidated statements of income, shareholders' equity and cash flows for the nine months then ended (collectively, the "Union Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly (subject, in the case of financial statements for interim periods, to normal recurring adjustments) the consolidated financial position of Union and Union's Subsidiaries at the dates and the consolidated results of operations and cash flows of Union and Union's Subsidiaries for the periods stated therein.

                     (f) Reports. Since December 31, 1990, Union and each Union Subsidiary has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with (i) the Federal Reserve Board, (ii) the Federal Deposit Insurance Corporation (the "FDIC"), (iii) the United States Comptroller of the Currency (the "Comptroller") and (iv) any applicable state or federal securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "Union Reports". As of their respective dates, the Union Reports complied in all material respects with all the rules and regulations promulgated by the Federal Reserve Board, the FDIC, the Comptroller and applicable state or federal securities or banking authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Copies of all the Union Reports have been made available to Norwest by Union.

                     (g) Properties and Leases. Except as may be reflected in the Union Financial Statements and except for any lien for current taxes not yet delinquent and except as set forth on Schedule 2(g), Union and each Union Subsidiary have good title free and clear of any material liens, claims, charges, options, encumbrances or similar restrictions to all the real and personal property reflected in Union's consolidated balance sheet as of September 30, 1995 for the period then ended, and all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business. All leases of real property and all other leases material to Union or any Union Subsidiary pursuant to which Union or such Union Subsidiary, as lessee, leases real or personal property, which leases are described on Schedule 2(g), are valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by Union or such Union Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default. Substantially all Union's and each Union Subsidiary's buildings and equipment in regular use have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted.

                     (h) Taxes. Each of Union and the Union Subsidiaries has filed all federal, state, county, local and foreign tax returns, including information returns, required to be filed by it, and paid all taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers compensation, franchise, ad valorem, premium,





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
excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. The federal income tax returns of Union and the Union Subsidiaries for the fiscal year ended December 31, 1991, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. Except only as set forth on Schedule 2(h), (i) neither Union nor any Union Subsidiary is a party to any pending action or proceeding, nor is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies and (ii) no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, business or properties of Union or any Union Subsidiary which has not been settled, resolved and fully satisfied. Each of Union and the Union Subsidiaries has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties. The consolidated balance sheet as of September 30, 1995, referred to in paragraph 2(e) hereof, includes adequate provision for all accrued but unpaid federal, state, county, local and foreign taxes, interest, penalties, assessments or deficiencies of Union and the Union Subsidiaries with respect to all periods through the date thereof.

                     (i)  Absence of Certain Changes.  Except as set forth on
Schedule 2(i), since December 31, 1994 there has been no change in the business, financial condition or results of operations of Union or any Union Subsidiary, which has had, or may reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Union and the Union Subsidiaries taken as a whole.

                     (j)  Commitments and Contracts.  Except as set forth on
Schedule 2(j), neither Union nor any Union Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

                              (i) any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee or consultant (other than those which are terminable at will by Union or such Union Subsidiary);

                              (ii)  any plan, contract or understanding
                        providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former officer, director, employee or consultant;

                              (iii) any labor contract or agreement with any labor union;

                              (iv)  any contract not made in the ordinary
                        course of business containing covenants which limit the ability of Union or any Union Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, Union or any Union Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities);

                              (v) any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K;

                              (vi)  any lease with annual rental payments
                        aggregating $10,000.00 or more;

                              (vii) any agreement or commitment with respect to the Community Reinvestment Act with any state or federal bank regulatory authority or any other party;

                              (viii) any current or past agreement, contract or understanding with any current or former director, officer, employee, consultant, financial adviser, broker, dealer, or agent providing for any rights of indemnification in favor of such person or entity; or

                              (ix)  any contract entered into, extended or
                        renewed since April 30, 1995 with aggregate annual payments owed by Union or the Union Subsidiaries of $25,000 or more and any contract pursuant to which the cost to Union or the Union Subsidiaries of early termination is $25,000 or more.

                     (k) Litigation and Other Proceedings. Union has furnished Norwest copies of (i) all attorney responses to the request of the independent auditors for Union with respect to loss contingencies as of December 31, 1994 in connection with the Union financial statements dated as of that date, and (ii) a written list of legal and regulatory proceedings filed against Union or any Union Subsidiary since said date. Neither Union nor any Union Subsidiary is a party to any pending or, to the best knowledge of Union, threatened, claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or cannot reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Union and the Union Subsidiaries taken as a whole.

                     (l) Insurance. Union and each Union Subsidiary is presently insured, and during each of the past five calendar years (or during such lesser period of time as Union has owned such Union Subsidiary) has been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable law and regulation.

                     (m) Compliance with Laws. Union and each Union Subsidiary has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to own or lease its properties and assets and to carry on its business as presently conducted and that are material to the business of Union or such Union Subsidiary; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Union, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. The conduct by Union and each Union Subsidiary of its business and the condition and use of its properties does not violate or infringe, in any respect material to any such business, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation. Except as set forth in Schedule 2(m), neither Union nor any Union Subsidiary is in default under any order, license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court. Except for statutory or regulatory restrictions of general application and except as set forth on Schedule 2(m), no federal, state, municipal or other governmental authority has placed any restriction on the business or properties of Union or any Union Subsidiary which reasonably could be expected to have a material adverse effect on the business or properties of Union and the Union Subsidiaries taken as a whole.

                     (n) Labor. No work stoppage involving Union or any Union Subsidiary is pending or, to the best knowledge of Union, threatened. Neither Union nor any Union Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which could materially and adversely affect the business of Union or such Union Subsidiary. Employees of Union and the Union Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

                     (o) Material Interests of Certain Persons. Except as set forth on Schedule 2(o), to the best knowledge of Union no officer or director of Union or any Union Subsidiary, or any "associate" (as such term is defined in Rule l4a-1 under the Exchange Act) of any such officer or director, has any interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Union or any Union Subsidiary.

                     Schedule 2(o) sets forth a correct and complete list of any loan from Union or any Union Subsidiary to any present officer, director, employee or any associate or related interest of any such person which was required under Regulation O of the Federal Reserve Board to be approved by or reported to Union's or such Union Subsidiary's Board of Directors.

                     (p)  Union Benefit Plans.

                              (i) The only "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for which Union or any Union Subsidiary acts as the plan sponsor as defined in ERISA Section 3(16)(B) with respect to which any liability under ERISA or otherwise exists or may be incurred by Union or any Union Subsidiary are those set forth on Schedule 2(p) (the "Plans"). No Plan is a "multi-employer plan" within the meaning of Section 3(37) of ERISA.

                              (ii) Each Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law. Except as set forth on Schedule 2(p), Union or the Union subsidiaries have received favorable determination letters from the Internal Revenue Service under the provisions of the Tax Equity and Fiscal Responsibility Act ("TEFRA"), the Deficit Reduction Act ("DEFRA"), the Retirement Equity Act ("REA") and the Tax Reform Act of 1986 (the "TRA") for each of the Plans intended to be qualified under
                        Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), apply. Union knows of no reason that any Plan intended to be qualified under Section 401(a) of the Code is not "qualified" within the meaning of Section 401(a) of the Code and that each related trust is not exempt from taxation under Section 501(a) of the Code.

                              (iii) Neither Union nor any Union Subsidiary, nor any corporation, trade, business or entity under "common control" with Union, within the meaning of
                        Section 414(b), (c) or (m) of the Code or Section 4001 of ERISA has sponsored a "defined benefit plan" as defined in ERISA Section 3(35) or any other plan which is subject to Section 412 of the Code within the six years preceding the Effective Time of the Merger.

                              (iv) Except as disclosed in Schedule 2(p), and to the best knowledge of Union, no Plan or any trust created thereunder, nor any trustee, fiduciary or administrator thereof, has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA or violated any of the fiduciary standards under Part 4 of Title I of ERISA which could subject, to the best knowledge of Union, such Plan or trust, or any trustee, fiduciary or administrator thereof, or any party dealing with any such Plan or trust, to the tax or penalty on prohibited transactions imposed by said Section 4975 or would result in material liability to Union and the Union Subsidiaries taken as a whole.


                              (v) Except as disclosed in Schedule 2(p) or as provided in this Agreement or the Merger Agreement, neither the execution and delivery of this Agreement and the Merger Agreement nor the consummation of the transactions contemplated hereby and thereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee or former employee of Union or any Union Subsidiary under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

                     (q) Proxy Statement, etc. None of the information regarding Union and the Union Subsidiaries supplied or to be supplied by Union for inclusion in (i) a Registration Statement on Form S-4 to be filed with the SEC by Norwest for the purpose of registering the shares of Norwest Common Stock to be exchanged for shares of Union Common Stock and Union Preferred Stock pursuant to the provisions of the Merger Agreement (the "Registration Statement"), (ii) the proxy statement to be mailed to Union's shareholders in connection with the meeting to be called to consider the Merger (the "Proxy Statement") and (iii) any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby or by the Merger Agreement will, at the respective times such documents are filed with the SEC or any regulatory authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of shareholders referred to in paragraph 4(c), be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Union and the Union Subsidiaries are responsible for filing with the SEC and any other regulatory authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

                     (r)  Registration Obligations.  Except as set forth on
Schedule 2(r), neither Union nor any Union Subsidiary is under any obligation, contingent or otherwise, which will survive the Merger by reason of any agreement to register any of its securities under the Securities Act.

                     (s) Brokers and Finders. Neither Union nor any Union Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Union or any Union Subsidiary in connection with this Agreement and the Merger Agreement or the transactions contemplated hereby and thereby, except for Alex Sheshunoff & Co., pursuant to an agreement between such firm and Union dated December 30, 1994.

                     (t) Administration of Trust Accounts. Union and each Union Subsidiary has properly administered in all respects material and which could reasonably be expected to be material to the financial condition of Union and the Union Subsidiaries taken as a whole all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither Union, any Union Subsidiary, nor any director, officer or employee of Union or any Union Subsidiary has committed any breach of trust with respect to any such fiduciary account which is material to or could reasonably be expected to be material to the financial condition of

Union and the Union Subsidiaries taken as a whole, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

                     (u) No Defaults. Neither Union nor any Union Subsidiary is in default, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default, under any material agreement, indenture, loan agreement or other instrument to which it is a party or by which it or any of its assets is bound or to which any of its assets is subject, the result of which has had or could reasonably be expected to have a material adverse effect upon Union and the Union Subsidiaries, taken as a whole. To the best of Union's knowledge, all parties with whom Union or any Union Subsidiary has material leases, agreements or contracts or who owe to Union or any Union Subsidiary material obligations other than with respect to those arising in the ordinary course of the banking business of the Union Subsidiaries are in compliance therewith in all material respects.

                     (v) Environmental Liability. There is no legal, administrative, or other proceeding, claim, or action of any nature seeking to impose, or that could result in the imposition of, on Union or any Union Subsidiary, any liability relating to the release of hazardous substances as defined under any United States or foreign local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), pending or to the best of Union's knowledge, threatened against Union or any Union Subsidiary the result of which has had or could reasonably be expected to have a material adverse effect upon Union and Union's Subsidiaries taken as a whole; to the best of Union's knowledge there is no reasonable basis for any such proceeding, claim or action; and to the best of Union's knowledge neither Union nor any Union Subsidiary is subject to any agreement, order, judgment, or decree by or with any court, governmental authority or third party imposing any such environmental liability. Union has provided Norwest with copies of all environmental assessments, reports, studies and other related information in its possession with respect to each bank facility and each non-residential OREO property.

                     3. REPRESENTATIONS AND WARRANTIES OF NORWEST. Norwest represents and warrants to Union as follows:

                     (a) Organization and Authority. Norwest is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a material adverse effect on Norwest and its subsidiaries taken as a whole and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Norwest is registered as a bank holding company with the Federal Reserve Board under the BHC Act.

                     (b) Norwest Subsidiaries. Schedule 3(b) sets forth a complete and correct list as of September 30, 1995, of Norwest's Significant Subsidiaries (as defined in Regulation S-X promulgated by the SEC) (individually a "Norwest Subsidiary" and collectively the "Norwest Subsidiaries"), all shares of the outstanding capital stock of each of which, except as set forth in Schedule 3(b), are owned directly or indirectly by Norwest. No equity security of any Norwest Subsidiary is or may be required to be issued to any person or entity other than Norwest by reason of any option, warrant, scrip, right to subscribe to, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Norwest Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock. Subject to 12 U.S.C. Section 55 (1982), all of such shares so owned by Norwest are fully paid and nonassessable and are owned by it free and clear of any lien, claim, charge, option, encumbrance or agreement with respect thereto. Each Norwest Subsidiary is a corporation or national banking association duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted.

                     (c) Norwest Capitalization. The authorized capital stock of Norwest consists of (i) 5,000,000 shares of Preferred Stock, without par value, of which as of the close of business on September 30, 1995, 1,127,125 shares of 10.24% Cumulative Preferred Stock at $100 stated value, 980,000 shares of Cumulative Tracking preferred Stock at $200 stated value, 13,311 shares of ESOP Cumulative Convertible Preferred Stock, at $1,000 stated value and 33,732 shares of 1995 ESOP CUmulative Convertible Preferred Stock, at $1,000 stated value were outstanding; (ii) 4,000,000 shares of Preference Stock, without par value, of which as of the close of business on September 30, 1995, no shares were outstanding; and (iii) 500,000,000 shares of Common Stock, $1-2/3 par value, of which as of the close of business on September 30, 1995, 337,931,133 shares were outstanding and 4,768,328 shares were held in the treasury.

                     (d) Authorization. Norwest has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Norwest and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Norwest. No approval or consent by the stockholders of Norwest is necessary for the execution and delivery of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby. Subject to such approvals of government agencies and other governing boards having regulatory authority over Norwest as may be required by statute or regulation, this Agreement is a valid and binding obligation of Norwest enforceable against Norwest in accordance with its terms.

                     Neither the execution, delivery and performance by Norwest of this Agreement or the Merger Agreement, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by Norwest with any of the provisions hereof or thereof, will

(i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of Norwest or any Norwest Subsidiary under any of the terms, conditions or provisions of (x) its certificate of incorporation or by-laws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Norwest or any Norwest Subsidiary is a party or by which it may be bound, or to which Norwest or any Norwest Subsidiary or any of the properties or assets of Norwest or any Norwest Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, to the best knowledge of Norwest, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Norwest or any Norwest Subsidiary or any of their respective properties or assets.

                     Other than in connection with or in compliance with the provisions of the Securities Act, the Exchange Act, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHC Act or the HSR Act, and filings required to effect the Merger under Texas law, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Norwest of the transactions contemplated by this Agreement and the Merger Agreement.

                     (e) Norwest Financial Statements. The consolidated balance sheets of Norwest and Norwest's subsidiaries as of December 31, 1994 and 1993 and related consolidated statements of income, stockholders' equity and cash flows for the three years ended December 31, 1994, together with the notes thereto, certified by KPMG Peat Marwick and included in Norwest's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (the "Norwest 10-K") as filed with the SEC, and the unaudited consolidated balance sheets of Norwest and its subsidiaries as of September 30, 1995 and the related unaudited consolidated statements of income and cash flows for the nine months then ended included in Norwest's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1995, as filed with the SEC (collectively, the "Norwest Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly (subject, in the case of financial statements for interim periods, to normal recurring adjustments) the consolidated financial position of Norwest and its subsidiaries at the dates and the consolidated results of operations, changes in financial position and cash flows of Norwest and its subsidiaries for the periods stated therein.

                     (f) Reports. Since December 31, 1990, Norwest and each Norwest Subsidiary has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q and proxy statements, (ii) the Federal Reserve Board, (iii) the FDIC, (iv) the Comptroller and (v) any applicable state securities or banking authorities.
All such
reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "Norwest Reports". As of their respective dates, the Norwest Reports complied in all material respects with all the rules and regulations promulgated by the SEC, the Federal Reserve Board, the FDIC, the Comptroller and any applicable state securities or banking authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                     (g) Properties and Leases. Except as may be reflected in the Norwest Financial Statements and except for any lien for current taxes not yet delinquent, Norwest and each Norwest Subsidiary has good title free and clear of any material liens, claims, charges, options, encumbrances or similar restrictions to all the real and personal property reflected in Norwest's consolidated balance sheet as of September 30, 1995 included in Norwest's Quarterly Report on Form 10-Q for the period then ended, and all real and personal property acquired since such date, except such real and personal property has been disposed of in the ordinary course of business. All leases of real property and all other leases material to Norwest or any Norwest Subsidiary pursuant to which Norwest or such Norwest Subsidiary, as lessee, leases real or personal property, are valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by Norwest or such Norwest Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default. Substantially all Norwest's and each Norwest Subsidiary's buildings and equipment in regular use have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted.

                     (h) Taxes. Each of Norwest and the Norwest Subsidiaries has filed all material federal, state, county, local and foreign tax returns, including information returns, required to be filed by it, and paid or made adequate provision for the payment of all taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. The federal income tax returns of Norwest and the Norwest Subsidiaries for the fiscal year ended December 31, 1979, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. Except only as set forth on Schedule 3(h), (i) neither Norwest nor any Norwest Subsidiary is a party to any pending action or proceeding, nor to Norwest's knowledge is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies which could reasonably be expected to have any material adverse effect on Norwest and its subsidiaries taken as a whole, and (ii) no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, business or properties of Norwest or any Norwest Subsidiary which has not been settled, resolved and fully satisfied, or adequately reserved for. Each of Norwest and the Norwest Subsidiaries has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties.

                     (i) Absence of Certain Changes. Since December 31, 1994, there has been no change in the business, financial condition or results of operations of Norwest or any Norwest Subsidiary which has had, or may reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Norwest and its subsidiaries taken as a whole.

                     (j)  Commitments and Contracts.  Except as set forth on
Schedule 3(j), as of September 30, 1995 neither Norwest nor any Norwest Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

                              (i) any labor contract or agreement with any labor union;

                              (ii)  any contract not made in the ordinary
                        course of business containing covenants which materially limit the ability of Norwest or any Norwest Subsidiary to compete in any line of business or with any person or which involve any material restriction of the geographical area in which, or method by which, Norwest or any Norwest Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities);

                              (iii) any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K.

                     (k) Litigation and Other Proceedings. Neither Norwest nor any Norwest Subsidiary is a party to any pending or, to the best knowledge of Norwest, threatened, claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or cannot reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Norwest and its subsidiaries taken as a whole.

                     (l) Insurance. Norwest and each Norwest Subsidiary is presently insured or self insured, and during each of the past five calendar years (or during such lesser period of time as Norwest has owned such Norwest Subsidiary) has been insured or self-insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable law and regulation.

                     (m) Compliance with Laws. Norwest and each Norwest Subsidiary has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to own or lease its properties or assets and to carry on its business as presently conducted and that are material to the business of Norwest or such Subsidiary; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and to the best knowledge of Norwest, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. The conduct by Norwest and each Norwest Subsidiary of its business and the condition and use of its properties does not violate or infringe, in any respect material to any such business, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation. Neither Norwest nor any Norwest Subsidiary is in default under any order, license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court. Except for statutory or regulatory restrictions of general application, no federal, state, municipal or other governmental authority has placed any restrictions on the business or properties of Norwest or any Norwest Subsidiary which reasonably could be expected to have a material adverse effect on the business or properties of Norwest and its subsidiaries taken as a whole.

                     (n) Labor. No work stoppage involving Norwest or any Norwest Subsidiary is pending or, to the best knowledge of Norwest, threatened. Neither Norwest nor any Norwest Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which could materially and adversely affect the business of Norwest or such Norwest Subsidiary. Except as set forth on Schedule 3(j), employees of Norwest and the Norwest Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

                     (o)  Norwest Benefit Plans.

                              (i) As of September 30, 1995, the only "employee benefit plans" within the meaning of Section 3(3) of ERISA for which Norwest or any Norwest Subsidiary acts as plan sponsor as defined in ERISA Section 3(16)(B) with respect to which any liability under ERISA or otherwise exists or may be incurred by Norwest or any Norwest Subsidiary are those set forth on Schedule 3(o) (the "Norwest Plans"). No Norwest Plan is a "multi-employer plan" within the meaning of Section 3(37) of ERISA.

                              (ii) Each Norwest Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law. Except as set forth on Schedule 3(o), Norwest or the Norwest Subsidiaries have received favorable determination letters from the Internal Revenue Service under the provisions of TEFRA, DEFRA, REA, and TRA for each of the Norwest Plans intended to be qualified under Section 401(a) of the Code apply. Norwest knows of no reason that any Norwest Plan which is intended to be qualified under Section 401(a) of the Code is not "qualified" within the meaning of Section 401(a) of the Code and that each related trust is not exempt from taxation under Section 501(a) of the Code.





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
                              (iii) The present value of all benefits vested and all benefits accrued under each Norwest Plan which is subject to Title IV of ERISA did not, in each case, as determined for purposes of reporting on Schedule B to the Annual Report on Form 5500 of each such Norwest Plan as of the end of the most recent Plan year, exceed the value of the assets of the Norwest Plans allocable to such vested or accrued benefits.

                              (iv) Except as set forth on Schedule 3(o), and to the best knowledge of Norwest, no Norwest Plan or any trust created thereunder, nor any trustee, fiduciary or administrator thereof, has engaged in a "prohibited transaction", as such term is defined in
                        Section 4975 of the Code or Section 406 of ERISA or violated fiduciary standards under Part 4 of Title I of ERISA, which could subject, to the best knowledge of Norwest, such Norwest Plan or trust, or any trustee, fiduciary or administrator thereof, or any party dealing with any such Norwest Plan or trust, to the tax or penalty on prohibited transactions imposed by said
                        Section 4975 or would result in material liability to Norwest and its subsidiaries taken as a whole.

                              (v) Except as set forth on Schedule 3(o), no Norwest Plan which is subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" as that term is defined in Section 4043 of ERISA with respect to any Norwest Plan, other than those events which may result from the transactions contemplated by this Agreement and the Merger Agreement.

                              (vi)  No Norwest Plan or any trust created
                        thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 412 of the Code (whether or not waived), which would result in a material liability.

                              (vii) Neither the execution and delivery of this Agreement and the Merger Agreement nor the consummation of the transactions contemplated hereby and thereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee or former employee of Norwest under any Norwest Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Norwest Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

                     (p) Registration Statement, etc. None of the information regarding Norwest and its subsidiaries supplied or to be supplied by Norwest for inclusion in (i) the Registration Statement, (ii) the Proxy Statement, or
(iii) any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby or by the Merger Agreement will, at the respective times such documents are filed with the SEC or any regulatory authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of shareholders referred to in paragraph 4(c), be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Norwest and the Norwest Subsidiaries are responsible for filing with the SEC and any other regulatory authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

                     (q) Brokers and Finders. Neither Norwest nor any Norwest Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Norwest or any Norwest Subsidiary in connection with this Agreement and the Merger Agreement or the transactions contemplated hereby and thereby.

                     (r) No Defaults. Neither Norwest nor any Norwest Subsidiary is in default, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default under any material agreement, indenture, loan agreement or other instrument to which it is a party or by which it or any of its assets is bound or to which any of its assets is subject, the result of which has had or could reasonably be expected to have a material adverse effect upon Norwest and its subsidiaries taken as a whole. To the best of Norwest's knowledge, all parties with whom Norwest or any Norwest Subsidiary has material leases, agreements or contracts or who owe to Norwest or any Norwest Subsidiary material obligations other than with respect to those arising in the ordinary course of the banking business of the Norwest Subsidiaries are in compliance therewith in all material respects.

                     (s) Environmental Liability. There is no legal, administrative, or other proceeding, claim, or action of any nature seeking to impose, or that could result in the imposition, on Norwest or any Norwest Subsidiary of any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance including, without limitation, CERCLA, pending or to the best of Norwest's knowledge, threatened against Norwest or any Norwest Subsidiary, the result of which has had or could reasonably be expected to have a material adverse effect upon Norwest and its subsidiaries taken as a whole; to the best of Norwest's knowledge there is no reasonable basis for any such proceeding, claim or action; and to the best of Norwest's knowledge neither Norwest nor any Norwest Subsidiary is subject to any agreement, order, judgment, or decree by or with any court, governmental authority or third party imposing any such environmental liability.

                     (t) Merger Co. As of the Closing Date, Merger Co. will be a corporation duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and will have corporate power and authority to own or lease its properties and assets and to carry on its business.

                     4. COVENANTS OF UNION. Union covenants and agrees with Norwest as follows:

                     (a) Except as otherwise permitted or required by this Agreement, from the date hereof until the Effective Time of the Merger, Union, and each Union Subsidiary will: maintain its corporate existence in good standing; maintain the general character of its business and conduct its business in its ordinary and usual manner; extend credit in accordance with existing lending policies, except that it shall not, without the prior written consent of Norwest, make any new loan or modify, restructure or renew any existing loan (except pursuant to commitments made prior to the date of this Agreement) to any borrower if the amount of the resulting loan, when aggregated with all other loans or extensions of credit to such person, would be in excess of $100,000.00; maintain proper business and accounting records in accordance with generally accepted principles; maintain its properties in good repair and condition, ordinary wear and tear excepted; maintain in all material respects presently existing insurance coverage; use its best efforts to preserve its business organization intact, to keep the services of its present principal employees and to preserve its good will and the good will of its suppliers, customers and others having business relationships with it; use its best efforts to obtain any approvals or consents required to maintain existing leases and other contracts in effect following the Merger; comply in all material respects with all laws, regulations, ordinances, codes, orders, licenses and permits applicable to the properties and operations of Union and each Union Subsidiary the non-compliance with which reasonably could be expected to have a material adverse effect on Union and the Union Subsidiaries taken as a whole; and permit Norwest and its representatives (including KPMG Peat Marwick) to examine its and its subsidiaries books, records and properties and to interview officers, employees and agents at all reasonable times when it is open for business. No such examination by Norwest or its representatives either before or after the date of this Agreement shall in any way affect, diminish or terminate any of the representations, warranties or covenants of Union herein expressed.

                     (b) Except as otherwise contemplated or required by this Agreement, from the date hereof until the Effective Time of the Merger, Union and each Union subsidiary will not (without the prior written consent of Norwest): amend or otherwise change its articles of incorporation or association or by-laws; issue or sell or authorize for issuance or sale, or grant any options or make other agreements with respect to the issuance or sale or conversion of, any shares of its capital stock, phantom shares or other share-equivalents, or any other of its securities; authorize or incur any long-term debt (other than deposit liabilities); mortgage, pledge or subject to lien or other encumbrance any of its properties, except in the ordinary course of business; enter into any material agreement, contract or commitment in excess of $10,000.00 except banking transactions in the ordinary course of business and in accordance with policies and procedures in effect on the date hereof; make any investments except investments made by bank subsidiaries in the ordinary course of business for terms of up to one year and in amounts of $100,000.00 or less; amend or terminate any Plan except as required by law; make any contributions to any Plan except as required by the terms of such Plan in effect as of the date hereof; declare, set aside, make or pay any dividend or other distribution with respect to its capital stock except any dividend declared by a subsidiary's Board of Directors in accordance with applicable law and regulation; redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock of Union; increase the compensation of any officers, directors or executive employees, except pursuant to existing compensation plans and practices; sell or otherwise dispose of any shares of the capital stock of any Union Subsidiary; or sell or otherwise dispose of any of its assets or properties other than in the ordinary course of business.

                     (c) The Board of Directors of Union will duly call, and will cause to be held not later than twenty-five (25) business days following the effective date of the Registration Statement referred to in paragraph 5(c) hereof, a meeting of its shareholders and will direct that this Agreement and the Merger Agreement be submitted to a vote at such meeting. The Board of Directors of Union will (i) cause proper notice of such meeting to be given to its shareholders in compliance with the Texas Business Corporation Act and other applicable law and regulation, (ii) recommend by the affirmative vote of the Board of Directors a vote in favor of approval of this Agreement and the Merger Agreement, and (iii) use its best efforts to solicit from its shareholders proxies in favor thereof.

                     (d) Union will furnish or cause to be furnished to Norwest all the information concerning Union and its subsidiaries required for inclusion in the Registration Statement referred to in paragraph 5(c) hereof, or any statement or application made by Norwest to any governmental body in connection with the transactions contemplated by this Agreement. Any financial statement for any fiscal year provided under this paragraph must include the audit opinion and the consent of Padgett, Strateman & Co., L.L.P. to use such opinion in such Registration Statement.

                     (e) Union will take all necessary corporate and other action and use its best efforts to obtain all approvals of regulatory authorities, consents and other approvals required of Union to carry out the transactions contemplated by this Agreement and will cooperate with Norwest to obtain all such approvals and consents required of Norwest.

                     (f) Union will use its best efforts to deliver to the Closing all opinions, certificates and other documents required to be delivered by it at the Closing.

                     (g) Union will hold in confidence all documents and information concerning Norwest and its subsidiaries furnished to Union and its representatives in connection with the transactions contemplated by this Agreement and will not release or disclose such information to any other person, except as required by law and except to Union's outside professional advisers in connection with this Agreement, with the same undertaking from such professional advisers. If the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained and such information shall not be used in competition with Norwest (except to the extent that such information can be shown to be previously known to Union, in the public domain, or later acquired by Union from other legitimate sources) and, upon request, all such documents, any copies thereof and extracts therefrom shall immediately thereafter be returned to Norwest.

                     (h) Neither Union, nor any Union Subsidiary, nor any director, officer, representative or agent thereof, will, directly or indirectly, solicit, authorize the solicitation of or enter into any discussions with any corporation, partnership, person or other entity or group (other than Norwest) concerning any offer or possible offer (i) to purchase any shares of common stock, any option or warrant to purchase any shares of common stock, any securities convertible into any shares of such common stock, or any other equity security of Union or any Union Subsidiary, (ii) to make a tender or exchange offer for any shares of such common stock or other equity security,
(iii) to purchase, lease or otherwise acquire the assets of Union or any Union Subsidiary except in the ordinary course of business, or (iv) to merge, consolidate or otherwise combine with Union or any Union Subsidiary. If any corporation, partnership, person or other entity or group makes an offer or inquiry to Union or any Union Subsidiary concerning any of the foregoing, Union or such Union Subsidiary will promptly disclose such offer or inquiry, including the terms thereof, to Norwest.

                     (i) Union shall consult with Norwest as to the form and substance of any proposed press release or other proposed public disclosure of matters related to this Agreement or any of the transactions contemplated hereby.

                     (j) Union and each Union Subsidiary will take all action necessary or required (i) to terminate or amend, if requested by Norwest, all qualified pension and welfare benefit plans and all non-qualified benefit plans and compensation arrangements as of the Effective Date of the Merger, (ii) to submit application to the Internal Revenue Service for a favorable determination letter for each of the Plans which is subject to the qualification requirements of Section 401(a) of the Code prior to the Effective Date of the Merger.

                     (k) Neither Union nor any Union Subsidiary shall take any action which with respect to Union would disqualify the Merger as a "pooling of interests" for accounting purposes.

                     (l) Union shall use its best efforts to obtain and deliver at least 32 days prior to the Effective Date of the Merger signed representations substantially in the form attached hereto as Exhibit B to Norwest by each executive officer, director or shareholder of Union who may reasonably be deemed an "affiliate" of Union within the meaning of such term as used in Rule 145 under the Securities Act.

                     (m) Union shall establish such additional accruals and reserves as may be necessary to conform Union's accounting and credit loss reserve practices and methods to those of Norwest and Norwest's plans with respect to the conduct of Union's business following the Merger and to provide for the costs and expenses relating to the consummation by Union of the Merger and the other transactions contemplated by this Agreement.

                     (n) Union shall obtain, at its sole expense, Phase I environmental assessments for each bank facility (other than leased facilities) and each non-residential OREO property (except for those which have already been obtained). Oral reports of such environmental assessments shall be delivered to Norwest no later than four weeks and written reports shall be delivered to Norwest no later than eight weeks from the date of this Agreement. Union shall obtain, at its sole expense, Phase II environmental assessments for properties identified by Norwest on the basis of the results of such Phase I environmental assessments. Union shall obtain a survey and assessment of all potential asbestos containing material in owned or leased properties (other than OREO property) and a written report of the results shall be delivered to Norwest within four weeks of execution of the definitive agreement.

                     (o) Union shall obtain, at its sole expense, commitments for title insurance and boundary surveys for each bank facility (other than leased facilities) which shall be delivered to Norwest no later than four weeks from the date of this Agreement.

                     (p) Union shall use its best efforts to sell or lease its real estate located at 1100 Matamoros, Laredo, Texas prior to Closing at a price and for terms acceptable to Norwest and with provision for lease to Norwest or its designee of the portion of the premises currently used for the banking business.

                     (q) Union shall use its best efforts to obtain W-8 forms for all non-resident alien customers prior to the Closing Date.

                     (r) Union shall perform an audit and verification of securities safekept in physical and book entry form for customers of Union National Bank of Texas prior to the Closing Date.

                     (s) Union shall use its best efforts to negotiate an option to extend the land lease covering the Laredo East location beyond the 2001 termination date at a price and for terms acceptable to Norwest.

                     (t) Union shall reconcile all account balances as of the month-end prior to the Closing Date. All stale-dated and unrecoverable differences shall be charged-off.

                     5. COVENANTS OF NORWEST. Norwest covenants and agrees with Union as follows:

                     (a) From the date hereof until the Effective Time of the Merger, Norwest will maintain its corporate existence in good standing; conduct, and cause the Norwest Subsidiaries to conduct, their respective businesses in compliance with all material obligations and duties imposed on them by all laws, governmental regulations, rules and ordinances, and judicial orders, judgments and decrees applicable to Norwest or the Norwest Subsidiaries, their businesses or their properties; maintain all books and records of it and the Norwest Subsidiaries, including all financial statements, in accordance with the accounting principles and practices consistent with those used for the Norwest Financial Statements, except for changes in such principles and practices required under generally accepted accounting principles.

                     (b) Norwest will furnish to Union all the information concerning Norwest required for inclusion in a proxy statement or statements to be sent to the shareholders of Union, or in any statement or application made by Union to any governmental body in connection with the transactions contemplated by this Agreement.

                     (c) As promptly as practicable after the execution of this Agreement, Norwest will file with the SEC a registration statement on Form S-4 (the "Registration Statement") under the Securities Act and any other applicable documents, relating to the shares of Norwest Common Stock to be delivered to the shareholders of Union pursuant to the Merger Agreement, and will use its best efforts to cause the Registration Statement to become effective. At the time the Registration Statement becomes effective, the Registration Statement will comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and at the time of mailing thereof to the Union shareholders, at the time of the Union shareholders' meeting referred to in paragraph 4(c) hereof and at the Effective Time of the Merger the prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement filed by Norwest (hereinafter the "Prospectus"), will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading; provided, however, that none of the provisions of this subparagraph shall apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished by Union or any Union subsidiary for use in the Registration Statement or the Prospectus.

                     (d) Norwest will file all documents required to be filed to list the Norwest Common Stock to be issued pursuant to the Merger Agreement on the New York Stock Exchange and the Chicago Stock Exchange and use its best efforts to effect said listings.

                     (e) The shares of Norwest Common Stock to be issued by Norwest to the shareholders of Union pursuant to this Agreement and the Merger Agreement will, upon such issuance and delivery to said shareholders pursuant to the Merger Agreement, be duly authorized, validly issued, fully paid and nonassessable. The shares of Norwest Common Stock to be delivered to the shareholders of Union pursuant to the Merger Agreement are and will be free of any preemptive rights of the stockholders of Norwest.

                     (f) Norwest will file all documents required to obtain, prior to the Effective Time of the Merger, all necessary Blue Sky permits and approvals, if any, required to carry out the transactions contemplated by this Agreement, will pay all expenses incident thereto and will use its best efforts to obtain such permits and approvals.

                     (g) Norwest will take all necessary corporate and other action and file all documents required to obtain and will use its best efforts to obtain all approvals of regulatory authorities, consents and approvals required of it to carry out the transactions contemplated by this Agreement and will cooperate with Union to obtain all such approvals and consents required by Union.

                     (h) Norwest will hold in confidence all documents and information concerning Union and Union's Subsidiaries furnished to it and its representatives in connection with the transactions contemplated by this Agreement and will not release or disclose such information to any other person, except as required by law and except to its outside professional advisers in connection with this Agreement, with the same undertaking from such professional advisers. If the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained and such information shall not be used in competition with Union (except to the extent that such information can be shown to be previously known to Norwest, in the public domain, or later acquired by Norwest from other legitimate sources) and, upon request, all such documents, copies thereof or extracts therefrom shall immediately thereafter be returned to Union.

                     (i) Norwest will file any documents or agreements required to be filed in connection with the Merger under the Texas Business Corporation Act.

                     (j) Norwest will use its best efforts to deliver to the Closing all opinions, certificates and other documents, including the Employment Agreement with John H. Keck substantially in the form attached hereto as Exhibit C (the "Employment Agreement"), required to be delivered by it at the Closing.

                     (k) Norwest shall consult with Union as to the form and substance of any proposed press release or other proposed public disclosure of matters related to this Agreement or any of the transactions contemplated hereby.

                     (l) Norwest shall give Union notice of receipt of the regulatory approvals referred to in paragraph 7(e).

                     (m) Neither Norwest nor any Norwest Subsidiary shall take any action which with respect to Norwest would disqualify the Merger as a "pooling of interests" for accounting purposes. Norwest shall use its best efforts to obtain and deliver to Union, prior to the Effective Date of the Merger, signed representations from the directors and executive officers of Norwest to the effect that, except for de minimus dispositions which will not disqualify the Merger as a pooling of interests, they will not dispose of shares of Norwest or Union during the period commencing 30 days prior to the Effective Date and ending upon publication by Norwest of financial results including at least 30 days of combined operations of Union and Norwest.

                     (n) For a period not exceeding fifteen days prior to the Closing Date, Norwest will permit Union and its representatives to examine its books, records and properties and interview officers, employees and agents of Norwest at all reasonable times when it is open for business. No such examination by Union or its representatives shall in any way affect, diminish or terminate any of the representations, warranties or covenants of Norwest herein expressed.

                     6. CONDITIONS PRECEDENT TO OBLIGATION OF UNION. The obligation of Union to effect the Merger shall be subject to the satisfaction at or before the Time of Filing of the following further conditions, which may be waived in writing by Union:

                     (a) Except as they may be affected by transactions contemplated hereby and except to the extent such representations and warranties are by their express provisions made as of a specified date and except for activities or transactions after the date of this Agreement made in the ordinary course of business and not expressly prohibited by this Agreement, the representations and warranties contained in paragraph 3 hereof shall be true and correct in all respects material to Norwest and its subsidiaries taken as a whole as if made at the Time of Filing.

                     (b) Norwest shall have, or shall have caused to be, performed and observed in all material respects all covenants, agreements and conditions hereof to be performed or observed by it and Merger Co. at or before the Time of Filing.

                     (c) Union shall have received a favorable certificate, dated as of the Effective Date of the Merger, signed by the Chairman, the President or any Executive Vice President or Senior Vice President and by the Secretary or Assistant Secretary of Norwest, as to the matters set forth in subparagraphs (a) and (b) of this paragraph 6.

                     (d) This Agreement and the Merger Agreement shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of Union required for approval of a plan of merger in accordance with the provisions of Union's Articles of Incorporation and the Texas Business Corporation Act.

                     (e) Norwest shall have received approval by the Federal Reserve Board and by such other governmental agencies as may be required by law of the transactions contemplated by this Agreement and the Merger Agreement and all waiting and appeal periods prescribed by applicable law or regulation shall have expired.

                     (f) No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

                     (g) The shares of Norwest Common Stock to be delivered to the stockholders of Union pursuant to this Agreement and the Merger Agreement shall have been authorized for listing on the New York Stock Exchange and the Chicago Stock Exchange.

                     (h) Union shall have received an opinion, dated the Closing Date, of counsel to Union, substantially to the effect that, for federal income tax purposes: (i) the Merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code; (ii) no gain or loss will be recognized by the holders of Union Common Stock or Union Preferred Stock upon receipt of Norwest Common Stock except for cash received in lieu of fractional shares; (iii) the basis of the Norwest Common Stock received by the shareholders of Union will be the same as the basis of Union Common Stock or Union Preferred Stock, as the case may be, exchanged therefor; and (iv) the holding period of the shares of Norwest Common Stock received by the shareholders of Union will include the holding period of the Union Common Stock or Union Preferred Stock, as the case may be , provided such shares of Union Common Stock or Union Preferred Stock, as the case may be, were held as a capital asset as of the Effective Time of the Merger.

                     (i) The Registration Statement (as amended or supplemented) shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing, or have been threatened and be unresolved. Norwest shall have received all state securities law or blue sky authorizations necessary to carry out the transactions contemplated by this Agreement.

                     (j) Norwest shall have executed and delivered the Employment Agreement.

                     7. CONDITIONS PRECEDENT TO OBLIGATION OF NORWEST. The obligation of Norwest to effect the Merger shall be subject to the satisfaction at or before the Time of Filing of the following conditions, which may be waived in writing by Norwest:

                     (a) Except as they may be affected by transactions contemplated hereby and except to the extent such representations and warranties are by their express provisions made as of a specified date and except for activities or transactions or events occurring after the date of this Agreement made in the ordinary course of business and not expressly prohibited by this Agreement, the representations and warranties contained in paragraph 2 hereof shall be true and correct in all respects material to Union and the Union Subsidiaries taken as a whole as if made at the Time of Filing.

                     (b) Union shall have, or shall have caused to be, performed and observed in all material respects all covenants, agreements and conditions hereof to be performed or observed by it at or before the Time of Filing.

                     (c) This Agreement and the Merger Agreement shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of Union required for approval of a plan of merger in accordance with the provisions of Union's Articles of Incorporation and the Texas Business Corporation Act.

                     (d) Norwest shall have received a favorable certificate dated as of the Effective Date of the Merger signed by the Chairman or President and by the Secretary or Assistant Secretary of Union, as to the matters set forth in subparagraphs (a) through (c) of this paragraph 7.

                     (e) Norwest shall have received approval by all governmental agencies as may be required by law of the transactions contemplated by this Agreement and the Merger Agreement and all waiting and appeal periods prescribed by applicable law or regulation shall have expired. No approvals, licenses or consents granted by any regulatory authority shall contain any condition or requirement relating to Union or any Union Subsidiary that, in the good faith judgment of Norwest, is unreasonably burdensome to Norwest.

                     (f) Union and each Union Subsidiary shall have obtained any and all material consents or waivers from other parties to loan agreements, leases or other contracts material to Union's or such subsidiary's business required for the consummation of the Merger, and Union and each Union Subsidiary shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation by it of the Merger.

                     (g) No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

                     (h) The Merger shall qualify as a "pooling of interests" for accounting purposes and Norwest shall have received from Padgett, Strateman & Co., L.L.P. an opinion to that effect.

                     (i) At any time since the date hereof, the total number of shares of Union Common Stock outstanding and subject to issuance upon exercise (assuming for this purpose that phantom common shares and other common share-equivalents, other than the Non-Cumulative Convertible Preferred Stock, constitute Union Common Stock) of all warrants, options, conversion rights, phantom shares or other common share-equivalents, other than the Non-Cumulative Convertible Preferred Stock, shall not have exceeded 1,087,870. At any time since the date hereof, the total number of shares of Union Preferred Stock outstanding and subject to issuance upon exercise (assuming for this purpose that phantom preferred shares and other preferred share-equivalents constitute Union Preferred Stock) of all warrants, options, conversion rights, phantom shares or other preferred share-equivalents shall not have exceeded 433,726.

                     (j) The Registration Statement (as amended or supplemented) shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing, or have been threatened or be unresolved. Norwest shall have received all state securities law or blue sky authorizations necessary to carry out the transactions contemplated by this Agreement.
                     (k) Norwest shall have received from the Chief Executive Officer and Chief Financial Officer of Union a letter, dated as of the effective date of the Registration Statement and updated through the date of Closing, in form and substance satisfactory to Norwest, to the effect that:

                              (i) the interim quarterly financial statements of Union included or incorporated by reference in the Registration Statement are prepared in accordance with generally accepted accounting principles applied on a basis consistent with the audited financial statements of Union;

                              (ii)  the amounts reported in the interim
                        quarterly financial statements of Union agree with the general ledger of Union;

                              (iii)  the annual and quarterly financial
                        statements of Union and the Union Subsidiaries included in, or incorporated by reference in, the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations thereunder;

                              (iv) from the date of the most recent unaudited consolidated financial statements of Union and the Union Subsidiaries as may be included in the Registration Statement to a date 5 days prior to the effective date of the Registration Statement or 5 days prior to the Closing, there are no increases in long-term debt, changes in the capital stock or decreases in stockholders' equity of Union and the Union Subsidiaries, except in each case for changes, increases or decreases which the Registration Statement discloses have occurred or may occur or which are described in such letters. For the same period, there have been no decreases in consolidated net interest income, consolidated net interest income after provision for credit losses, consolidated income before income taxes, consolidated net income and net income per share amounts of Union and the Union Subsidiaries, or in income before equity in undistributed income of subsidiaries, in each case as compared with the comparable period of the preceding year, except in each case for changes, increases or decreases which the Registration Statement discloses have occurred or may occur or which are described in such letters;

                              (v)  they have reviewed certain amounts,
                        percentages, numbers of shares and financial information which are derived from the general accounting records of Union and the Union Subsidiaries, which appear in the Registration Statement under the certain captions to be specified by Norwest, and have compared certain of such amounts, percentages, numbers and financial information with the accounting records of Union and the Union Subsidiaries and have found them to be in agreement with financial records and analyses prepared by Union included in the annual and quarterly financial statements, except as disclosed in such letters.

                     (l) Union and the Union Subsidiaries considered as a whole shall not have sustained since December 31, 1994 any material loss or interference with their business from any civil disturbance or any fire, explosion, flood or other calamity, whether or not covered by insurance.

                     (m) There shall be no reasonable basis for any proceeding, claim or action of any nature seeking to impose, or that could result in the imposition on Union or any Union Subsidiary of, any liability relating to the release of hazardous substances as defined under any United States or foreign local, state or federal environmental statute, regulation or ordinance including, without limitation, CERCLA, which has had or could reasonably be expected to have a material adverse effect upon Union and its subsidiaries taken as a whole.

                     (n) Since September 30, 1995, no change shall have occurred and no circumstances shall exist which has had or might reasonably be expected to have a material adverse effect on the financial condition, results of operations, business or prospects of Union and the Union Subsidiaries taken as a whole (other than changes in banking laws or regulations, or interpretations thereof, that affect the banking industry generally or changes in the general level of interest rates).

                     (o) Union shall have complied in all material respects with the OCC Consent Order and the FRB Written Agreement, except for the exceptions identified on Schedule 2(m).

                     (p) Union shall have reconciled all account balances as of month-end prior to the Closing Date. All differences over 60 days old shall be charged-off. Any potential loss associated with open differences less than 60 days old shall be recognized prior to Closing.

                     (q) Union shall have performed an audit and verification of physical securities in the vault and reconciled to applicable documentation prior to the Closing Date. Any potential loss associated with unreconciled positions or missing securities shall be recognized prior to Closing.

                     8. EMPLOYEE BENEFIT PLANS. Each person who is an employee of Union or any Union Subsidiary as of the Effective Date of the Merger ("Union Employees") shall be eligible for participation in the employee welfare and retirement plans of Norwest, as in effect from time to time, as follows:

                     (a) Employee Welfare Benefit Plans. Each Union Employee shall be eligible for participation in the employee welfare benefit plans of Norwest listed below subject to any eligibility requirements applicable to such plans and shall enter each plan not later than the first day of the calendar quarter which begins at least 32 days after the Effective Date of the Merger:

                              Medical Plan
                              Dental Plan
                              Vision Plan
                              Short Term Disability Plan
                              Long Term Disability Plan
                              Long Term Care Plan
                              Flexible Benefits Plan
                              Basic Group Life Insurance Plan
                              Group Universal Life Insurance Plan
                              Dependent Group Life Insurance Plan
                              Business Travel Accident Insurance Plan
                              Accidental Death and Dismemberment Plan
                              Severance Pay Plan
                              Vacation Program

For the purpose of determining each Union Employee's benefit for the year in which the Merger occurs under the Norwest vacation program, vacation taken by an Union Employee in the year in which the Merger occurs will be deducted from the total Norwest benefit. Credit will be given to a Union Employee for the portion of the deductible satisfied year to date under the Union medical plan toward the deductible under the Norwest Medical Plan. Credit for years of service with Union and the Union Subsidiaries will be granted under the Norwest Short Term Disability Plan, Vacation Plan and Severance Plan. No past service
credit will be granted for Retiree Medical.   With respect to group benefit
plans, pre-existing conditions will be waived except in the case of long term care.

                     (b)  Employee Retirement Benefit Plans.

Each Union Employee shall be eligible for participation in the Norwest Savings-Investment Plan (the "SIP"), subject to any eligibility requirements applicable to the SIP (with full credit for years of past service with Union and the Union Subsidiaries for eligibility and vesting purposes applicable to the SIP), and shall enter the SIP not later than the first day of the calendar quarter which begins at least 32 days after the Effective Date of the Merger.

Each Union Employee shall be eligible for participation, as a new employee, in the Norwest Pension Plan under the terms thereof.

                     (c)      Life Insurance Policies

Norwest agrees to allow Ray M. Keck, Jr. to purchase for the current cash value at the time of purchase the key-man life insurance policies covering his life from Union National

Bank of Texas on or prior to the Closing Date. Norwest agrees to allow John H. Keck, Keith L. Rhoden and S. Bradford Sledge to purchase for the current cash value at the time of purchase the split dollar life insurance policies covering their respective lives from Union National Bank of Texas on or prior to the Closing Date.

                     (d)      Plan Transition.

Until eligible for the employee welfare and retirement plans of Norwest, the Union Employees shall continue to participate in the employee benefit plans maintained by Union or the Union Subsidiaries.

                     9.  TERMINATION OF AGREEMENT.

                     (a) This Agreement may be terminated at any time prior to the Time of Filing:

                              (i) by mutual written consent of the parties hereto;

                              (ii)  by either of the parties hereto upon
                        written notice to the other party if the Merger shall not have been consummated by July 31, 1996 unless such failure of consummation shall be due to the failure of the party seeking to terminate to perform or observe in all material respects the covenants and agreements hereof to be performed or observed by such party;

                              (iii) by Union or Norwest upon written notice to the other party if any court or governmental authority of competent jurisdiction shall have issued a final order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; or

                              (iv) by Union, within five business days after
the meeting of the shareholders of Union held to vote on this Agreement and the Merger Agreement if the Norwest Measurement Price at the end of the trading day immediately preceding the day of the meeting of the shareholders of Union held to vote on this Agreement and the Merger Agreement is less than $25.00.

                     (b) Termination of this Agreement under this paragraph 9 shall not release, or be construed as so releasing, either party hereto from any liability or damage to the other party hereto arising out of the breaching party's wilful and material breach of the warranties and representations made by it, or wilful and material failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, and the obligations under paragraphs 4(g), 5(h) and 10 shall survive such termination.


                     10. EXPENSES. All expenses in connection with this Agreement and the transactions contemplated hereby, including without limitation legal and accounting fees, incurred by Union and Union Subsidiaries shall be borne by Union, and all such expenses incurred by Norwest shall be borne by Norwest.

                     11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by either party hereto without the prior written consent of the other party hereto.

                     12. THIRD PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

                     13. NOTICES. Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be delivered in person or by facsimile transmission or shall be mailed by first class registered or certified mail, postage prepaid, addressed as follows:

                              If to Norwest:

                                      Norwest Corporation
                                      Sixth and Marquette
                                      Minneapolis, Minnesota  55479-1026
                                      Attention:  Secretary
                                      Fax:  (612) 667-4399

                              If to Union:

                                      Union Texas Bancorporation, Inc.
                                      1100 Matamoros
                                      Laredo, Texas 78040
                                      Attention:  John H. Keck
                                      Fax:  (210) 726-8385

                              With a copy to:

                                      Union Texas Bancorporation, Inc.
                                      4940 Broadway
                                      San Antonio, Texas 78209
                                      Attention:  Keith L. Rhoden
                                      Fax (210) 804-7414

or to such other address with respect to a party as such party shall notify the other in writing as above provided.

                     14. COMPLETE AGREEMENT. This Agreement and the Merger Agreement contain the complete agreement between the parties hereto with respect to the Merger and other transactions contemplated hereby and supersede all prior agreements and understandings between the parties hereto with respect thereto.

                     15. CAPTIONS. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

                     16. WAIVER AND OTHER ACTION. Either party hereto may, by a signed writing, give any consent, take any action pursuant to paragraph 9 hereof or otherwise, or waive any inaccuracies in the representations and warranties by the other party and compliance by the other party with any of the covenants and conditions herein.

                     17. AMENDMENT. At any time before the Time of Filing, the parties hereto, by action taken by their respective Boards of Directors or pursuant to authority delegated by their respective Boards of Directors, may amend this Agreement; provided, however, that no amendment after approval by the shareholders of Union shall be made which changes in a manner adverse to such shareholders the consideration to be provided to said shareholders pursuant to this Agreement and the Merger Agreement.

                     18. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota without regard to the conflict of laws provisions thereof.

                     19. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. No representation or warranty contained in the Agreement or the Merger Agreement shall survive the Merger or except as set forth in paragraph 9(b), the termination of this Agreement. Paragraph 10 shall survive the Merger.

                     20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one instrument.

                     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


NORWEST CORPORATION           UNION TEXAS BANCORPORATION, INC.


By:   /s/ KEN MURRAY                  By:    /s/ JOHN H. KECK
    -------------------------             ------------------------

Its: Executive Vice President         Its:  President
     ------------------------              -----------------------

                                                                       EXHIBIT A
                                                           TO AGREEMENT AND PLAN
                                                               OF REORGANIZATION


                          AGREEMENT AND PLAN OF MERGER
                                    BETWEEN
                        UNION TEXAS BANCORPORATION, INC.
                              a Texas corporation
                          (the surviving corporation)
                                      AND
                              a Texas corporation
                            (the merged corporation)

                 This Agreement and Plan of Merger dated as of __________, 1996, between UNION TEXAS BANCORPORATION, INC., a Texas corporation (hereinafter sometimes called "Union" and sometimes called the "surviving corporation") and ____________, a Texas corporation ("Merger Co.")(said corporations being hereinafter sometimes referred to as the "constituent corporations"),

                 WHEREAS, Merger Co., a wholly-owned subsidiary of Norwest Corporation, was incorporated by Articles of Incorporation filed in the office of the Secretary of State of the State of Texas on _______, 1996, and said corporation is now a corporation subject to and governed by the provisions of the Texas Business Corporation Act. Merger Co. has authorized capital stock of 10,000 shares of common stock having a par value of $2.50 per share ("Merger Co. Common Stock"), of which 400 shares were outstanding as of the date hereof; and

                 WHEREAS, Union was incorporated by Articles of Incorporation filed in the office of the Secretary of State of the State of Texas on May 17, 1983, and said corporation is now a corporation subject to and governed by the provisions of the Texas Business Corporation Act. As of the date hereof, Union has authorized capital stock of 7,000,000 shares of common stock, par value $2.50 per share, of which 1,087,870 shares were outstanding and 19,615 shares were held in the treasury (the "Union Common Stock") and 3,000,000 shares of Preferred Stock, no par value, of which one series is issued and outstanding consisting of 1,000,000 shares of Non-Cumulative Convertible Preferred Stock, no par value, of which 433,726 shares were outstanding and no shares were held in treasury (the "Union Preferred Stock" and together with the Union Common Stock, the "Union Stock"); and

                 WHEREAS, Norwest Corporation and Union are parties to an Agreement and Plan of Reorganization, dated as of __________, 1995 (the "Reorganization Agreement"), setting forth certain representations, warranties and covenants in connection with the merger provided for herein; and

                 WHEREAS, the directors, or a majority of them, of each of the constituent corporations respectively deem it advisable for the welfare and advantage of said corporations and for the best interests of the respective shareholders of said corporations that said corporations merge and that Merger Co. be merged with and into Union, with Union continuing as the surviving corporation, on the terms and conditions hereinafter set forth in accordance with the provisions of the Texas Business Corporation Act, which statute permits such merger; and

                 WHEREAS, it is the intent of the parties to effect a merger which qualifies as a tax-free reorganization pursuant to Sections 368(a)(1)(A) and 368(A)(2)(E) of the Internal Revenue Code of 1986, as amended;

                 NOW, THEREFORE, the parties hereto, subject to the approval of the shareholders of Union and Merger Co., in consideration of the premises and of the mutual covenants and agreements contained herein and of the benefits to accrue to the parties hereto, have agreed and do hereby agree that Merger Co. shall be merged with and into Union pursuant to the laws of the State of Texas, and do hereby agree upon, prescribe and set forth the terms and conditions of the merger of Merger Co. with and into Union, the mode of carrying said merger into effect, the manner and basis of converting the shares of Union Common Stock into shares of common stock of Norwest Corporation of the par value of $1-2/3 per share ("Norwest Common Stock"), and such other provisions with respect to said merger as are deemed necessary or desirable, as follows:

                 FIRST: At the time of merger, Merger Co. shall be merged with and into Union, one of the constituent corporations, which shall be the surviving corporation, and the separate existence of Merger Co. shall cease and the name of the surviving corporation shall be Union Texas Bancorporation, Inc.

                 SECOND: The Articles of Incorporation of Union at the time of merger shall be and remain the Articles of Incorporation of the surviving corporation until further amended according to law.

                 THIRD: The By-Laws of Union at the time of merger shall be and remain the By-Laws of the surviving corporation until amended according to the provisions of the Articles of Incorporation of the surviving corporation or of said By-Laws.

                 FOURTH: The number of directors of the surviving corporation shall be three and the persons named below shall become the directors of the surviving corporation and shall hold office from the time of merger until their respective successors are elected and qualify:

                          Stanley S. Stroup
                          William H. Queenan
                          John T. Thornton

                 FIFTH:   The persons named below shall become the officers of
the surviving corporation and shall hold office from the time of merger until their respective successors are elected or appointed and qualify:

                          John T. Thornton - President
                          Charles D. White - Vice President and Treasurer
                          J. Daniel Vandermark - Vice President
                          Robert J. Murphy - Vice President
                          Margaret M. Weber - Secretary
                          Rachelle M. Graham - Assistant Secretary

                 SIXTH: The manner and basis of converting the shares of Union Stock into shares of Norwest Common Stock shall be as follows:

                 1. Each of the shares of Union Common Stock outstanding immediately prior to the time of merger (other than shares as to which statutory dissenters' rights have been exercised) shall, at the time of merger, by virtue of the merger and without any action on the part of the holder or holders thereof, be converted into and exchanged for the number of shares of Norwest Common Stock equal to the Adjusted Norwest Shares (as defined in the Reorganization Agreement) divided by the Common Share Quotient (as defined in the Reorganization Agreement). Each of the shares of Union Preferred Stock outstanding immediately prior to the time of merger (other than shares as to which statutory dissenters' rights have been exercised) shall, at the time of merger, by virtue of the merger and without any action on the part of the holder or holders thereof, be converted into and exchanged for the number of shares of Norwest Common Stock equal to 1.34 multiplied by the Common Share Quotient (as defined in the Reorganization Agreement).

                 2. As soon as practicable after the merger becomes effective, each holder of a certificate for shares of Union Stock outstanding immediately prior to the time of merger shall be entitled, upon surrender of such certificate for cancellation to the surviving corporation or to Norwest Bank Minnesota, National Association, as the designated agent of the surviving corporation (the "Agent"), to receive a new certificate for the number of whole shares of Norwest Common Stock to which such holder shall be entitled on the basis set forth in paragraph 1 above. Until so surrendered each certificate which, immediately prior to the time of merger, represented shares of Union Stock shall not be transferable on the books of the surviving corporation but shall be deemed to evidence (except for the payment of dividends as provided below) ownership of the number of whole shares of Norwest Common Stock into which such shares of Union Stock have been converted on the basis above set forth; provided, however, until the holder of such certificate for Union Stock shall have surrendered the same for exchange as above set forth, no dividend payable to holders of record of Norwest Common Stock as of any date subsequent to the effective date of merger shall be paid to such holder with respect to the Norwest Common Stock, if any, represented by such certificate, but, upon surrender and exchange thereof as herein provided, there shall be paid by the surviving corporation or the Agent to the record holder of such certificate for Norwest Common Stock issued in exchange therefor an amount with respect to such shares of Norwest Common Stock equal to all dividends that shall have been paid or become payable to holders of record of Norwest Common Stock between the effective date of merger and the date of such exchange.

                 3. If, between the date of the Reorganization Agreement and the time of merger, shares of Norwest Common Stock shall be changed into a different number of shares or a different class of shares and/or shares of a different entity by reason of any reclassification, recapitalization, split-up, combination, merger, consolidation, spin-off, sale of assets, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period (a "Common Stock Adjustment"), then the number of shares of Norwest Common Stock, if any, into which a share of Union Stock shall be converted pursuant to paragraph 1 above, will be appropriately and proportionately adjusted so that the number of such shares of Norwest Common Stock into which a share of Union Stock shall be converted will equal the number of shares of Norwest Common Stock which the holders of shares of Union Stock would have received pursuant to such Common Stock Adjustment had the record date therefor been immediately following the time of merger.

                 4. No fractional shares of Norwest Common Stock and no certificates or scrip certificates therefor shall be issued to represent any such fractional interest, and any holder of a fractional interest shall be paid an amount of cash equal to the product obtained by multiplying the fractional share interest to which such holder is entitled by the average of the closing prices of a share of Norwest Common Stock as reported by the consolidated tape of the New York Stock Exchange for each of the five (5) trading days ending on the day immediately preceding the meeting of the shareholders of Union held to vote on the merger.

                 5. Each share of Merger Co. Common Stock issued and outstanding at the time of merger shall be converted into and exchanged for one share of the surviving corporation after the time of merger.

                 SEVENTH: The merger provided for by this Agreement shall be effective as follows:

                 1. The effective date of merger shall be the date on which Articles of Merger (as described in subparagraph 1(b) of this Article Seventh) shall be delivered to and filed by the Secretary of State of the State of Texas; provided, however, that all of the following actions shall have been taken in the following order:

                          a. This Agreement shall be approved and adopted by Merger Co. and Union in accordance with the Texas Business Corporation Act; and

                          b. Articles of Merger (with this Agreement attached as a part thereof) with respect to the merger, setting forth the information required by the Texas Business Corporation Act, shall be executed by the President or a Vice President of Merger Co. and by the President or a Vice President of Union and shall be filed in the office of the Secretary of State of the State of Texas in accordance with the Texas Business Corporation Act.

                 2. The merger shall become effective as of 11:59 p.m. Laredo, Texas time (the "time of merger") on the effective date of merger.

                 EIGHTH:  At the time of merger:

                 1. The separate existence of Merger Co. shall cease, and the corporate existence and identity of Union shall continue as the surviving corporation.

                 2.       The merger shall have the other effects prescribed by
                 Section 5.06 of the Texas Business Corporation Act.

                 NINTH: The following provisions shall apply with respect to the merger provided for by this Agreement:

                 1. The registered office of the surviving corporation in the State of Texas shall be 350 North St. Paul Street, Dallas Texas, and the name of the registered agent of Union at such address is CT Corporation System.

                 2. If at any time the surviving corporation shall consider or be advised that any further assignment or assurance in law or other action is necessary or desirable to vest, perfect or confirm in the surviving corporation the title to any property or rights of Merger Co. acquired or to be acquired as a result of the merger provided for herein, the proper officers and directors of Union and Merger Co. may execute and deliver such deeds, assignments and assurances in law and take such other action as may be necessary or proper to vest, perfect or confirm title to such property or right in the surviving corporation and otherwise carry out the purposes of this Agreement.

                 3. For the convenience of the parties and to facilitate the filing of this Agreement, any number of counterparts hereof may be executed and each such counterpart shall be deemed to be an original instrument.

                 4. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Texas without regard to the conflicts of laws provisions thereof.

                 5. This Agreement cannot be altered or amended except pursuant to an instrument in writing signed by both of the parties hereto.

                 6. At any time prior to the filing of Articles of Merger with the Secretary of State of Texas, subject to the provisions of the Reorganization Agreement, this Agreement may be terminated upon approval by the Boards of Directors of either of the constituent corporations notwithstanding the approval of the shareholders of either constituent corporation.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be signed in their respective corporate names by the undersigned officers pursuant to authority duly given by their respective Boards of Directors, all as of the day and year first above written.


                                                UNION TEXAS BANCORPORATION, INC.


                                                By:
                                                    ---------------------------
                                                      Name:
                                                              -----------------
                                                      Title:
                                                              -----------------

                                                [MERGER CO.]



                                                By:
                                                    ---------------------------
                                                      Name:
                                                              -----------------
                                                      Title:
                                                              -----------------

                                                                       EXHIBIT B
                                                                TO AGREEMENT AND
                                                          PLAN OF REORGANIZATION

Norwest Corporation
Norwest Center
Sixth and Marquette
Minneapolis, MN  55479-1026

Attn:  Secretary

Ladies and Gentlemen:

                     I have been advised that I might be considered to be an "affiliate," as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of Union Texas Bancorporation, Inc., a Texas corporation ("Union").

                     Pursuant to an Agreement and Plan of Reorganization, dated as of ________, 1995 (the "Reorganization Agreement"), between Union and Norwest Corporation, a Delaware corporation ("Norwest"), it is contemplated that a wholly-owned subsidiary of Norwest will merge with and into Union (the "Merger") and, as a result, I will receive, in exchange for each share of common stock, par value $2.50 per share, of Union ("Union Common Stock") owned by me immediately prior to the Effective Time of the Merger (as defined in the Reorganization Agreement), a number of shares of common stock, par value $1 2/3 per share, of Norwest ("Norwest Common Stock"), as more specifically set forth in the Reorganization Agreement.

                     I hereby agree as follows:

                     I will not offer to sell, transfer or otherwise dispose of any of the shares of Union Common Stock or Norwest Common Stock held by me during the 30 days prior to the Effective Time of the Merger.

                     I will not offer to sell, transfer or otherwise dispose of any of the shares of Norwest Common Stock issued to me pursuant to the Merger (the "Stock") except (a) in compliance with the applicable provisions of Rule 145, (b) in a transaction that is otherwise exempt from the registration requirements of the Securities Act, or (c) in an offering registered under the Securities Act.

                     I will not sell, transfer or otherwise dispose of the Stock or in any way reduce my risk relative to any shares of the Stock until such time as financial results covering at least 30 days of post-Merger combined operations of Union and Norwest have been published.

                     I consent to the endorsement of the Stock issued to me pursuant to the Merger with a restrictive legend which will read substantially as follows:

                              "The shares represented by this certificate were
                     issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), applies, and may be sold or otherwise transferred only in compliance with the limitations of such Rule 145, or upon receipt by Norwest Corporation of an opinion of counsel reasonably satisfactory to it that some other exemption from registration under the Act is available, or pursuant to a registration statement under the Act."

                     Norwest's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of the shares of the Stock, unless the transfer has been effected in compliance with the terms of this letter agreement.

                     It is understood and agreed that this letter agreement shall terminate and be of no further force and effect and the restrictive legend set forth above shall be removed by delivery of substitute certificates without such legend, and the related stop transfer restrictions shall be lifted forthwith, if (a) (i) any such shares of Stock shall have been registered under the Securities Act for sale, transfer or other disposition by me or on my behalf and are sold, transferred or otherwise disposed of, or (ii) any such shares of Stock are sold in accordance with the provisions of paragraphs (c),
(e), (f) and (g) of Rule 144 promulgated under the Securities Act, or (iii) any such shares of Stock are sold at a time when I am not at the time an affiliate of Norwest and have been the beneficial owner of the Stock for at least two years (or such other period as may be prescribed thereunder) and Norwest has filed with the Commission all of the reports it is required to file under the Securities Exchange Act of 1934, as amended, during the preceding twelve months, or (iv) I am not and have not been for at least three months an affiliate of Norwest and have been the beneficial owner of the Stock for at least three years (or such other period as may be prescribed by the Securities Act, and the rules and regulations promulgated thereunder), or (v) Norwest shall have received an opinion of counsel acceptable to Norwest to the effect that the stock transfer restrictions and the legend are not required, and (b) financial results covering at least 30 days of post-Merger combined operations of Union and Norwest have been published.

                     I have carefully read this letter agreement and the Reorganization Agreement and have discussed their requirements and other applicable limitations upon my ability to offer to sell, transfer or otherwise dispose of shares of the Stock, to the extent I felt necessary, with my counsel or counsel for Union.
                                        Sincerely,


                                        By:
                                           -----------------------

                                        Name:
                                             ---------------------

                                                                       EXHIBIT C
                                                           TO AGREEMENT AND PLAN
                                                               OF REORGANIZATION



                             EMPLOYMENT AGREEMENT



        This Employment Agreement is entered into as of_________, 1996, between John H. Keck ("Employee"), Union Texas Bancorporation, Inc. ("Bancorp"), Union National Bank of Texas (the "Bank") and Norwest Corporation ("Norwest"), a bank holding company.

        WHEREAS, Employee is currently employed as President and Chief Executive officer of the Bank which is a subsidiary of Bancorp; and

        WHEREAS, Bancorp and Norwest have entered into an Agreement and Plan of Reorganization, dated as of December __, 1995 (the "Merger Agreement") pursuant to which a wholly owned subsidiary of Norwest will be merged with and into Bancorp (the "Aquisition"); and

        WHEREAS, the parties desire to enter into an Employment Agreement with respect to Employee's obligations and compensation following the Acquisition, and to resolve any potential or pending claims that Employee may now have against Bancorp, Bank or Norwest.

        NOW THEREFORE, the parties agree as follows:

1. EFFECTIVE DATE AND TERM. The Effective Date of this Agreement shall be the date immediately following the Acquisition. The Term of this Agreement shall be the period from the Effective Date through the next eighteen (18) month period.

2. EMPLOYEE'S SERVICES. Commencing upon the Effective Date of this Agreement and continuing through the Term, Employee shall be regular, full-time employee of Bank with the title of Chairman of the Bank and shall perform all of the duties as assigned by Norwest.

3. BASE COMPENSATION. Employee shall be paid base compensation at the rate of One Hundred Seventy Thousand Dollars ($170,000.00) per annum during the term of this Employment Agreement.

4. BENEFITS. Upon the Effective Date of this Agreement, Employee shall be eligible to participate in the Bank's employee benefit plans avialable to regular full-time employees of Bank and in accordance with all of the terms of said benefit plans, with the exception of the Norwest Corporation Severance Pay Plan (see paragraph 5). In addition, upon the Effective Date, the Employee shall also be eligible to receive the perquisites available to other executives at his level within Norwest and its affiliates. Employee shall also be eligible for four (4) weeks paid vacation each calendar year.

5. SEVERANCE PAY. Employee's participation in the Norwest Corporation Severance Pay Plan shall be modified such that, at the end of the Term of this Agreement or the termination of Employee from any employment with Bancorp, Bank or Norwest, whichever occurs later, Employee shall, upon execution of an ICA Severance Agreement, including a Release of Claims, receive a lump sum severance pay benefit in the amount ot Eighty Five Thousand Dollars ($85,000.00).

6.      STOCK OPTION.   Management of Norwest will request that the Human
Resources Committee of the Board of Directors of Norwest Corporation, at the Committee's first meeting after the Effective Date, grant stock options for 1,500 shares of Norwest stock to the Employee, at an exercise price equal to the fair market value as of the date of grant, 100% of which will become first exercisable on the first anniversary of the date such options are granted, provided that Employee is still an Employee of Norwest (or an affiliate of Norwest) on the vesting date.

7. TERMINATION. This Employment Agreement shall terminate on the earlier of:

        (a) The last day of the month concluding the eighteen (18) month period immediately following the Effective Date.

        (b)     Prior to the end of the Term set forth above, upon:

                i.      the Employee's death;

                ii. receipt of notice of termination by Employee from Bank arising from the commission of a fraudulent or dishonest act by Employee or upon the Employee's violation of Bancorp, Bank or Norwest policy; or

                iii. the Employee voluntarily resigns his employment with the Bank.

8.      RELEASE OF CLAIMS.  In consideration for this Employment
Agreement, Employee agrees that he will execute the Release of Claims, attached hereto as Exhibit A, on the Effective Date of this Agreement.

9. DEATH OR TERMINATION OF EMPLOYEE. In the event of the death or termination of the Employee, all amounts earned by Employee prior to his death or termination shall be payable to the Employee or his estate as circumstances dictate.

10. CONFIDENTIALITY. The parties hereto agree to keep the terms of this Agreement confidential. Norwest, Bank or Bancorp shall disclose the terms herein only as necessary to perform their duties hereunder or as required by law. Employee shall not disclose any terms herein except as required by law. In addition, Employee agrees that all information he receives or has access to in his position as Chairman of the Bank shall forever be treated by him as confidential and as proprietary property of Bancorp, Bank and Norwest, except for any such information which (i) shall have become public knowledge otherwise than by disclosure by Employee, (ii) Employee shall have received from a third party, who, by revealing same, is not in violation of any obligation to the Bank or Norwest to keep such information confidential, or (iii) Employee is required by law to disclose. Employee agrees that at no time during or following the Term of this Agreement, will he disclose any such information outside of Bancorp, Bank or Norwest, except in the performance of his assigned duties on behalf of the Bancorp, Bank and Norwest, or under the circumstances described in the preceding sentence.

11. SPLIT-DOLLAR LIFE INSURANCE. Effective upon the closing of the Acquisition, Employee shall be offered the opportunity to purchase from the Bank the split-dollar life insurance policy then in effect covering Employee's life at a cash price equal to the cash value of the policy on the date of purchase. Neither Bancorp, Bank or Norwest shall make any further payments on said policy following the closing of the Acquisition.

12. INDEMNIFICATION. As an officer of the Bank, if in the course of performing his assigned job duties Employee is named as an individual defendant in any litigation, he shall be entitled to indemnification by the Bank as set forth in its Articles of Association or Bylaws. Within 60 days after the closing of the Acquisition, the Bank shall amend its Articles of Association to include the indemnification provisions attached hereto as Exhibit B.

13. WAIVER. No waiver of any term, condition or provision shall be effective for any purpose whatsoever unless such waiver is in writing and signed by the appropriate party.

14. GOVERNING LAW AND ENFORCEABILITY. This agreement shall be governed by and construed in accordance with the laws of the State of Texas. In the event that a court of competent jurisdiction shall determine that any provision set forth herein is void, invalid, or unenforceable, such void, invalid, or unenforceable provision shall be deemed to be severable from and shall be severed from this Agreement, and this Agreement shall be construed and enforced as if such severed provision had never been a part hereof.

15. AMENDMENT AND ASSIGNMENT. The parties may not modify or amend this Employment Agreement unless said amendment is in writing and is signed by all parties. This Agreement is personal in nature as to the Employee and may not be assigned by him. The terms of this Agreement shall inure to the benefit of the Bank, Bancorp, Norwest and their successors and assigns.

16. MERGER. This Agreement includes the entire agreement between the Employee, Bancorp, Bank and Norwest regarding the subject matter hereof and supersedes any and all verbal or written agreements between Employee and Bancorp, Bank or Norwest.

       IN WITNESS WHEREOF, the undersigned have set their hands as of the date first written above.

                                         UNION TEXAS BANCORPORATION, INC.

                                         By:
                                            ----------------------------
                                            Its
                                               -------------------------

                                         NORWEST CORPORATION

                                         By:
                                            ----------------------------
                                            Its
                                               -------------------------

                                         UNION NATIONAL BANK OF TEXAS

                                         By:
                                            ----------------------------
                                            Its
                                               -------------------------



                                         --------------------------------
                                         John H. Keck

                          UNION TEXAS BANCORPORATION
                                1100 MATAMOROS
                           LAREDO, TEXAS 78042-0699


                               January 10, 1996


BY TELEFAX - (612) 667-4399

Norwest Corporation
Sixth and Marquette
Minneapolis, Minnesota 55479-1026

Attention: Secretary

       Re: Agreement and Plan of Reorganization as of December 4, 1995 between
           Union Texas Bancorporation, Inc. and Norwest Corporation


Gentlemen:

       Pursuant to Section 17 of the above Agreement (the "Agreement") the purpose of this letter is to amend the Agreement for the purposes set forth herein. Capitalized terms used in this letter shall have the same meanings as those used in the Agreement.

       1. Number of Outstanding Shares of Common Stock. Section 2(c) of the Agreement is hereby amended to reflect the fact that the correct numbers of outstanding shares and treasury shares of Union Common Stock as of the close of business on October 31, 1995, are 1,083,203 shares and 23,115 shares, respectively.

       2. Sale of Additional Shares of Union Common Stock. In order for Union to have sufficient funds to make the final interest payment on its floating rate mandatorily convertible subordinated debentures, which is due on January 10, 1996, Union proposes to sell 7,200 newly issued shares of Union Common Stock to John H. Keck for a purchase price of $8.41 per share, which will result in 1,090,403 shares of Union Common Stock being outstanding and 23,115 shares of Union Common Stock being held by Union as treasury shares. In order for this sale to be completed, (i) the second sentence of Section 2(c) of the Agreement is hereby amended to change the number "1,087,870" to "1,090,403", as the maximum number of shares of Union Common Stock that would be outstanding as of the Effective Date of the Merger and (ii) Section 7(i) of the Agreement is also hereby amended to change the number "1,087,870" to "1,090,403".

       3. Amendment of Total Purchase Price. The definition of "Adjusted Norwest Shares", set forth in the second sentence of Section 1(a) of the Agreement is hereby amended (i) to change the number "$14,000,000 (Fourteen Million Dollars)" to "$14,060,552.00 (Fourteen Million Sixty Thousand Five Hundred Fifty-Two Dollars)" and (ii) to change the number "$10,000,000" to "$10,060,552.00".

       4. Waiver of Covenant. Consistent with the amendment set forth in paragraph 2 above, Norwest hereby waives the restriction on the sale by Union of shares of its capital stock, set forth in Section 4(b) of the Agreement, for the sole purpose of allowing the above sale fo 7,200 shares of Union Common Stock to John H. Keck.

       Please signify your agreement with the above amendments and waiver with respect to the Agreement by executing both copies of this letter in the space provided below and returning one executed copy to the undersigned.

                                         Very truly yours,

                                         UNION TEXAS BANCORPORATION, INC.




                                         By     /s/ S. BRADFORD SLEDGE
                                           -------------------------------
                                             S. Bradford Sledge
                                             Vice President


Agreed to this 12
day of January, 1996

NORWEST CORPORATION

By:  /s/ KIRK SIMPSON
   ----------------------
Name: Kirk Simpson
     --------------------
Title: Vice President
      -------------------

                                   APPENDIX B

                                   OPINION OF
                             ALEX SHESHUNOFF & CO.

                                            [DATE OF PROXY STATEMENT-PROSPECTUS]





Board of Directors
Union Texas Bancorporation, Inc.
1100 Matamoros
Laredo, Texas 78040



Members of the Board:

You have requested our opinion, as an independent financial analyst to the shareholders of Union Texas Bancorporation, Inc., Laredo, Texas, ("Union"), as to the fairness, from a financial point of view to the common and preferred shareholders of Union, of the terms of the proposed merger of Union with and into Norwest Corporation, Minneapolis, Minnesota, ("Norwest").

Pursuant to the terms of the Agreement and Plan of Reorganization, as amended by letter on January 10, 1996 (the "Merger Agreement"), each share of Union Common Stock will be converted into shares of Norwest Common Stock equal in number to the quotient (the "Common Share Quotient") obtained by dividing the Adjusted Norwest Shares by the sum of (i) the total number of shares of Union Preferred Stock outstanding immediately prior to the Effective Time multiplied by 1.34 and (ii) the total number shares of Union Common Stock outstanding immediately prior to the Effective Time. Adjusted Norwest Shares means the number obtained by dividing (i) $14,060,552 minus the amount in dollars by which the Consolidated Tangible Equity of Union (as defined in the Merger Agreement) immediately prior to the Effective Time is less than $10,060,552 (the "Gross Amount") by (ii) the Norwest Measurement Price; provided, however, that, if the Norwest Measurement Price is less than $29.625, then the Adjusted Norwest Shares will mean the number obtained by dividing the Gross Amount by $29.625 and, if the Norwest Measurement Price is greater than $35.625, then the Adjusted Norwest Shares will mean the number obtained by dividing the Gross Amount by $35.625. Norwest Measurement Price means the average of the closing prices per share of Norwest Common Stock as reported on the NYSE Composite Tape during the period of 20 consecutive trading days ending on the day immediately preceding the Special Meeting. Each share of Union Preferred Stock will be converted into shares of Norwest Common Stock equal in number to the Common Share Quotient multiplied by 1.34 (the "Preferred Share Quotient").

As part of its banking analysis business, Alex Sheshunoff & Co. Investment Banking is continually engaged in the valuation of bank, bank holding company and thrift securities in connection with mergers and acquisitions nationwide. Prior to being retained for this assignment, Alex Sheshunoff & Co. Investment Banking has provided professional services and products to Union and Norwest. The revenues derived from such services and products are insignificant when compared to the firm's total gross revenues.

In connection with this assignment, we reviewed (i) the Merger Agreement between Union and Norwest; (ii) the most recent internal Directors' Audit Committee Meeting Report of Union; (iii) the December 31, 1995, December 31, 1994 and December 31, 1993 audited balance sheet and income statement for Union, the January 17, 1996 Norwest News Release and the December 31, 1994 and December 31, 1993 audited balance sheet and income statement for Norwest; (iv) the Rate Sensitivity Analysis report for Union; (v) Union's most recent listing of marketable securities showing rate, maturity and market value as compared to book value; (vi) Union's internal loan classification list; (vii) the 1995 budget of Union; (viii) a listing of unfunded letters of credit and any other off-balance sheet risks for Union; (ix) the Minutes of the Board of Directors meetings of Union; (x) the most recent Union Board report; (xi) the listing and description of significant real properties for Union; (xii) material leases on real and personal property for Union; (xiii) Union's senior management employment contracts; (xiv) the directors and officers liability and blanket bond insurance policies for Union; (xv) preliminary drafts of the S-4; (xvi) terms of Union's preferred stock; and (xvii) market conditions and current trading levels of outstanding equity securities of both organizations.

We have also had discussions with the management of Union and Norwest regarding their respective financial results and have analyzed the most current financial data available on Union and Norwest. We also considered such other information, financial studies, analyses and investigations, and economic and market criteria which we deemed relevant. We have met with the management of Union to discuss the foregoing information with them.

We have considered certain financial data of Union and Norwest, and have compared that data with similar data for other banks and bank holding companies which have recently merged or been acquired; furthermore, we have considered the financial terms of these business combinations involving said banks and bank holding companies.

We have not independently verified any of the information reviewed by us and have relied on its being complete and accurate in all material respects. In addition, we have not made an independent evaluation of the assets of Union or Norwest. Additionally, we have relied upon the preferred stock conversion ratio as calculated by Padgett, Stratemann & Co., L.L.P.

In reaching our opinion we took into consideration the financial benefits of the proposed transaction to all Union common and preferred shareholders. Based on all factors that we deem relevant and assuming the accuracy and completeness of the information and data provided to us by Union and Norwest, it is our opinion as of February 9, 1996, that the proposed transaction is fair and equitable to all Union common and preferred shareholders from a financial point of view.

Our opinion does not constitute an endorsement of the merger or a recommendation to any stockholder of Union as to how such stockholder should vote.

We hereby consent to the reference to our firm in the proxy statement or prospectus related to the merger transaction and to the inclusion of our opinion as an exhibit to the proxy statement or prospectus related to the merger transaction.

                                           Respectfully submitted,



                                           ALEX SHESHUNOFF & CO.
                                             INVESTMENT BANKING

                                   APPENDIX C

                                 TEXAS BUSINESS
                                CORPORATION ACT

                          ARTICLES 5.11, 5.12 AND 5.13

ART. 5.11 RIGHTS OF DISSENTING SHAREHOLDERS IN THE EVENT OF CERTAIN CORPORATE ACTIONS

        A. Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

        (1) Any plan of merger to which the corporation is a party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

        (2) Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without good will, of a corporation requiring the special authorization of the shareholders as provided by this Act;

        (3) Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

        B. Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if (1) the shares held by the shareholder are part of a class shares of which are listed on a national securities exchange, or are held of record by not less than 2,000 holders, on the record date fixed to determine the shareholders entitled to vote on the plan of merger or the plan of exchange, and (2) the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for his shares any consideration other than (a) shares of a corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series of shares of which are (i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange, or (ii) held of record by not less than 2,000 holders, and (b) cash in lieu of fractional shares otherwise entitled to be received.

Act 1995, 54th Leg., p.239, ch. 64, eff. Sept. 6, 1955. Amended by Acts 1957,
55th Leg., p. 111, ch. 54 Section 10; Acts 1973, 63rd Leg., p. 1508, ch. 545,
Section 36, eff. Aug. 27, 1972; Acts 1989, 71st Leg, ch. 301, Section 34, eff. Aug 28, 1989; Acts 1991, 72nd Leg., ch. 901, Section 32, Aug. 26, 1991.

ART. 5.12 PROCEDURE FOR DISSENT BY SHAREHOLDERS AS TO SAID CORPORATE ACCOUNTS

        A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

        (1)(a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten
(10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholders. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

        (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number of class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

        (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty
(60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

        (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

        B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, making for a finding and determination of the fair market value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten
(10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the address therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgement of the court.

        C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civile Procedure or by the order of their appointment.

        D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholders elected to dissent was effected to the date of such judgement, to the shareholder entitled to payment. The judgment shall be payable to the holders of uncertified shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines.

        E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger, and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

        F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

        G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

Acts 1955, 54th Leg., p.239, ch. 64, eff. Sept. 6, 1966. Amended by Acts 1967, 60th Leg., p. 1721, ch. 657, Section 12, eff. June 17, 1967; Acts 1968, 68th
Leg., p. 3570, ch. 442, Section 9, eff. Sept. 1, 1983; Acts 1967, 70th Leg.,
ch. 98, Section 27, eff. Aug. 31, 1987; Acts 1989, 71st Leg., ch. 801, Section 35, eff. Aug. 28, 1989; Acts 1983, 73rd Leg., ch. 215, Section 2.16, eff.
Sept. 1, 1983.

ART. 5.13. PROVISIONS AFFECTING REMEDIES OF DISSENTING SHAREHOLDERS

        A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder exempt the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

        B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Article
5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original demand for payment of the fair value thereof.

        C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under
Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article 5.12 or 5.16 the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

Acts 1966, 54th Leg., p. 239, ch. 64, eff. Sept. 6, 1955. Amended by Acts 1967, 60th Leg. p.1723, ch. 657, Section 13, eff. June 17, 1967; Acts 1963, 68th Leg.
p. 2573, ch. 442, Section 10, eff. Sept. 1, 1968; Acts 1993, 73rd Leg., ch.
215, Section 2.17, eff. Sept. 1, 1996.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers of a Delaware corporation under certain circumstances against expenses, judgments, and the like in connection with an action, suit, or proceeding. Article Fourteenth of Norwest's Restated Certificate of Incorporation provides for broad indemnification of directors and officers.

ITEM 21.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibits:    Parenthetical references to exhibits in the description of Exhibits 3.1, 3.1.1, 3.1.2, 3.1.3, 3.14, 3.2, 4.1 and 4.2
---------    below are incorporated by reference from such exhibits to the indicated reports of Norwest filed with the Securities and Exchange Commission under File No. 1-2979.

    2.1   -- Agreement and Plan of Reorganization dated December 4, 1995, as amended by letter agreement dated January 10, 1996, between Union Texas Bancorporation, Inc. and Norwest Corporation (included in Proxy Statement-Prospectus as Appendix
             A).

    3.1   -- Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(b) to Norwest's Current
             Report on Form 8-K dated June 28, 1993 and Exhibit 3 to Norwest's Current Report on Form 8-K dated July 3, 1995).

    3.1.1 -- Certificate of Designations of Powers, Preferences, and Rights of Norwest ESOP Cumulative Convertible Preferred Stock
             (incorporated by reference to Exhibit 4 to Norwest's Quarterly Report on Form 10-Q for the quarter ended March 31,
             1994).

    3.1.2 -- Certificate of Designations of Powers, Preferences, and Rights of Norwest Cumulative Tracking Preferred Stock
             (incorporated by reference to Exhibit 3 to Norwest's Current Report on Form 8-K dated January 9, 1995).

    3.1.3 -- Certificate of Designations of Powers, Preferences, and Rights of Norwest 1995 ESOP Cumulative Convertible Preferred
             Stock (incorporated by reference to Exhibit 4 to Norwest's Quarterly Report on Form 10-Q for the quarter ended March
             31, 1995).

    3.1.4 -- Certificate eliminating the Certificate of Designations with respect to the Cumulative Convertible Preferred Stock,
             Series B (incorporated by reference to Exhibit 3(a) to Norwest's Current Report on Form 8-K dated November 1, 1995).

    3.2   -- By-Laws, as amended (incorporated by reference to Exhibit 4(c) to Norwest's Quarterly Report on Form 10-Q for the
             quarter ended March 31, 1991).

    4     -- Rights Agreement, dated as of November 22, 1988, between Norwest Corporation and Citibank, N.A. (incorporated by reference to Exhibit 1 to Norwest's Form 8-A dated December 6, 1988).

    4.1 --   Certificate of Adjustment, dated July 21, 1989, to Rights Agreement (incorporated by reference to Exhibit 3 to
             Norwest's Form 8 dated July 21, 1989).

    4.2 --   Certificate of Adjustment, dated June 28, 1993, to Rights Agreement (incorporated by reference to Exhibit 4 to
             Norwest's Form 8- A/A dated June 29, 1993).

    5   --   Opinion of Stanley S. Stroup, counsel to Norwest.

    8   --   Form of Opinion of Vinson & Elkins L.L.P.

   23.1 --   Consent of Stanley S. Stroup (included as part of Exhibit 5 filed herewith).

   23.2 --   Consent of Vinson & Elkins L.L.P.

   23.3 --   Consent of KPMG Peat Marwick LLP.

   23.4 --   Consent of Padgett, Strateman & Co., L.L.P.

   23.5 --   Consent of Deloitte & Touche LLP

   24   --   Powers of Attorney.

   99   --   Form of proxy for Special Meeting of Shareholders of Union Texas Bancorporation, Inc.

ITEM 22.     UNDERTAKINGS

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a posteffective amendment to this registration statement
              (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (d) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (g) The undersigned registrant hereby undertakes to supply by means of a posteffective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on February __, 1996.

                                   NORWEST CORPORATION

                                   By: /s/ Richard M. Kovacevich
                                       ----------------------------------------
                                           Richard M. Kovacevich
                                           President and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed on February 16, 1996 by the following persons in the capacities indicated:

/s/ Richard M. Kovacevich                                     President and Chief Executive Officer
-----------------------------------                           (Principal Executive Officer)
    Richard M. Kovacevich

/s/ John T. Thornton                                          Executive Vice President and Chief
-----------------------------------                             Financial Officer
    John T. Thornton                                          (Principal Financial Officer)


/s/ Michael A. Graf                                           Senior Vice President and Controller
-----------------------------------                           (Principal Accounting Officer)
    Michael A. Graf



DAVID A. CHRISTENSEN               )
GERALD J. FORD                     )
PIERSON M. GRIEVE                  )
CHARLES M. HARPER                  )
WILLIAM A. HODDER                  )
LLOYD P. JOHNSON                   )                          A majority of the
REATHA CLARK KING                  )                          Board of Directors*
RICHARD M. KOVACEVICH              )
RICHARD S. LEVITT                  )
RICHARD D. McCORMICK               )
CYNTHIA H. MILLIGAN                )
IAN M. ROLLAND                     )
STEPHEN E. WATSON                  )
MICHAEL W. WRIGHT                  )

-------------------

*Richard M. Kovacevich, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by such persons.

                                       /s/ Richard M. Kovacevich
                                       ----------------------------------------
                                           Richard M. Kovacevich
                                           Attorney-in-Fact

                               INDEX TO EXHIBITS


Exhibit                                                                                                  Form of
Number                                  Description*                                                     Filing
------                                  ------------                                                    ----------


   2.1      Agreement and Plan of Reorganization dated December 4, 1995, as amended by letter agreement dated January 10, 1996, between Union Texas Bancorporation, Inc. and Norwest
            Corporation (included in Proxy Statement-Prospectus as Appendix A).

   3.1      Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit
            3(b) to Norwest's Current Report on Form 8-K dated June 28, 1993 and Exhibit 3 to
            Norwest's Current Report on Form 8-K dated July 3, 1995).

   3.1.1    Certificate of Designations of Powers, Preferences, and Rights of Norwest ESOP Cumulative
            Convertible Preferred Stock (incorporated by reference to Exhibit 4 to Norwest's
            Quarterly Report on Form 10-Q for the quarter ended March 31, 1994).

   3.1.2    Certificate of Designations of Powers, Preferences, and Rights of Norwest Cumulative
            Tracking Preferred Stock (incorporated by reference to Exhibit 3 to Norwest's Current
            Report on Form 8-K dated January 9, 1995).

   3.1.3    Certificate of Designations of Powers, Preferences, and Rights of Norwest 1995 ESOP
            Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 4 to
            Norwest's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995).

   3.1.4    Certificate eliminating the Certificate of Designations with respect to the Cumulative
            Convertible Preferred Stock, Series B (incorporated by reference to Exhibit 3(a) to
            Norwest's Current Report on Form 8-K dated November 1, 1995).

   3.2      By-Laws, as amended (incorporated by reference to Exhibit 4(c) to Norwest's Quarterly
            Report on Form 10-Q for the quarter ended March 31, 1991).

   4        Rights Agreement, dated as of November 22, 1988, between Norwest Corporation and
            Citibank, N.A. (incorporated by reference to Exhibit 1 to Norwest's Form 8-A dated
            December 6, 1988).

   4.1      Certificate of Adjustment, dated July 21, 1989, to Rights Agreement (incorporated by reference to Exhibit 3 to Norwest's Form 8 dated July 21, 1989).

Exhibit                                                                                                 Form of
Number                              Description*                                                         Filing
------                              ------------                                                      ------------
   4.2       Certificate of Adjustment, dated June 28, 1993, to Rights
             Agreement (incorporated by reference to Exhibit 4 to Norwest's
             Form 8-A/A dated June 29, 1993).

   5         Opinion of Stanley S. Stroup, counsel to Norwest.                                          Electronic
                                                                                                        Transmission

   8         Form of Opinion of Vinson & Elkins L.L.P.                                                  Electronic
                                                                                                        Transmission

  23.1       Consent of Stanley S. Stroup (included as part of Exhibit 5 filed herewith).

  23.2       Consent of Vinson & Elkins L.L.P.                                                          Electronic
                                                                                                        Transmission

  23.3       Consent of KPMG Peat Marwick LLP.                                                          Electronic
                                                                                                        Transmission

  23.4       Consent of Padgett, Strateman & Co., L.L.P.                                                Electronic
                                                                                                        Transmission

  23.5       Consent of Deloitte & Touche LLP                                                           Electronic
                                                                                                        Transmission

  24         Powers of Attorney.                                                                         Electronic
                                                                                                         Transmission

  99         Form of proxy for Special Meeting of Shareholders of                                        Electronic
             Union Texas Bancorporation, Inc.                                                            Transmission


----------------

* Parenthetical references to exhibits in the description of Exhibits 3.1, 3.1.1, 3.1.2, 3.1.3, 3.1.4, 3.2, 4.1 and 4.2 are incorporated by reference from such exhibits to the indicated reports of Norwest filed with the SEC under File No. 1-2979.